UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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HERTZ GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

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Notice of
Annual Meeting
of Stockholders
and Proxy
Statement
May 15, 2013

Hertz Global Holdings, Inc.
225 Brae Boulevard
Park Ridge, NJ 07656

March 28, 2013

Dear Stockholder:

        You are cordially invited to attend our annual meeting of stockholders to be held at 10:30 a.m. (Park Ridge time) on Wednesday, May 15, 2013, at our Corporate Offices, 225 Brae Boulevard, Park Ridge, New Jersey 07656.

        We will be using the "Notice and Access" method of providing proxy materials to you via the Internet at www.hertz.com/stockholdermeeting, instead of by mail. On April 3, 2013, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access our proxy statement and annual report to stockholders for 2012 and how to vote. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

        Your vote is important. Please vote as promptly as possible. Whether you plan to attend the annual meeting or not, you may vote by following the instructions set forth in the Notice. If you attend the annual meeting, you may vote in person.

        Registration and seating will begin at 10:00 a.m. (Park Ridge time). In order to be admitted to the annual meeting, a stockholder must present proof of stock ownership as of the close of business on the record date, March 25, 2013, which can be the Notice, a proxy card, or a brokerage statement reflecting stock ownership as of March 25, 2013. Stockholders will be asked to sign an admittance card and must also present a form of photo identification such as a driver's license. Cameras and recording devices will not be permitted at the annual meeting.

Sincerely,

Mark P. Frissora Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF HERTZ GLOBAL HOLDINGS, INC.

Time and Date:	10:30 a.m. (Park Ridge time), Wednesday, May 15, 2013
Place:	Hertz Corporate Offices, 225 Brae Boulevard, Park Ridge, New Jersey 07656
Proposals:	1.	Election of the three nominees identified in the accompanying proxy statement to serve as directors for three-year terms;
	2.	Approval, by a non-binding advisory vote, of the named executive officers' compensation;
	3.	Approval of the Amended and Restated Hertz Global Holdings, Inc. Employee Stock Purchase Plan;
	4.	Ratification of the selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for the year 2013; and
	5.	Transaction of any other business that may properly be brought before the annual meeting.

The Board of Directors of the Corporation recommends a vote FOR each of Proposals 1-4.

Who Can Vote:	Only holders of record of the Corporation's common shares at the close of business on March 25, 2013 will be entitled to vote at the meeting. You may vote with respect to the matters described in the proxy statement by following the instructions set forth in the Notice of Internet Availability of Proxy Materials (the "Notice").
Date of Mailing:	This proxy statement and accompanying materials were filed with the Securities and Exchange Commission on March 28, 2013, and we expect to first send the Notice to stockholders on April 3, 2013.

J. Jeffrey Zimmerman Executive Vice President, General Counsel and Secretary

Park Ridge, New Jersey
March 28, 2013

IMPORTANT INFORMATION ABOUT ANNUAL
MEETING AND PROXY PROCEDURES

        The Board of Directors of Hertz Global Holdings, Inc. is soliciting proxies to be used at the annual meeting of stockholders to be held on Wednesday, May 15, 2013, beginning at 10:30 a.m. (Park Ridge time) at our Corporate Offices, 225 Brae Boulevard, Park Ridge, New Jersey 07656. This proxy statement and accompanying materials were filed with the Securities and Exchange Commission (the "SEC") on March 28, 2013, and we expect to first send the Notice of Internet Availability of Proxy Materials (the "Notice") to stockholders on April 3, 2013.

        Unless the context otherwise requires, in this proxy statement (i) the "Corporation" means Hertz Global Holdings, Inc., our top level holding company, (ii) "Hertz" means The Hertz Corporation, our primary operating company and a direct wholly-owned subsidiary of Hertz Investors, Inc., which is wholly owned by the Corporation, (iii) "we," "us" and "our" mean the Corporation and its consolidated subsidiaries, (iv) "our Board" or "the Board" means the Board of Directors of the Corporation and (v) "our common stock" means the common stock of the Corporation.

Purpose of the Annual Meeting

        At the annual meeting, stockholders will act upon the matters set forth in the Notice, including:

  1.
  Election of the three nominees identified in this proxy statement to serve as directors for three-year terms;

  2.
  Approval, by a non-binding advisory vote, of the named executive officers' compensation;

  3.
  Approval of the Amended and Restated Hertz Global Holdings, Inc. Employee Stock Purchase Plan;

  4.
  Ratification of the selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for the year 2013; and

  5.
  Transaction of any other business that may properly be brought before the annual meeting.

        The Corporation's senior management will also present information about the Corporation's performance during 2012 and will answer questions from stockholders.

Stockholders Entitled to Vote at the Annual Meeting

        Our Board has established the record date for the annual meeting as March 25, 2013. Only holders of record of the Corporation's common stock at the close of business on the record date are entitled to receive the Notice and to vote at the annual meeting. On March 25, 2013, the Corporation had 399,584,017 shares of common stock outstanding.

Voting Procedures; Quorum

        If you are a stockholder of record, you may submit a proxy in two ways. First, you may follow the instructions on your Notice to vote by Internet or by telephone. Second, if you requested printed proxy materials, you may complete, sign, date and return the proxy card in the envelope enclosed with your printed proxy materials, which requires no postage stamp if mailed in the United States, so that it is received prior to our annual meeting. Finally, while we encourage voting in advance by proxy, stockholders of record also have the option of voting their shares in person at our annual meeting.

        The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the annual meeting is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee, such as a broker holding shares in "street name" for a beneficial owner, does not vote on a particular proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner.

        Each share of common stock is entitled to one vote and stockholders do not have the right to cumulate their votes for the election of directors or any other matter.

        Directors are elected by the affirmative vote of a majority of the shares of common stock present and validly cast in the election in person or by proxy. Under applicable Delaware law, abstentions will have no effect in determining the outcome of this vote. Broker non-votes will also have no effect in determining the outcome of this vote.

        Approval of the non-binding, advisory vote of the named executive officers' compensation, approval of the Amended and Restated Hertz Global Holdings, Inc. Employee Stock Purchase Plan, and ratification of the selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for the year 2013, each require an affirmative vote of a majority of the shares of common stock present at the meeting. Under applicable Delaware law, abstentions are counted as shares present and entitled to vote at the meeting and therefore will have the same effect as a vote "against" these proposals. Broker non-votes will have no effect in determining the outcome of the vote for each of these proposals.

        If you are a holder of shares held in street name, and you would like to instruct your broker how to vote your shares, you should follow the directions provided by your broker. Please note that because the New York Stock Exchange ("NYSE") rules currently regard matters such as the ratification of independent public accounting firms as "routine," your broker is permitted to vote on the proposal to ratify the appointment of our independent public accounting firm even if it does not receive instructions from you. However, under NYSE rules, your broker does not have discretion to vote on the proposals to elect directors, approve the non-binding, advisory vote of the named executive officers' compensation or approve the Amended and Restated Hertz Global Holdings, Inc. Employee Stock Purchase Plan if it does not receive instructions from you.

        Unless a stockholder gives instructions to the contrary, proxies will be voted in accordance with the Board's recommendations.

Notice of Internet Availability of Proxy Materials

        We are permitted to furnish proxy materials, including this proxy statement and our annual report to stockholders for 2012 (the "2012 Annual Report"), to our stockholders by providing access to such documents on the Internet at www.hertz.com/stockholdermeeting instead of mailing printed copies. Our stockholders will not receive printed copies of the proxy materials unless they are requested. Instead, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. It will also instruct you as to how you may submit your proxy on the Internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you receive more than one Notice, it generally means that some of your shares are registered differently or are in more than one account. Please provide voting instructions for each Notice you receive.

Revocation of Proxies

        Even if you voted by telephone or on the Internet, or if you requested paper proxy materials and signed the proxy card in the form accompanying the proxy statement, you may revoke your proxy before it is voted at the annual meeting by delivering a signed revocation letter to J. Jeffrey Zimmerman, Executive Vice President, General Counsel and Secretary. You may also revoke your proxy by submitting a new proxy, dated later than your first proxy, or by a later-dated vote by telephone or on the Internet. If you are attending in person and have previously mailed your proxy card, you may revoke your proxy and vote in person at the annual meeting. Your attendance at the annual meeting will not by itself revoke your proxy. If you are a holder of shares held in street name by your broker and you have previously directed your broker to vote your shares, you should instruct your broker to change or revoke your vote if you wish to do so. If you are a holder of shares held in street name by your broker and wish to cast your vote in person at the annual meeting, you should obtain a proxy to vote your shares from your broker.

Solicitation of Proxies

        Proxies may be solicited on behalf of our Board by mail or telephone, on the Internet or in person, and Hertz will pay the solicitation costs on behalf of the Corporation. The Notice will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and Hertz will reimburse those record holders for their reasonable expenses on behalf of the Corporation. Georgeson Inc. has been retained by Hertz to facilitate the distribution of proxy materials at a fee of approximately $2,000 plus distribution costs and other costs and expenses.

Additional Information

        The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 is filed with the SEC and may also be obtained via a link posted on the "Investor Relations" portion of our website, www.hertz.com. Copies of the Form 10-K for the fiscal year ended December 31, 2012, or any exhibits thereto, will be sent within a reasonable time without charge upon written request to Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656, Attention: Corporate Secretary.

CORPORATE GOVERNANCE AND GENERAL INFORMATION
CONCERNING THE BOARD AND ITS COMMITTEES

Corporate Governance

        Our business and affairs are managed under the direction of our Board. The structure of our Board is described above under "Proposal 1: Election of Directors—Board Structure." Our Board has three standing committees—the Audit Committee, the Compensation, Nominating and Governance Committee (the "CN&G Committee") and the Executive Committee. The structure and duties of our committees are described below under "—Board Committees."

Codes and Standards

        Our Board has adopted written Standards of Business Conduct (the "Standards of Business Conduct") applicable to all Hertz employees, officers and directors worldwide, as well as a written Directors' Code of Business Conduct and Ethics (the "Directors' Code of Conduct") applicable to our Board. Copies of the Standards of Business Conduct and Directors' Code of Conduct are available without charge on the "Investor Relations—Corporate Governance—Overview" portion of our website, www.hertz.com.

Risk Oversight

        Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of the full Board in setting our business strategy is a key part of its assessment of management's risk threshold and also a determination of what constitutes an appropriate level of risk for the Corporation. The full Board participates in an annual enterprise risk management assessment, which is led by the Corporation's Internal Audit Department, during which the full Board assesses enterprise risk management with the input of the report of the CN&G Committee and advisors and members of management that the Board deems appropriate. To further assist the Board in carrying out its responsibilities, we have appointed Don Serup, our Internal Auditor, as our Chief Risk Officer and J. Jeffrey Zimmerman, our General Counsel, as our Chief Compliance Officer, who oversee risks related to our audit and legal functions, respectively, and will provide information to management, the Board and our committees, as necessary. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment and risk management report from the Corporation's Internal Audit Department. The Audit Committee also reviews with management on an annual basis our guidelines and policies and the commitment of internal audit resources, in each case as they relate to risk management. In addition, in setting compensation, the CN&G Committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Corporation's business strategy and sound corporate governance. As described below, the CN&G Committee annually reviews our compensation policies and practices from a risk perspective and reports its findings to the full Board.

Risk Considerations in our Compensation Program

        In 2012, our CN&G Committee conducted an annual review of the risk profile of the Corporation's compensation policies and practices. In connection with this review, the CN&G Committee engaged its independent consultant, Semler Brossy Consulting Group, LLC ("Semler Brossy"), to assist it in analyzing the Corporation's compensation policies and practices and associated compensation risks. Semler Brossy, with the assistance of management, prepared an assessment of the risk profile of the

Corporation's executive compensation policies and practices for executive officers. Upon completion of its review of these assessments, the CN&G Committee presented the results to the Board in connection with the Board's annual enterprise risk assessment. In addition, the Corporation's management reviewed the compensation plans and practices of the Corporation in 2012 for all employees and presented the findings to the CN&G Committee. Based in part on such reports, the CN&G Committee determined that, for all employees, the Corporation's enterprise-wide compensation policies and practices, in conjunction with the Corporation's existing processes and controls, do not encourage employees to take unreasonable risks, and any risks involved in compensation are not reasonably likely to have a material adverse effect on the Corporation, particularly in light of the following factors:

  •
  Our use of different types of compensation programs, such as equity- and cash-based plans, that provide a balance of long- and short-term incentives;

  •
  Our claw-back policies, which allow us in certain circumstances in the event of a financial restatement, to seek the recovery of annual incentive awards, long-term incentive awards, equity-based awards and other performance-based compensation awarded to any executive officer;

  •
  Our use of a variety of financial and strategic performance objectives that helps ensure that the Corporation's overall business strategy is properly promoted;

  •
  Our structuring of our compensation programs to include features such as caps on payments, exclusion of certain extraordinary items and institutional approval of amounts paid; and

  •
  Our Corporation's various policies and procedures and Internal Audit Department, all of which provide checks and balances that help us monitor risk and identify when an individual is taking excessive or inappropriate risks.

Stockholder Communications with the Board

        Stockholders and other interested parties who wish to contact our directors may send written correspondence to: Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656, Attention: Corporate Secretary.

        Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the office of the Corporate Secretary and then distributed either in summary form or by delivering a copy of the communication to the director, or group of directors, to whom they are addressed. With respect to other correspondence received by the Corporation that is addressed to one or more directors, the Board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and services complaints, product and services inquiries, résumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

Stockholders' Agreement

        The Corporation is a party to an amended and restated stockholders' agreement (the "Stockholders' Agreement"), among it and investment funds associated with or designated by Clayton, Dubilier & Rice, LLC ("CD&R"), The Carlyle Group ("Carlyle") and Merrill Lynch & Co., Inc. ("Merrill Lynch") (collectively, the "Sponsors"). Based on current stock ownership of the Sponsors, the Stockholders' Agreement contains agreements that entitle investment funds associated with or designated by CD&R and Carlyle the ability to nominate directors to our Board, including two nominees designated by an investment fund associated with CD&R and one nominee designated by an investment fund associated with Carlyle (collectively, the "Sponsor Nominees"). The foregoing nomination rights are subject to adjustment in the case that the applicable investment fund sells more than a specified amount of its ownership interests in us.

        The Stockholders' Agreement also provides that our Chief Executive Officer shall be designated as a director, unless otherwise approved by a majority of the Sponsor Nominees. In addition, the Stockholders' Agreement provides that one of the nominees of an investment fund associated with CD&R shall serve as the Chair of the Executive Committee and, unless otherwise agreed to by CD&R, as Chairman of our Board or as Lead Director.

        The Corporation and each stockholder that is a party to the Stockholders' Agreement is required to take all necessary action to cause the nominees of the other Sponsors to be elected, which actions include recommending the nominees of the other Sponsors to our Board for inclusion in the slate of nominees recommended by the Board to stockholders for election. The Stockholders' Agreement also requires that a director designated by each of the Sponsors be a member of our Executive Committee.

Director Nominations

        The CN&G Committee will consider director nominees recommended by stockholders. To recommend a qualified person to serve on the Board, a stockholder should write to: Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656, Attention: Corporate Secretary. The written recommendation must be timely delivered to the Corporate Secretary in accordance with the Corporation's By-laws, which generally means the notice must be delivered not fewer than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. The written recommendation must contain any applicable information set forth in the Corporation's By-laws and the Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

        The Board has delegated certain responsibilities to the CN&G Committee, including recommending to the Board the criteria for Board membership and, as requested by the Board, recommending individuals for membership on the Board. The CN&G Committee will consider and evaluate persons recommended by stockholders in the same manner as it considers and evaluates other potential directors. However, as described above, the Stockholders' Agreement contains provisions that entitle investment funds associated with or designated by the Sponsors the right to nominate directors. See "—Stockholders' Agreement" for more information.

Corporate Governance Guidelines

        In order to assist the CN&G Committee with discharging its duties relating to director nominations, the Board has adopted Corporate Governance Guidelines, which contain standards to be followed by the CN&G Committee in determining qualifications for directors and set forth the minimum criteria for Board membership. The Corporate Governance Guidelines provide that the CN&G Committee, in making recommendations about board nominees to the Board, will:

  •
  Review candidates' qualifications for membership on the Board (including, when applicable, making a specific determination as to the independence of the candidates) based on the criteria approved by the Board and taking into account the enhanced independence, financial literacy and financial expertise standards that may be required under law or NYSE rules for committee membership purposes;

  •
  In evaluating current directors for re-nomination to the Board, assess the performance of such directors; and

  •
  Periodically review the composition of the Board in light of the current challenges and needs of the Board and the Corporation, and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

        In addition, the Corporate Governance Guidelines contain policies regarding director independence, the mandatory retirement age of directors, simultaneous service on other boards and substantial changes relating to a director's affiliation or position of principal employment. Among other things, the guidelines establish responsibilities for meeting preparation and participation, the evaluation of our financial performance and strategic planning.

        Copies of our Corporate Governance Guidelines are available without charge on the "Investor Relations—Corporate Governance—Overview" portion of our website, www.hertz.com.

Director Election Standards

        The Corporation maintains a "majority" voting standard for uncontested elections. For a nominee to be elected as a member of the Board, the nominee must receive more "for" than "against" votes to be elected. Only votes "for" or "against" affect the outcome. Abstentions and broker non-votes will have no effect for purposes of the election of directors. In accordance with the Corporation's By-laws and Corporate Governance Guidelines, each director has submitted, or upon his or her nomination shall submit, a contingent resignation in writing to the Chair of the CN&G Committee that will become effective only if the director fails to receive a sufficient number of votes for re-election and the Board accepts the resignation. In the event of a contested director election, a plurality standard will apply.

Chairman, Chief Executive Officer and Lead Director Positions

        As indicated in our Corporate Governance Guidelines, the Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairman and CEO in a manner that is in the best interests of our Corporation at any given point in time. The Board believes that the decision as to who should serve as Chairman and CEO, and whether the offices should be combined or separate, should be assessed periodically by the Board, and that the Board should not be constrained by a rigid policy mandating the structure of such positions. The Board believes that the most effective and efficient leadership structure for our Corporation at the present time is for Mr. Frissora to serve as both Chairman and CEO. The Board believes that Mr. Frissora possesses the requisite experience, skill set and judgment to guide both our Corporation and the Board and to address and manage the particular opportunities and challenges that face us. In addition, the Board considers the terms of Mr. Frissora's employment agreement that provide he will serve as a member of the Board and as Chairman of the Board.

        In order to help ensure strong corporate governance, our Corporate Governance Guidelines provide that the Board may select a non-management director to serve as a "Lead Director." Mr. Tamke, a non-management director nominated by CD&R, has served as Lead Director of the Corporation and Hertz since July 2006 at the request of the Board. The Lead Director, in consultation with the Chairman and CEO, has responsibility for determining the length and frequency of Board meetings and setting the agenda for such meetings. The Lead Director also sets the agenda for, and chairs, the Board's regularly-scheduled executive sessions in which management does not participate. In addition to the regularly-scheduled executive sessions, our directors held one executive session in 2012 where only our independent directors attended. The Chair of our Audit Committee presided to facilitate the discussion. The Corporate Governance Guidelines provide that directors will have direct access to our management and employees, as well as to our outside counsel and auditors. Among other things, the Lead Director coordinates meetings or other communications that a director wishes to initiate with management or employees. The Lead Director also confers with the CN&G Committee in setting our CEO's compensation by providing perspective and facilitating our CEO's self-assessment.

Policy on Diversity

        The Corporate Governance Guidelines and the CN&G Committee charter adopted by the Board specify that the CN&G Committee consider a number of factors, including diversity, when evaluating or conducting searches for directors. The CN&G Committee interprets diversity broadly to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, such as international and multicultural experience and understanding, as well as other differentiating characteristics, including race, ethnicity and gender.

Implementation and Assessment of Policies Regarding Director Attributes

        The CN&G Committee, when making recommendations to the Board regarding director nominations, assesses the overall performance of the Board, and when re-nominating incumbent Board members or nominating new Board members, evaluates the potential candidate's ability to make a positive contribution to the Board's overall function in light of the policies set forth in the Corporate Governance Guidelines, including the policy on diversity. The CN&G Committee also takes into account the nomination requirements contained in the Stockholders' Agreement. The CN&G Committee considers the actual performance of incumbent Board members over the previous year, as well as whether the Board has an appropriately diverse membership to support our role as one of the world's leading car and equipment rental companies. The particular experience, qualifications, attributes and skills of the potential candidate are assessed by the CN&G Committee in order to determine whether the potential candidate possesses the professional and personal experiences and expertise necessary to enhance the Board's ability to effectively govern our Corporation. After conducting the foregoing analysis and considering the requirements set forth in our Stockholders' Agreement, the CN&G Committee makes recommendations to the Board regarding director nominees. In its annual assessment of director nominees, the CN&G Committee does not take a formulaic approach, but rather considers each prospective nominee's diversity in perspectives, personal and professional experiences and background and ability to carry out the responsibility of exercising business judgment on behalf of our stockholders.

        In making director nominations in March of 2012, the CN&G Committee considered the overall diversity of the Board and believed that the appointment of Michael F. Koehler and Linda Fayne Levinson would improve the diversity of the Board. In making this determination, the CN&G Committee took into account the attributes discussed in "—Policy on Diversity" mentioned above, including the opinions, perspectives, personal and professional experiences and backgrounds of the nominees, in addition to international and multicultural experience and understanding, race, ethnicity and gender.

Board Independence

        Our Board has determined that Messrs. Beracha, Berquist, Durham, Koehler and Wolf and Ms. Levinson are "independent" as defined in the federal securities laws and applicable NYSE rules. The standards for determining director independence are specified in Annex A to our Corporate Governance Guidelines.

        In recommending to the Board of Directors that each of the independent directors be classified as independent, the CN&G Committee also considered whether there were any facts or circumstances that might impair the independence of each of those directors. In particular, the CN&G Committee considered that the Corporation in the ordinary course of business provides products and services to and purchases products and services from companies at which some of our directors serve. In each case: (i) the relevant products and services were provided on terms and conditions determined on an arms-length basis and consistent with those provided by or to similarly situated customers and suppliers; (ii) the relevant director did not initiate or negotiate the relevant transaction, each of which was in the ordinary course of business of both companies; and (iii) the aggregate amounts of such purchases and sales were less than 2% of the consolidated gross revenues of each of the Corporation and the other company in each of the years 2012, 2011 and 2010.

Board Meetings

        Our Board held 12 meetings in 2012. Each of our directors attended 75% or more of the total number of meetings of our Board held during the period in which he or she was a director and the total number of meetings held by all Board committees on which he or she served.

        We do not have a policy with regard to directors' attendance at our annual meeting of stockholders. All of our directors attended the 2012 annual meeting of stockholders.

Board Committees

        Our Board has three standing committees: the Audit Committee, the Compensation, Nominating and Governance Committee and the Executive Committee.

Audit Committee

        Our Audit Committee consists of Messrs. Berquist (Chair), Beracha, Durham, Koehler and Wolf. Our Board has designated each of the five members of our Audit Committee "audit committee financial experts" and each has been determined to be "financially literate" under NYSE rules. Our Audit Committee held 9 meetings in 2012.

        Our Audit Committee has a written charter. Under it, our Audit Committee assists our Board in fulfilling its oversight responsibilities by overseeing and monitoring our accounting, financial and external reporting policies and practices, the integrity of our financial statements, the independence, qualifications and performance of our independent registered public accounting firm, the performance of our internal audit function, the management information services and operational policies and practices that affect our internal controls, our compliance with legal and regulatory requirements and our Standards of Business Conduct, our guidelines and policies and the commitment of internal audit resources, in each case as they relate to risk management and the preparation of our Audit Committee's Report included in our proxy statements. In discharging its duties, our Audit Committee has the authority to retain independent legal, accounting and other advisors.

        The charter for our Audit Committee is available without charge on the "Investor Relations—Corporate Governance—Overview" portion of our website, www.hertz.com.

Compensation, Nominating and Governance Committee

        Our Compensation, Nominating and Governance Committee consists of Messrs. Beracha (Chair) and Berquist and Ms. Levinson. Our CN&G Committee held 5 meetings in 2012.

        Our CN&G Committee has a written charter. Under it, our CN&G Committee oversees our compensation and benefit policies generally, evaluates the performance (with the assistance of the Lead Director) of our CEO as related to all elements of compensation, as well as the performance of our senior executives, approves and recommends to our Board all compensation plans for our senior executives, approves the short-term compensation and grants to our senior executives under our incentive plans (both subject, in the case of our CEO, if so directed by the Board, to the final approval of a majority of independent directors of our Board), prepares reports on executive compensation required for inclusion in our proxy statements and reviews our management succession plan. The CN&G Committee is permitted to delegate its responsibilities to subcommittees as it deems appropriate and has the authority to retain compensation consultants or other advisors.

        In addition, our CN&G Committee assists our Board in determining the skills, qualities and eligibility of individuals recommended for membership on our Board, reviews the composition of our Board and its committees to determine whether it may be appropriate to add or remove individuals, reviews and evaluates directors for re-nomination and re-appointment to committees and reviews and assesses the adequacy of our Corporate Governance Guidelines, Standards of Business Conduct and Directors' Code of Conduct.

        The charter for our CN&G Committee is available without charge on the "Investor Relations—Corporate Governance—Overview" portion of our website, www.hertz.com.

Executive Committee

        Our Executive Committee consists of Messrs. Tamke (Chair), Bernasek, Berquist, Frissora and Morales. The Executive Committee did not formally meet during 2012, but acted by written consent 3 times during 2012.

        Our Executive Committee has a written charter. Under it, the Executive Committee may exercise the powers of the Board to act on any matters, subject to applicable law, NYSE rules or the organizational documents of the Corporation.

        The charter for our Executive Committee is available without charge on the "Investor Relations—Corporate Governance—Overview" portion of our website, www.hertz.com.

Board Compensation

        The Board believes that a significant portion of non-employee director compensation should align director interests with the interests of our stockholders. As a result, our Board has approved the Hertz Global Holdings, Inc. Directors Compensation Policy (the "Director Compensation Policy"), pursuant to which our non-employee directors were entitled to receive an annual retainer fee of $210,000 during 2012, $85,000 payable in cash and $125,000 payable in the form of restricted stock units under the Corporation's 2008 Omnibus Incentive Plan, having an equivalent fair market value to such dollar amount on the date of grant and which restricted stock units were eligible to vest on the business day immediately preceding the next annual meeting of stockholders. As set forth in more detail below in "2012 Non-Employee Director Compensation Table", in May 2012 we revised the timing of our director grants to provide that grants of restricted stock units are made annually following the annual stockholders' meeting, and will vest on the business day immediately preceding the next annual meeting of stockholders. Cash fees will be payable quarterly in arrears, although a director may elect, annually in advance, to receive, in lieu of cash fees, shares of our common stock having the same fair market value as such fees. If a director so chooses, compensation payable in the form of cash may instead be paid on a tax-deferred basis in phantom shares if the requirements regarding such deferral are met in accordance with applicable tax law, in which case the actual shares of our common stock will be paid to the director promptly following the date on which he or she ceases to serve as a director (or, if earlier, upon a change in control, as defined in the Director Stock Incentive Plan or the 2008 Omnibus Plan).

        The Corporation does not pay additional fees to directors for attending Board or committee meetings. For 2013, the amounts for director service were adjusted to reflect the additional responsibilities of directors. The Lead Director will be paid an additional annual cash fee of $100,000. The Chair of our Audit Committee will be paid an additional annual cash fee of $35,000 and each other member of our Audit Committee will be paid an additional annual cash fee of $17,500. The Chair of our CN&G Committee will be paid an additional annual cash fee of $35,000 and each other member of CN&G Committee will be paid an additional annual cash fee of $17,500.

        We also reimburse our directors for reasonable and necessary expenses they incur in performing their duties as directors, and our directors are entitled to free worldwide car rentals. In the case of a member of our Board who is also one of our employees, no additional compensation will be paid for serving as a director. Each of our directors who is employed by or affiliated with one of the Sponsors may assign all or any portion of the compensation the director would receive for his services as a director to that Sponsor or its affiliates.

        All equity compensation that we have granted to our non-employee directors since May 2008 has been pursuant to the terms of the 2008 Omnibus Plan. Prior to May 2008, all equity compensation for non-employee directors was paid pursuant to a Director Stock Incentive Plan, which was discontinued and replaced by the 2008 Omnibus Plan.

        In addition to free worldwide car rentals while serving as a director, any non-employee director who serves for at least five years on the Board will, after retirement from such service as a director, be eligible for Hertz #1 Club Platinum Card status and free worldwide car rentals up to a maximum of 90 days each year for fifteen years after his or her retirement.

        For services rendered during the year ended December 31, 2012, our non-employee directors received the following compensation:

2012 Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash(1)(2)	Stock Awards(3)(4)	Total
	($)	($)	($)
Barry Beracha	110,000	237,948	347,948
Brian Bernasek(5)	85,000	237,948	322,948
Carl Berquist(5)	120,000	237,948	357,948
Michael Durham	95,000	237,948	332,948
Michael Koehler	69,232	152,392	221,624
Linda Fayne Levinson	69,232	152,392	221,624
Angel Morales(6)	85,000	237,948	322,948
George Tamke(6)	85,000	237,948	322,948
David Wasserman(6)	90,000	237,948	327,948
Henry Wolf	95,000	237,948	332,948

(1)
All compensation is for services rendered as directors, including annual retainer fees and committee and chair fees; in certain cases, compensation has been assigned by directors employed by, or affiliated with, one of the Sponsors to an entity associated with the applicable Sponsor. As Chair of the CN&G Committee, Mr. Beracha received additional compensation of $15,000 during 2012. As Chair of the Audit Committee, Mr. Berquist received additional compensation of $25,000 during 2012. In addition, Ms. Levinson, who was appointed to the Board and CN&G Committee effective March 7, 2012, was paid a pro-rated amount of $69,232 for her Board and committee service during 2012. Mr. Koehler, who was appointed to the Board and Audit Committee effective March 7, 2012, was paid a pro-rated amount of $69,232 for his Board and committee service during 2012. Mr. Wasserman, who resigned from the CN&G Committee in March of 2012, was paid a pro-rated amount of $5,000 for his committee service in 2012. As members of the Audit Committee, Messrs. Beracha, Durham and Wolf received additional compensation of $10,000 each during 2012.

(2)
Under the terms of the Director Compensation Policy, certain directors elected in advance to receive fees that would otherwise be payable in cash in the form of shares of our Corporation. Certain directors also elected to defer receipt of the cash portion of the fee. Any fee that a director elected to defer was credited to the director's stock account and was deemed to be invested in a number of phantom shares equal to the number of shares of the Corporation's common stock that would otherwise have been delivered.

(3)
The value disclosed is the aggregate grant date fair value of 18,164 shares granted to Messrs. Beracha, Bernasek, Berquist, Durham, Morales, Tamke, Wasserman and Wolf and 11,633 shares granted to Mr. Koehler and Ms. Levinson computed pursuant to FASB ASC Topic 718 and based on a grant date of May 24, 2012. Assumptions used in the calculation of these amounts are included in the note entitled "Stock-Based Compensation" in the notes to the Corporation's consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2012.

(4)
In May 2012, we revised the Director Compensation Policy to provide that, rather than being payable in the form of common stock in arrears immediately following the annual stockholders' meeting, the equity portion of director compensation will be granted annually following the annual stockholders' meeting in the form of restricted stock units having an equivalent fair market value to such dollar amount on the date of grant and which restricted stock units shall vest on the business day immediately preceding the next annual meeting of stockholders. As a result, the above table reflects grants of common stock made in 2012 for service as a director during 2011 and grants of restricted stock units made in 2012 for service during 2012, which units will vest on the business day immediately preceding the 2013 annual meeting.

(5)
Elected to receives fees that would otherwise be payable in cash in the form of phantom shares.

(6)
Elected to receive fees that would otherwise be payable in cash in the form of shares of the Corporation's common stock.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

        The Corporation currently has eleven directors divided into three classes: three in Class I, four in Class II and four in Class III. The terms of office of the three Class I directors expire at the 2013 annual meeting of stockholders.

Class I Election

        The three nominees for election as Class I directors are listed below. If elected, the nominees for election as Class I directors will serve for a term of three years and until their successors are elected and qualify. If for any reason any nominee cannot or will not serve as a director, proxies may be voted for the election of a substitute nominee designated by our Board. The Class I Nominees are as follows:

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since
Barry H. Beracha (Class I)	Mr. Beracha has served as a director of the Corporation and Hertz since November 2006. He most recently served as Executive Vice President of Sara Lee Corp. ("Sara Lee") and Chief Executive Officer of the Sara Lee Bakery Group, which was created when Sara Lee acquired The Earthgrains Company in 2001. Mr. Beracha retired from Sara Lee in June 2003. He also served as Chairman and Chief Executive Officer of The Earthgrains Company, which was spun off from Anheuser-Busch Companies, Inc. ("Anheuser-Busch") in 1996. In 1967, Mr. Beracha joined Anheuser-Busch, and held various management positions of increasing responsibility within the company until the spin-off of The Earthgrains Company in 1996, prior to which he held the title of Vice President and Group Executive of Anheuser-Busch. From February 1, 2012, to January 29, 2013, Mr. Beracha was a member of the Board of Directors of Ralcorp Holdings, Inc., a NYSE-listed food manufacturer and distributor, where he served on the Compensation and Governance Committee. Mr. Beracha served on the Board of Directors of Pepsi Bottling Group from 1999 to 2010, where he served as the non-executive Chairman of the Board from March 2007 to October 2008 and he was a member of the Compensation Committee and of the Audit and Affiliated Transactions Committee, which he chaired prior to becoming the non-executive Chairman of the Board. Mr. Beracha retired from the Board of Directors of McCormick & Co., where he served as Chairman of the Compensation Committee, in March 2007. He served as Chairman of the Board of Trustees of Saint Louis University from December 2005 to May 2009. Mr. Beracha is 71 years old.	2006

	The Board has concluded that Mr. Beracha should continue to serve as a director because through his significant experience in the roles of Chairman and Chief Executive Officer of leading consumer industry companies and his service as non-executive Chairman of the Board of Pepsi Bottling Group, he brings to our Board extensive leadership, financial expertise, management and business development skills.

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since
Brian A. Bernasek (Class I)	Mr. Bernasek has served as a director of the Corporation and Hertz since December 2006. Mr. Bernasek is a Managing Director of The Carlyle Group, which he joined in 2000. Prior to that time, he held positions with Investcorp International, a private equity firm, and Morgan Stanley & Co., in its Investment Banking Division. Mr. Bernasek serves on the Board of Directors of Allison Transmission Inc., HD Supply and Neodyne Industries. Mr. Bernasek is 40 years old.	2006

	The Board has concluded that Mr. Bernasek should continue to serve as a director because in addition to his demonstrated leadership skills as a Managing Director of Carlyle and his extensive experience in investment banking and private equity, he brings to our Board a deep knowledge of complex financial and investment issues and valuable insights on the automotive industry as a result of his current and past service on automotive and transportation-related boards. Mr. Bernasek is a director nominee designated by Carlyle, one of our Sponsors, pursuant to the terms of the Stockholders' Agreement described under "—Stockholders' Agreement."
George W. Tamke (Class I)
	Mr. Tamke has served as Lead Director of the Corporation and Hertz since July 2006. Mr. Tamke served as the Chairman of the Board of Directors of the Corporation and Hertz from December 2005 until July 2006. Mr. Tamke is an operating analyst with Clayton, Dubilier & Rice, LLC. Prior to joining CD&R in 2000, he was an executive at Emerson Electric Co., a manufacturer of electrical and electronic equipment, serving as President and Chief Operating Officer from 1997 to 1999 and as Vice Chairman and Co-Chief Executive Officer from 1999 to February 2000. He has served as a director and Chairman of Culligan Ltd. since October 2004. Mr. Tamke was a director of Target Corporation from June 1999 to March 2010 and a director of Kinko's, Inc. from January 2001 to February 2004, its Chairman from August 2001 to February 2004, and its Interim President and Chief Executive Officer from January 2001 to August 2001. Mr. Tamke was a director and Chairman of ServiceMaster Global Holdings, Inc. from March 2007 to January 2010. Mr. Tamke is 65 years old.	2005

	The Board has concluded that Mr. Tamke should continue to serve as a director because of his demonstrated leadership skills as our Lead Director since 2006 and because he contributes to our Board the significant management, strategic and operational experience and good judgment that he gained in his roles of Co-Chief Executive Officer of Emerson Electric Co. and Chief Executive Officer of Kinko's, Inc. and as a director of public companies. In addition, his experience as a director of Target Corporation, Culligan Ltd. and ServiceMaster Global Holdings, Inc. gives Mr. Tamke a deep understanding of the role of the Board of Directors and positions him well to serve as Lead Director of the Corporation and Hertz. Mr. Tamke is a Sponsor Nominee designated by CD&R, one of our Sponsors, pursuant to the terms of the Stockholders' Agreement described under "—Stockholders' Agreement."
	The Board recommends a vote FOR all of the Class I nominees

Continuing Directors

        The eight directors whose terms will continue after the 2013 annual meeting and will expire at the 2014 annual meeting (Class II) or 2015 annual meeting (Class III) are listed below:

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since
Michael J. Durham (Class II)	Mr. Durham has served as a director of the Corporation and Hertz since November 2006. Mr. Durham served as Director, President and Chief Executive Officer of Sabre, Inc. ("Sabre"), then a NYSE-listed company providing information technology services to the travel industry, from October 1996, the date of Sabre's initial public offering, to October 1999. From March 1995 to July 1996, when Sabre was a subsidiary of AMR Corporation, he served as Sabre's President. Prior to joining Sabre, Mr. Durham spent 16 years with American Airlines, serving as the Senior Vice President and Treasurer of AMR Corporation and Senior Vice President of Finance and Chief Financial Officer of American Airlines from October 1989 until he assumed the position of President of Sabre in March 1995. Mr. Durham also serves as a member of the Board of Directors of Travora Media, Inc., a privately-held corporation. During the preceding five years, Mr. Durham has served on the Boards of Directors of Asbury Automotive Group, Inc. (where he served as the non-executive Chairman of the Board), Acxiom Corporation, NWA Corp. (the parent company of Northwest Airlines) and AGL Resources, Inc. Mr. Durham also served on the Board of Directors of Bombardier, Inc., a publicly-traded Canadian corporation. Mr. Durham is 62 years old.	2006

	The Board concluded that Mr. Durham should continue to serve as a director because of his extensive business experience, much of it gained serving in the travel and transportation industry. Mr. Durham's tenure both as Chief Executive Officer and Chief Financial Officer of large multinational public companies allows him to add strategic value to the Board. In particular, Mr. Durham is able to provide our Board with leadership skills and a breadth of knowledge about the challenges and issues facing companies in the travel sector. In addition, Mr. Durham's prior experience serving as the former non-executive Chairman of the Board of a company in the automotive industry enables Mr. Durham to provide us with insight into the challenges facing the automotive industry and his previous role with Acxiom Corporation provides us with important information-technology expertise. Mr. Durham's experience as a director, and frequently a member of the audit committee, on a number of different company boards also gives him a valuable perspective to share with the Corporation.
Mark P. Frissora (Class II)	Mr. Frissora has served as the Chairman of the Board of the Corporation and Hertz since January 1, 2007, and as Chief Executive Officer and a director of the Corporation and Hertz since July 2006. Prior to joining the Corporation and Hertz, Mr. Frissora served as Chief Executive Officer of Tenneco Inc. ("Tenneco") from November 1999 to July 2006 and as President	2006

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since
	of the automotive operations of Tenneco from April 1999 to July 2006. He also served as the Chairman of Tenneco from March 2000 to July 2006. From 1996 to April 1999, he held various positions within Tenneco's automotive operations, including Senior Vice President and General Manager of the worldwide original equipment business. Previously Mr. Frissora served as a Vice President of Aeroquip Vickers Corporation from 1991 to 1996. In the 15 years prior to joining Aeroquip Vickers Corporation, he served for 10 years with General Electric and five years with Philips Lighting Company in management roles focusing on product development and marketing. Mr. Frissora served as a director of NCR Corporation ("NCR") from 2002 to 2009. He is a director of Walgreen Co., where he serves as the Chairman of the Finance Committee and is a member of the Nominating and Governance Committee. Mr. Frissora is also a director of Delphi Automotive PLC, where he is a member of their Finance Committee and a member of their Nominating and Governance Committee. Mr. Frissora is 57 years old.

	The Board has concluded that Mr. Frissora should continue to serve as a director because as our Chairman since 2007 and CEO since 2006, he has demonstrated a deep knowledge and understanding of the Corporation and the leadership abilities, financial and operational expertise, commitment, good judgment and management skills necessary to lead our Corporation. Pursuant to the terms of the Stockholders' Agreement, as described under "—Stockholders' Agreement," the Corporation and Sponsors are contractually obligated to take certain actions to ensure Mr. Frissora, in his capacity as CEO of the Corporation, is elected to the Board. In addition, Mr. Frissora's employment agreement provides that he will serve as a member of the Board and as Chairman of the Board.
David H. Wasserman (Class II)
	Mr. Wasserman has served as a director of the Corporation since August 2005 and of Hertz since December 2005. Mr. Wasserman is a financial officer of CD&R, which he joined in 1998. Prior to joining CD&R, he was employed by Goldman, Sachs & Co. in the Principal Investment Area. He has also been employed by Fidelity Capital and as a management consultant. Mr. Wasserman has served as a director of Culligan Ltd. since October 2004, a director of ServiceMaster Global Holdings, Inc. since March 2007 and a director of Univar Inc. since November 2010. Mr. Wasserman formerly served as a director of Covansys Corporation from April 2000 to July 2007, a director of Kinko's, Inc. from November 2000 to February 2004 and a director of ICO Global Communications (Holdings) Limited, currently known as Pendrell Corporation, a Nasdaq-listed company providing intellectual property investment and advisory services, from April 2002 to December 2010. Mr. Wasserman is 46 years old.	2005

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since
	The Board has concluded that Mr. Wasserman should continue to serve as a director because with his financial experience at CD&R and Goldman, Sachs & Co., he provides our Board with a depth of financial and investment knowledge to better guide our Corporation, and with his service as a director of other major companies he brings to our Board valuable board experience and insights. Mr. Wasserman is a Sponsor Nominee designated by CD&R, one of our Sponsors, pursuant to the terms of the Stockholders' Agreement described under "—Stockholders' Agreement."
Henry C. Wolf (Class II)
	Mr. Wolf has served as a director of the Corporation and Hertz since November 2006. Mr. Wolf served as Chief Financial Officer for Norfolk Southern Corporation ("Norfolk Southern") from 1993 until his retirement from Norfolk Southern in July 2007. Mr. Wolf held the title of Vice Chairman and Chief Financial Officer of Norfolk Southern from 1998 until his retirement. From 1993 to 1998, he served as Executive Vice President of Finance of Norfolk Southern. He served as Norfolk Southern's Vice President of Taxation from 1991 to 1993, Assistant Vice President—Tax Counsel from 1984 to 1990, Senior Tax Counsel from 1983 to 1984, General Tax Attorney from 1976 to 1983 and Senior Tax Attorney from 1973 to 1976. Mr. Wolf is a director of AGL Resources, Inc., a NYSE-listed company in the natural gas industry, as well as the Chairman of its audit committee. Mr. Wolf served as a director of MModal Inc., a Nasdaq-listed company in the medical information technology industry from February 2012 to August 2012, where he was a member of its Compensation Committee. He also served as Member of the Board of Directors of Shenandoah Life Insurance Company (1995-2009). In addition, Mr. Wolf serves as a Member of the Board of Trustees of the Colonial Williamsburg Foundation and as a director of the Colonial Williamsburg Company. Mr. Wolf is 70 years old.	2006

	The Board has concluded that Mr. Wolf should continue to serve as a director because Mr. Wolf's unique professional background with over forty years of experience with legal, financial, tax and accounting matters along with his demonstrated executive level management skills that he gained from his service as the Vice Chairman and Chief Financial Officer for Norfolk Southern and his service as a director and audit committee chairman of AGL Resources, Inc. make him an important advisor. In addition, his background in strategic planning and experience with mergers and acquisitions in a regulated environment represent an important resource for the Corporation.
Carl T. Berquist (Class III)	Mr. Berquist has served as a director of the Corporation and Hertz since November 2006. Mr. Berquist joined Marriott International, Inc. ("Marriott") in December 2002 as Executive Vice President, Financial Information and Enterprise Risk Management and served as Chief Accounting Officer of Marriott. Effective May 1, 2009, Mr. Berquist became Executive Vice	2006

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since
	President and Chief Financial Officer of Marriott. Prior to joining Marriott, Mr. Berquist was a partner at Arthur Andersen LLP. During his 28-year career with Arthur Andersen, Mr. Berquist held numerous leadership positions covering the management of the business as well as various operational roles, including managing partner of the worldwide real-estate and hospitality practice. His last position was managing partner of the mid-Atlantic region which included five offices from Philadelphia, Pennsylvania to Richmond, Virginia. Mr. Berquist is a member of the Board of Advisors of the Business School at Penn State University. Mr. Berquist is 62 years old.

	The Board has concluded that Mr. Berquist should continue to serve as a director because with his demonstrated years of leadership in management and operational positions as a chief financial officer, enterprise risk management executive and major audit company partner, he provides our Board with in-depth knowledge and experience in financial, accounting and risk management issues. His knowledge of the travel industry gained while at Marriott also makes him an important asset to the Board.
Michael F. Koehler (Class III)
	Mr. Koehler has served as a director of the Corporation and Hertz since March 2012. Mr. Koehler is President, Chief Executive Officer and a member of the Board of Directors of Teradata Corporation ("Teradata"), a publicly-traded provider of enterprise data warehousing and integrated marketing software. Prior to the separation of Teradata from NCR, Mr. Koehler served as Senior Vice President of the Teradata Division of NCR from 2003 to 2007. From September 2002 to March 2003, he was the Interim Leader of the Teradata Division. From 1999 to 2002, Mr. Koehler was Vice President, Global Field Operations of the Teradata Division and he held management positions of increasingly greater responsibility at NCR prior to that time. Mr. Koehler is 60 years old.	2012

	The Board has concluded that Mr. Koehler should continue to serve as director because in addition to his significant management and leadership skills as Chief Executive Officer of a global information technology provider, he brings to our Board a deep knowledge of strategic operations and business development as well as valuable insights on how to incorporate technology into our ongoing operations. Moreover, Mr. Koehler's experiences in risk assessment and management make him a valuable member of our Board.
Linda Fayne Levinson (Class III)	Ms. Levinson has served as a director of the Corporation and Hertz since March 2012. Ms. Levinson was Chair of the Board of Directors of Connexus Corporation, an online marketing company, from July 2006 to May 2010 when it was merged into Epic Advertising. Ms. Levinson was a partner at GRP Partners, a venture capital investment fund investing in start-up and early-stage retail and electronic commerce companies, from 1997 to	2012

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since
	December 2004. Prior to that, she was a partner in Wings Partners, a private equity firm that took Northwest Airlines private, an executive at American Express running its leisure travel and tour business and a Partner at McKinsey & Co. Ms. Levinson is also a director of Jacobs Engineering Group Inc., Ingram Micro Inc., The Western Union Company and NCR, where she has served as a director since 1997 and Lead Independent Director since 2007. Ms. Levinson was formerly a director at DemandTec, Inc. from 2005 to 2012, until it was acquired by IBM. Ms. Levinson is 71 years old.

	The Board has concluded that Ms. Levinson should continue to serve as director because of her expertise as a director of several public companies, including her experience as Lead Independent Director of NCR, as well as her general management experience at American Express, her strategic experience at McKinsey & Co. and her investment experience at GRP Partners and Wings Partners. In addition, the Board believes that Ms. Levinson's extensive management and leadership experience, her in-depth knowledge of corporate governance issues and her diversity of perspective provide us with valuable insight with regard to our global operations.
Angel L. Morales (Class III)
	Mr. Morales has served as a director of the Corporation and Hertz since April 2010. Mr. Morales is a Managing Partner of North Cove Partners, LLC, a registered investment adviser under the Investment Advisers Act of 1940, which acts as an adviser to the Global Principal Investments group of Bank of America Corporation ("Bank of America"). Mr. Morales was a founding member of Merrill Lynch Global Private Equity ("MLGPE"), the private equity arm of Merrill Lynch, one of our Sponsors, prior to its merger with Bank of America. Mr. Morales joined Merrill Lynch in 1996 and has over 16 years of experience as a private equity professional. Mr. Morales is a director and Chair of the Audit Committee of Aeolus Re Ltd. and a director of Rexel S.A. Mr. Morales was a director of Nuveen Investments, Inc., a director of Provo Craft & Novelty, Inc., a director of National Powersport Auctions, Inc. and a director of Sentillion, Inc. prior to its sale to Microsoft in 2010. Mr. Morales is 38 years old.	2010

	The Board has concluded that Mr. Morales should continue to serve as a director because Mr. Morales' years of experience in the private equity industry provides our Board with useful insights into investments and business development and through his proven leadership skills as a former Managing Director of MLGPE and current Managing Partner of North Cove Partners, LLC, and his service on other boards he brings to our Board significant business knowledge and expertise. In addition, Mr. Morales' experience with the information-technology sector provides us with valuable insight. Mr. Morales was a Sponsor Nominee designated by Merrill Lynch pursuant to the terms of the Stockholders' Agreement described under "—Stockholders' Agreement."

EXECUTIVE COMPENSATION

Named Executive Officers

        The named executive officers are our CEO and CFO, and our three other most highly compensated executive officers, as of December 31, 2012. We refer to the following individuals as our "named executive officers":

  •
  Mark P. Frissora, who is our Chief Executive Officer ("CEO") and the Chairman of our Board;

  •
  Elyse Douglas, who is our Chief Financial Officer ("CFO") and our Senior Executive Vice President;

  •
  Scott Sider, who is our Group President, Vehicle Rental and Leasing, The Americas;

  •
  Michel Taride, who is our Group President, Hertz International; and

  •
  Gary Rappeport, who was the Chief Executive Officer of Donlen Corporation ("Donlen"), a fleet leasing company located in Northbrook, Illinois and wholly-owned subsidiary of Hertz, prior to his retirement on December 31, 2012.

Compensation Discussion and Analysis

Executive Summary: Our Performance, Our Pay in 2012

        For 2012, we reported record results. Worldwide revenues for fiscal 2012 were $9.0 billion, an increase of approximately 8.7% over the prior year. Worldwide car rental revenues for the year increased approximately 7.6% to $7.5 billion. Revenues from worldwide equipment rental for the year increased approximately 14% to $1.4 billion. Corporate EBITDA for 2012 was $1.63 billion, an increase of 17.7% from 2011. Full year 2012 net income was $243.1 million or $0.54 per share on a diluted basis, compared with a net income of $176.2 million or $0.40 per share on a diluted basis for 2011. The price of our common stock increased approximately 38% during 2012, closing at $16.27 on December 31, 2012, up from the closing price of $11.72 on December 30, 2011. Corporate EBITDA is a non-GAAP financial measure, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz's senior credit facilities. For a further discussion of Corporate EBITDA and the manner in which our CN&G Committee uses Corporate EBITDA as a performance metric, see "Long-Term Equity Incentives—Corporate EBITDA as the Performance Goal." We disclosed our Corporate EBITDA, as well as detailed reconciliations of this non-GAAP measure, in our quarterly earnings releases.

        In addition to outstanding operating results, we completed the acquisition of Dollar Thrifty Automotive Group, Inc. ("Dollar Thrifty"). By adding Dollar Thrifty, we believe that we provide a complete offering of rental options to the business and leisure traveler both in North America and internationally. Our senior executives played critical roles in consummating the acquisition and we believe that they will play even more important roles going forward as we integrate the operations of Dollar Thrifty and Hertz.

        We believe that a skilled and motivated team of senior executives is essential to building lasting stockholder value. We also understand that our senior executives are highly sought after. Therefore, we have structured our compensation programs to provide our named executive officers and other senior executives with levels of compensation that we believe are necessary to retain their services and to avoid the disruption and expense associated with unintended departures. Our short- and long-term incentive programs are also intended to reward our senior executives for performance measured against established goals that are important to us and to align our senior executives' interests with those of our stockholders.

        With respect to compensation for 2012, we implemented a number of measures intended to: (i) further align our compensation practices with our "pay-for-performance" compensation philosophy, (ii) adapt our compensation structure to the current economic and strategic environment and (iii) reward positive operational and financial performance that we believe enhances stockholder value over time. Specifically:

  •
  As part of our general salary review, we increased all of our named executive officers' salaries (other than Mr. Rappeport's) after an evaluation of each respective officer's performance in 2011.

  •
  Due to our strong operating performance in 2012, EICP awards were earned by our named executive officers in an amount that exceeded the targets established by the CN&G Committee for these awards.

  •
  As a result of strong operating performance in 2011and 2012 combined, our named executive officers increased the number of performance stock units earned from 100.1% to 138.8% for performance stock grants made in 2011 and based on 2011-2012 combined Corporate EBITDA.

  •
  After consideration by our Board and CN&G Committee, we changed the frequency of our Say on Pay votes from triennial votes to annual votes because we believe it is a good governance practice and will provide our CN&G Committee with additional feedback regarding our pay practices.

Our Performance and Our Pay for the Chief Executive Officer in 2012

        The following tables illustrate the general relationship between the performance of our Corporation, based on three of our performance metrics and the compensation of our CEO from 2010 to 2012. Corporate EBITDA is the central component of our long-term equity incentive program and adjusted pre-tax income and revenue are components of our EICP and impact the price of our common stock and therefore stockholder value.

Note:
CEO pay excludes Change in Pension Value and Non-Qualified Deferred Compensation Earnings as reported in the Summary Compensation Table.

Role of the Compensation, Nominating and Governance Committee in Setting Executive Compensation

        The CN&G Committee reviews and establishes the compensation structure for our senior executives. To assist it in doing so, the CN&G Committee has the authority to retain outside advisors as it deems appropriate. Since July 2008, the CN&G Committee has engaged Semler Brossy as its compensation consultant to provide advice and information. Semler Brossy's responsibilities include:

  •
  Providing recommendations and criteria regarding our Survey Group (as defined below),

  •
  Reviewing and advising on total executive compensation, including salaries, short- and long-term incentive programs and relevant performance goals,

  •
  Advising on industry trends, important legislation and best practices in executive compensation,

  •
  Advising on how to best align pay with performance and

  •
  Assisting the CN&G Committee with any other matters related to executive compensation arrangements, including senior executive employment agreements.

        The CN&G Committee reviews our compensation programs in light of Semler Brossy's recommendations and adjusts compensation as the CN&G Committee sees fit. However, the decisions made by the CN&G Committee are the responsibility of the CN&G Committee, and may reflect factors other than the recommendations and information provided by Semler Brossy. Semler Brossy has neither been engaged by nor advised management on any non-executive compensation matters. After taking into account Semler Brossy's (i) absence of significant relationships with management of the Corporation and the members of the CN&G Committee, (ii) internal policies and (iii) other relevant information provided, the CN&G Committee believes that Semler Brossy's work did not raise any conflicts of interest.

        In determining the appropriate levels of our compensation programs, our CEO provides input to the CN&G Committee on topics that he believes are important, such as the appropriate salary for senior executives (other than himself), performance criteria, numerical performance goals and appropriate target performance levels. As part of this process, our CEO obtains data from and has discussions with our Chief Human Resources Officer. As described in more detail below, our CEO conducts performance reviews with respect to the other senior executives of the Corporation, the results of which may affect our senior executives' salaries and annual bonus levels. In addition, the CN&G Committee regularly confers with the Lead Director when making compensation decisions. Our CN&G Committee may give weight to our CEO's and Lead Director's input in its discretion, but in all cases, the final determinations over compensation reside with the CN&G Committee or, if requested by the Board, in the case of our CEO, with the independent members of our Board.

Elements of our Compensation Programs

Element	Type	How and Why We Pay It
Salary	Fixed Cash	• Paid throughout the year to attract and retain senior executives • Sets the baseline for performance and retirement programs

Annual Cash Bonus (EICP)	Performance-Based Cash

•

Paid annually in cash under the Senior Executive Bonus Plan to reward performance of the Corporation, business unit and individual

•

Aligns senior executives' interests with stockholders' interests, reinforces key strategic initiatives and individual performance

Long-Term Equity	Performance-Based Stock

•

Granted annually, with vesting occurring in subsequent years based on meeting performance conditions

•

Aligns senior executives' interests with stockholders' interests and drives key performance goals

Retirement Benefits and Other	Variable Other	• Paid at retirement based on service to the Corporation • Limited perquisites for business purposes • Designed to retain talent and improve efficiency

        We designed our compensation programs so that a significant portion of our senior executives' pay is in the form of performance-based cash and equity compensation. The charts below illustrate that, for our CEO, 84.9% of his total compensation is directly influenced by our Corporation's financial performance and for the average of the other named executive officers, 74.2% of their compensation is directly influenced by our Corporation's financial performance.

Note:
CEO and NEO pay excludes Change in Pension Value and Non-Qualified Deferred Compensation Earnings as reported in the Summary Compensation Table.

        When determining our compensation programs, we compare the compensation for our senior executives to the compensation of comparable positions at a group of companies (the "Survey Group"). The CN&G Committee selected the Survey Group in consultation with Semler Brossy. Because the number of our direct industry competitors in the global market is limited, we do not limit the Survey Group to our direct competitors, but also include similarly-sized companies that are in the consumer discretionary, consumer staples, industrials, materials and information technology—software and services sectors. These industries were selected because successful companies within these industries frequently bear substantial similarities to the Corporation's business model, insofar as they (i) are asset-intensive, (ii) require frequent customer contact and (iii) involve the need to maintain favorable brand recognition. The companies in the Survey Group had annual revenues of approximately $5 to $20 billion, as compared to the Corporation's 2012 revenue of $9.0 billion. We include a relatively large number (50)

of companies in the Survey Group, in part because we believe that doing so helps to reduce the influence of outliers. The following are the companies that comprised our Survey Group in 2012:

Avery Denison Corp.	Kohl's Corp.
Avis Budget Group, Inc.	Lear Corp.
Big Lots Inc.	Limited Brands, Inc.
BorgWarner Inc.	Marriott International Inc.
Carnival Corp.	Mattel Inc.
Coca-Cola Enterprises Inc.	Nordstrom Inc.
Colgate-Palmolive Co.	Norfolk Southern Corp.
ConAgra Foods Inc.	Office Depot, Inc.
CSX Corp.	PetSmart, Inc.
Dana Holding Corp.	Pitney Bowes Inc.
Darden Restaurants Inc.	R.R. Donnelley & Sons Co.
Dean Foods Co.	Ralph Lauren Corp.
Dollar Tree Inc.	Royal Caribbean Cruises Ltd.
Eastman Kodak Co.	Ryder System, Inc.
Estee Lauder Companies Inc.	Southwest Airlines Co.
Federal-Mogul Corp.	Starbucks Corp.
Fortune Brands Inc.	Starwood Hotels & Resorts Worldwide, Inc.
Gap Inc.	TRW Automotive Holdings Corp.
General Mills, Inc.	Union Pacific Corp.
Goodyear Tire & Rubber Co.	V. F. Corp
Hershey Co.	Visteon Corp.
Hormel Foods Corp.	Waste Management Inc.
J.C. Penney Company, Inc.	Whirlpool Corp.
Kellogg Co.	Whole Foods Market Inc.
Kimberly-Clark Corporation	YUM! Brands Inc.

        When making compensation decisions for our senior executives, our management and our CN&G Committee consider the compensation levels of the Survey Group, as well as industry factors, general business developments, corporate, business unit and individual performance and our overall "pay-for-performance" compensation philosophy. We typically review the salaries, annual bonus levels and long-term equity awards of our named executive officers and other senior executives every 12 months, and we periodically (but not on a set schedule) review the other elements of their compensation.

Response to Advisory Vote on Executive Compensation

        In light of our stockholders' initial preference for triennial advisory votes on executive compensation in 2011, we did not conduct an advisory vote on executive compensation in 2012.

        After reviewing the results of the 2011 vote, our CN&G Committee determined that no changes to the compensation paid to our named executive officers was required as a direct result of that vote.

Salary

        For the named executive officers, the CN&G Committee determines salary and any increases after reviewing individual performance, conducting internal compensation comparisons and reviewing compensation in the Survey Group. However, we take into account other factors such as an individual's prior experience, total mix of job responsibilities versus market comparables, internal equity, and individual performance when setting base salaries for our senior executives. The CN&G Committee also consults with our Lead Director and our CEO (except as to his own compensation) regarding salary decisions. We also review salaries upon promotion or other changes in job responsibility.

        As the result of our regular, cyclical review of salaries, the annual base salaries for our named executive officers were established for 2012 as set forth below.

Name	2011 Salary	2012 Salary	What We Took Into Consideration in Setting 2012 Salaries
Mr. Frissora	$1,200,000	$1,345,000	• Our 2011 overall strong operating results • Mr. Frissora's performance in managing the worldwide expansion of our car and equipment rental operations
Ms. Douglas	$570,000	$590,000	• Our 2011 overall strong operating results • Ms. Douglas' performance in managing our financial standing in 2011
Mr. Sider	$550,000	$600,000	• The overall performance and growth of our Rent-A-Car Americas business unit in 2011 • Mr. Sider's performance in managing our rental and leasing operations in the Americas
Mr. Taride(1)	$556,551	$583,724

•

The overall performance of our Rent-A-Car International business unit, in light of challenging European business conditions in 2011

•

Mr. Taride's performance in managing our worldwide expansion of car and rental operations

Mr. Rappeport	$513,968	$513,968

•

Mr. Rappeport's salary at Donlen prior to acquisition by Hertz was determined to be at competitive levels

•

We sought to incentivize Mr. Rappeport to assist with an orderly transition following our acquisition of Donlen

(1)
For Mr. Taride, these amounts have been converted to U.S. dollars from pounds sterling at the 12-month average rate of 1.58942.

Senior Executive Bonus Plan

        Our named executive officers' compensation includes an annual cash incentive payable pursuant to the Hertz Global Holdings, Inc. Senior Executive Bonus Plan ("Senior Executive Bonus Plan"), which was approved by our stockholders at the 2010 annual meeting of stockholders. Payments under the Senior Executive Bonus Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"). Under the terms of the Senior Executive Bonus Plan, the maximum amount of a payment is limited to 1% of our earnings before interest, taxes, depreciation and amortization ("EBITDA") for a performance period for our CEO and 0.5% of our EBITDA for a performance period for other participants. Although our CN&G Committee exercises discretion to reduce annual incentives under the Senior Executive Bonus Plan, it may not increase the payments. When using its discretion to appropriately size annual incentives for 2012, our CN&G Committee took into account each named executive officer's performance under the EICP as well as the completion of the Dollar Thrifty transaction.

Annual Cash Incentive Program (EICP)

  How We Determined the 2012 EICP Awards

        To determine the EICP awards, our CN&G Committee reviewed our performance against the established objective performance criteria, reviewed individual performance and approved the EICP award payments for the named executive officers (other than the CEO), and recommended to the Board for approval the award payment for the CEO. To arrive at a payout number, the Target Award was multiplied by modifiers based on corporate financial performance (the "Corporate Performance Modifier"), business unit strategic performance, for individuals reporting to a particular business unit and the weighted average aggregate business unit performance for our CEO, CFO and former CEO of Donlen (the "Business Unit Modifier"), and individual performance goals (the "Individual Performance Modifier"). The base formula is illustrated below:

  Target Awards for 2012

        The Target Award for 2012 was a percentage of the named executive officer's 2012 salary. In general, the CN&G Committee considers the experience, responsibilities, title and historical performance of each particular senior executive when determining Target Awards.

        The 2012 Target Award as a percentage of base salary and the named executive officers' salary as of December 31, 2012 were as follows:

Named Executive Officer	Target Award as a % of Salary	Salary as of December 31, 2012	Target Awards
Mr. Frissora	160%	$1,345,000	$2,152,000
Ms. Douglas	80%	$ 590,000	$ 472,000
Mr. Sider	85%	$ 600,000	$ 510,000
Mr. Taride(1)	80%	$ 583,724	$ 466,979
Mr. Rappeport	100%	$ 513,968	$ 513,968

(1)
For Mr. Taride, these amounts have been converted to U.S. dollars from pounds sterling at the 12-month average rate of 1.58942.

  Corporate Performance Modifier for 2012

        The chart below summarizes the financial performance elements of the 2012 Corporate Performance Modifier. The financial performance elements are the same as those used in the 2011 Corporate Performance Modifier.

Corporate Performance Modifier—Financial Performance Element Summary

Criteria	Weight	GAAP?	What It Is	Why We Use It

Adjusted Pre-Tax Income (API)	40%	No	Equal to our income before purchase accounting charges, non-cash interest items, income taxes, minority interest, restructuring expenses, significant one-time items and non-cash "mark-to-market" income and expense	Adjusted pre-tax income allows management to assess the operational performance of our business, exclusive of the items previously mentioned that do not reflect our operating performance

EVA®(1)	40%	No	Net operating profit after taxes less a capital charge	EVA® and EVA® improvement represent the value created after all costs, including cost of capital, are met and is correlated with strong stockholder returns

Revenue	20%	Yes	Our Corporation's revenue	Revenue is a strong indicator of how our Corporation is performing overall

(1)
EVA® is a registered trademark of Stern Stewart and Co.

        Threshold, target and high performance levels were based upon our business plan, in the case of adjusted pre-tax income and revenue, and expected economic growth in the case of EVA®. The CN&G Committee had the discretion to modify financial performance elements for unforeseen events and circumstances and to reflect changes in our operations or business and any other one-time events which did not otherwise reflect our Corporation's performance. The CN&G Committee used its discretion to modify adjusted pre-tax income and revenue targets and results due to the acquisition of Dollar Thrifty and the divestiture of Advantage. The CN&G Committee added the results for Dollar Thrifty from the date of the acquisition (November 19, 2012) and did not include the results from the divestiture of Advantage in adjusted pre-tax income and revenue, which impacted the results and targets correspondingly. The CN&G Committee then compared our actual financial performance to our targeted financial performance to determine the EICP award amounts.

  Calculation of the Corporate Performance Modifier—Targets and Results

        The following were the fiscal 2012 financial performance criteria targets set by the CN&G Committee, as adjusted for the acquisition of Dollar Thrifty and the divestiture of Advantage, and our disclosed actual performance as compared to such targets (dollars in millions):

2012 Corporate Performance Modifier

	API (40% Weight)	Revenue (20% Weight)	EVA®(1) (40% Weight)

Threshold(2)	$745.4	$8,635.8	$(65.0)

Target = 100% Multiplier	$828.2	$9,090.3	$85.0

High Performance Level(3)	$952.5	$9,772.1	$235.0

Actual Results	$901.5	$9,020.8	$106.4

Payout Factor	135.4%	93.9%	114.3%

Total Modifier		118.7%

(1)
The EVA® figures in the above table represent, for threshold a decrease of EVA® by $65 million, for target an improvement of EVA® by $85 million and for the high performance level an improvement of EVA® by $235 million.

(2)
Any adjusted pre-tax income or revenue results that equal the threshold receive a 60% multiplier. Any EVA® results that equal the threshold receive a 0% multiplier.

(3)
Any adjusted pre-tax income or revenue results that equal the high performance level receive a 160% multiplier. Any EVA® results that equal the high performance level receive a 200% multiplier.

        For financial performance criteria, linear interpolation was used to determine the multiplier for results that were between the threshold and target and target and high performance level. However, for adjusted pre-tax income and revenue, if our performance had exceeded the high performance level, then the slope of the payout curve above the high performance level would have been half of the slope of the payout curve between the threshold and high performance level, and for EVA®, if our performance level had exceeded the high performance level, the slope of the payout curve above the high performance level would have been equal to the slope of the curve between the threshold and high performance level.

        We disclosed our actual adjusted pre-tax income, as well as detailed reconciliations of this non-GAAP measure, in our quarterly earnings releases.

        We calculate EVA® as follows:

EVA® =	Net operating profit after taxes(1)	less	A capital charge (the product of our cost of capital and the amount of capital employed in our business)(2)

(1)
We determine net operating profit after taxes as adjusted pre-tax income plus purchase accounting, but we exclude non-fleet interest and the finance portion of our pension expense. In order to account for taxes, we multiply this amount by .65, which is 1 minus the marginal tax rate of 35%.

(2)
In order to determine the capital charge, we multiply our cost of capital by an amount equal to (i) average equity, plus (ii) average non-fleet debt, plus (iii) average deferred taxes, plus (iv) the adjustments set forth in the following paragraph.

        For 2012, when calculating the capital charge figure

  •
  our cost of capital was 10.2%;

  •
  non-fleet debt equaled our average "Corporate Debt" as defined in our periodic reports on Forms 10-Q and 10-K less 73.5% of the net book value of Hertz Equipment Rental Corporation rental fleet (this figure we deemed to be covered by fleet debt for our EVA® calculation); and

  •
  we took the following special adjustments into account:

  •
  adjustments between pre-tax income and adjusted pre-tax income with the exception of non-cash interest and purchase accounting were capitalized and multiplied by 1 minus our marginal tax rate of 35%; and

  •
  any difference between cash operating taxes (taxes paid plus the tax benefit from the interest expense associated with corporate debt plus taxes saved (paid) due to non-recurring losses (gains)) and economic taxes (adjusted pre-tax income, plus purchase accounting, excluding non-fleet interest and the finance portion of our pension expense plus purchase accounting, multiplied by our marginal tax rate of 35%).

  Business Unit Modifier for 2012

        Based upon management's recommendation, our CN&G Committee determined that it was important to continue to incentivize management to achieve strategic initiatives for our Hertz Rent-A-Car Americas, Hertz Rent-A-Car International and Hertz Equipment Rental business units for 2012. Senior executives reporting to a specific business unit had their EICP awards adjusted by the Business Unit Modifier relating that business unit. Senior executives in our corporate centers (including our CEO and CFO) and Mr. Rappeport had their EICP awards adjusted by a weighted average of the Business Unit Modifiers, as follows: Hertz Rent-A-Car Americas: 50%, Hertz Rent-A-Car International: 25% and Hertz Equipment Rental: 25%. For 2012, the CN&G Committee determined a target for each strategic objective and then measured the 2012 results against the target to determine an objective, statistically-derived performance figure that did not involve the use of such discretion, resulting in a specified payout.

        For 2012, the CN&G Committee determined the Business Unit Modifiers using the strategic goals set forth below, each of which was weighted at 33 1/3% of the overall score.

Hertz Rent-A-Car Americas

Strategic Goal	Target	Result	Modifier

Brand Competitiveness(1)	+0.5%	+0.4%	98%

Customer Satisfaction(2)	+1%	+1.2%	101%

Employee Satisfaction	+0.05%	+0.07%	104%

Total Modifier: 101%

Hertz Rent-A-Car International

Strategic Goal	Target	Result	Modifier

Brand Competitiveness(1)	+0.3%	+0.4%	102%

Customer Satisfaction(2)	+1%	-1.6%	78%

Employee Satisfaction	+0.05%	+0.00	90%

Total Modifier: 90%

(1)
To measure the competitiveness of the Hertz classic and Advantage brands, we measured airport market share for the combined Hertz and Advantage brands (where available) against market share for the prior year period (measured from January through September).

(2)
Customer satisfaction was by reference to the change in the Net Promoter Score, a customer loyalty metric developed by (and a registered trademark of) Fred Reichheld, Bain & Company, and Satmetrix.

        For the Hertz Equipment Rental business unit, the strategic goals approved by our CN&G Committee were: growth in industrial, pump and power and Hertz entertainment services, fleet efficiencies (as measured by time and overall dollar amount) and employee satisfaction. Each strategic goal was weighted at 33 1/3% of the overall score. To measure growth in industrial, pump and power and Hertz entertainment services, we compared growth in these segments to the growth anticipated in our business plan. Fleet efficiencies were measured in relation to the utilization of equipment with respect to time and dollar amount. Employee satisfaction was measured through an internal employee pulse survey score.

        For 2012, the CN&G Committee determined that, pursuant to the payout guidelines described above, the Business Unit Modifier for Hertz Equipment Rental was as follows:

Hertz Equipment Rental

Strategic Goal	Target	Result	Modifier

Growth in Industrial, Pump and Power and Hertz	Baseline Totals (in millions of $) • Industrial: 29.9	Resulting Totals (in millions of $) • Industrial: 35.0	108.3%
Entertainment	• Pump and Power: 139.5	• Pump and Power: 129.3
Services	• Hertz Entertainment	• Hertz Entertainment
	Services: 16.5	Services: 54.8

Fleet Efficiencies	Time: 65.2% Dollar: 35.8%	Time: 64.0% Dollar: 36.1%	101.2%

Employee Satisfaction	+0.05	+0.18	122%

Total Modifier: 110.5%

        The Corporate-weighted Business Unit Modifier was determined as follows:

Business Unit	Business Unit Modifier	Weight for Corporate Business Unit Modifier

Hertz Rent-A-Car Americas	101%	50%

Hertz Rent-A-Car International	90%	25%

Hertz Equipment Rental	110.5%	25%

Corporate (Weighted Average)	100.6%	N/A

        Below is a chart that indicates, for each named executive officer, (i) the specific business unit to which each named executive officer reports, or in the case of Messrs. Frissora and Rappeport and Ms. Douglas, the Corporate-weighted average of all of the business units, and (ii) the Business Unit Modifier for the business unit or Corporate-weighted average as set forth above.

Named Executive Officer	Business Unit	Business Unit Modifier

Mr. Frissora	Corporate-weighted average of business units	100.6%

Ms. Douglas	Corporate-weighted average of business units	100.6%

Mr. Sider	Hertz Rent-A-Car Americas	101%

Mr. Taride	Hertz Rent-A-Car International	90%

Mr. Rappeport	Corporate-weighted average of business units	100.6%

  Individual Performance Modifier for 2012

        Annually, each named executive officer's performance (other than Mr. Frissora, our CEO) is subjectively evaluated by Mr. Frissora using performance factors established earlier in the year by Mr. Frissora in consultation with each named executive officer. At the end of 2012, Mr. Frissora recommended to the CN&G Committee for its approval an Individual Performance Modifier for each of our named executive officers based on this evaluation. Our Board provided the CN&G Committee with a subjective evaluation of our CEO's performance after reviewing Mr. Frissora's self-assessment (facilitated by our Lead Director) and the CN&G Committee approved his Individual Performance Modifier and reported its findings to the Board. The CN&G Committee used its discretion in approving the Individual Performance Modifier, placing primary emphasis on our CEO's individual review of our named executive officers and the Board's review of our CEO.

  2012 Senior Executive Bonus Plan Payouts

        The chart below shows how each named executive officer's 2012 Senior Executive Bonus Plan award was calculated:

	EICP

Named Executive Officer	Target Award		Corporate Performance Modifier		Business Unit Modifier		Individual Performance Modifier		Dollar Thrifty Performance			Payout

Mr. Frissora	$2,152,000		118.7%		100.6%		122%		$1,076,000	(2)		$4,211,096

Ms. Douglas	$472,000		118.7%		100.6%		100%		$118,000	(2)		$681,626

Mr. Sider	$510,000	X	118.7%	X	101%	X	106%	+	$127,500	(2)	=	$775,609

Mr. Taride(1)	$466,979		118.7%		90%		100%		N/A			$498,873

Mr. Rappeport	$513,968		118.7%		100.6%		112%		N/A			$687,389

(1)
For Mr. Taride, these amounts have been converted to U.S. dollars from pounds sterling at the 12-month average rate of 1.58942.

(2)
When using its discretion to appropriately size the Senior Executive Bonus Plan payments for 2012, our CN&G Committee considered the performance of the senior executives in completing the Dollar Thrifty transaction, and authorized cash payments under our Senior Executive Bonus Plan to certain of our named executive officers. Mr. Frissora received an amount equal to 50% of his target bonus and Ms. Douglas and Mr. Sider each received amounts equal to 25% of their target bonuses.

  2013 Annual Cash Incentives (EICP)

        During 2012, our CN&G Committee evaluated our EICP for potential improvements. Based on management's evaluation and recommendations, and Semler Brossy's subsequent input, our CN&G Committee determined that performance targets for 2013 should continue to emphasize our Corporation's financial results to ensure strong alignment of management's interests with stockholders' interests. For 2013, the EICP will use the same general structure as in 2012, with (i) adjusted pre-tax income, EVA® and revenue as the Corporate Performance Modifier elements, (ii) Business Unit Modifiers which reflect the goals of each particular business unit for 2013 and (iii) an individual component to encourage superior individual performance.

Long-Term Equity Incentives

        Long-term incentive compensation comprises a significant part of our total compensation for senior executives and in 2012 was awarded under the 2008 Omnibus Plan. Under the 2008 Omnibus Plan, the CN&G Committee has the flexibility to make equity awards, including time- and performance-based awards of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock units and deferred stock units. The plan also permits us to settle awards in shares or cash. 15,859,619 shares of stock are available for awards under the 2008 Omnibus Plan as of March 19, 2013.

  Summary of 2012 Award Structure

        In 2012, the CN&G Committee reassessed the structure of equity grants used in the Corporation's Long-Term Incentive Plan. Specifically, the CN&G Committee reviewed the use and mix of performance stock units as well as options, and considered whether, in light of the Corporation's historical operating performance, future performance and market factors, any changes were required. After considering award alternatives and in consultation with Semler Brossy, the CN&G Committee made the following changes, summarized below.

Summary of Changes to 2012 Long-Term Equity Incentives

2011 LTIP Structure		2012 LTIP Structure	Why We Made Changes

50% Performance Stock Units	à	60% Performance Stock Units	The CN&G Committee believed increasing the weighting of such units from 50% to 60% would result in appropriate focus on stockholder returns relative to compensation paid

50% Options	à	40% Price-Vested Stock Units	The CN&G Committee largely replaced options with price-vested stock units after assessing the expense related to stock options (which increased in 2012 due to revised accounting treatment based on the Corporation's historical operating performance) and because the price-vested stock units, like options, reward increases in the price of our common stock

        In general, the CN&G Committee considers the experience, responsibilities, title and historical performance of each particular senior executive when determining grants of long-term equity awards.

  Granting Performance Stock Units

        In March 2012, we granted performance stock units to our named executive officers as part of their annual long-term incentive award. Performance stock units represent the right to receive a share of our common stock if certain performance goals are achieved and time periods have passed. The CN&G Committee determined that awarding long-term equity awards comprised of 60% performance stock units was appropriate because performance stock units directly encourage our senior executives to improve and enhance our financial performance, while helping retain their services through the vesting period. In general, earning performance stock units requires continued employment.

  Corporate EBITDA as the Performance Goal

        The CN&G Committee selected Corporate EBITDA as the performance goal for the performance stock units granted in 2012. Corporate EBITDA means "EBITDA" as that term is defined under Hertz's senior credit facilities, which is generally consolidated net income before net interest expense (other than interest expense relating to certain car rental fleet financing), consolidated income taxes, consolidated depreciation (other than depreciation related to the car rental fleet) and amortization and before certain other items, in each case as more fully defined in the agreements governing Hertz's senior credit facilities. The CN&G Committee chose Corporate EBITDA as a performance metric for the performance stock units because it is one of the primary metrics we use to facilitate our analysis of investment decisions, profitability and performance trends.

  Performance Stock Awards and Long-Term Performance

        In 2012, the CN&G Committee reaffirmed its approach to long-term equity awards by continuing to incorporate a multi-year focus. For purposes of the performance stock awards, management created, and the CN&G Committee approved, a strategic plan with business targets for 2012 and combined

2012-2013 (the "Strategic Plan") and a stretch plan with more difficult business targets for 2012 and combined 2012-2013 (the "Stretch Plan"). In order for the senior executives to earn target (100%) awards for 2012, they would have to meet higher Corporate EBITDA targets in the Stretch Plan. However, to account for the heightened difficulty in achieving such increased targets under the Stretch Plan, the CN&G Committee adopted a design allowing for a two-year Corporate EBITDA measurement (both 2012 and 2013) in the event that the senior executives do not reach the maximum performance level in 2012. Accordingly, if the senior executives did not reach the maximum Corporate EBITDA goals in 2012, they would still have the opportunity to do so by achieving results in 2013 which would meet the two-year maximum performance goal. As a result, the senior executives are incentivized both on the 2012 Corporate EBITDA results and the combined Corporate EBITDA results for 2012-2013. The below chart summarizes the structure.

Performance Stock Awards Structure

Performance Period	Threshold (50% Payout)	Intermediate (80% Payout)	Target (100% Payout)	Maximum (150% payout)	How Design Reflects Performance

2012	90% of the 2012 Strategic Plan	100% of the 2012 Strategic Plan	100% of the 2012 Stretch Plan	125% of the 2012 Strategic Plan	• Goals in 2012 reflect higher performance targets set forth in the Strategic Plan, promoting superior performance

2012-2013 Combined	90% of the 2012-2013 Strategic Plan	96% of the 2012-2013 Strategic Plan	100% of the 2012-2013 Strategic Plan	100% of the 2012-2013 Stretch Plan	• Combined goals are derived from our Strategic Plan and promote combined performance above 2012 levels

        For the 2012 Corporate EBITDA, as a result of the acquisition of Dollar Thrifty and divestiture of Advantage, the CN&G Committee was required to modify the performance targets and results. After consideration of the impact of the business combinations, the CN&G Committee used its discretion to increase to the targets for the Strategic Plan and Stretch Plan for the 2012 year and such increases were reflected in the 2012 and 2012-2013 Corporate EBITDA targets. As with the EICP, the CN&G Committee added the results for Dollar Thrifty from the date of the acquisition (November 19, 2012) and did not include the results from the divestiture of Advantage.

        The amount of performance stock units eligible to vest would vary based upon actual performance as follows:

Performance vs. Payout Matrix—PSUs
	2012 Corporate EBITDA	2012-2013 Corporate EBITDA	Payout
Threshold	$1,403.6 million	$3,313.7 million	50% payout (no payout below threshold)
80% Level	$1,559.6 million	$3,534.6 million	80% payout
Target	$1,660.4 million	$3,681.9 million	100% payout
Maximum	$1,949.5 million	$3,911.1 million	150% payout

        With respect to each of 2012 results and combined 2012-2013 results, straight line interpolation is used to determine the payout for Corporate EBITDA results that are between the various levels.

        Actual Corporate EBITDA for 2012 was $1,635.6 million, resulting in the named executive officers becoming eligible to receive 95.1% of the performance stock units eligible to be earned for 2012.

        Of this amount, 33 1/3% of the performance stock units earned in 2012 vested on the first anniversary of the grant date for the named executive officers. An additional 33 1/3% of the performance stock unit award (subject to increase if combined 2012-2013 Corporate EBITDA performance exceeds the 2012 Corporate EBITDA performance level) will vest on the second and third anniversary of the grant date if the named executive officer is still an employee on each of these dates. Each senior executive may earn more than 95.1% if Corporate EBIDTA achieves a performance level exceeding 95.1% as measured under the 2012-2013 performance plan. A summary of the performance stock units that our named executive officers received in 2012 can be found in the "2012 Grants of Plan Based Awards" table.

  Price-Vested Stock Units

        In 2012, the CN&G Committee, as part of its assessment of the Corporation's compensation programs, replaced options with price-vested stock units ("PVUs"). As noted in "—Long-Term Equity Incentives", the CN&G Committee assessed the compensation expense of options and believed that transitioning from the use of options would be in the best interest of the Corporation's stockholders and provide incentives to our senior executives to increase the Corporation's stock price and to remain with the Corporation and thus granted 40% of the overall long-term equity awards in the form of PVUs.

        To achieve vesting of the PVUs, the senior executives must achieve certain common stock price targets at the end of the applicable measurement periods as set forth in more detail below, all subject to the senior executive serving at the time of vesting.

How Grant Price is Determined on Grant Date	How Performance is Measured against Grant Price	Vesting	Threshold Performance (0%)	Pro-Rata Performance (0%-100%)	Maximum Performance (100%)

Grant price will be the 20-trading day trailing average stock price ending two trading days before the Grant Date	Trailing 20-trading day average stock price period ending on and including the third anniversary of Grant Date	Up to 50% of the award granted based on performance achieved on third anniversary of Grant Date	0% increase in stock price from Grant Price	0%-15% increase in stock price from Grant Price	15%+ increase in stock price from Grant Price

	Trailing 20-trading day average stock price period ending on and including the fourth anniversary of Grant Date	Up to 50% of the award granted based on performance achieved on fourth anniversary of Grant Date		0%-25% increase in stock price from Grant Price	25%+ increase in stock price from Grant Price

        The CN&G Committee granted the awards on March 6, 2012. The 20-trading day trailing average stock price as measured two trading days before the grant date of March 6, 2012 was $14.4260. The number of units which will actually vest will be determined as follows:

Stock Price to Payout Matrix—PVUs
Measurement Period (50% of Award Vesting Each Date)	Threshold (0% Vesting)	Pro-Rata Vesting Based on Price	Maximum (100% Vesting)
20-trading day trailing period average stock price—ending and including March 6, 2015	$14.4260	$14.4260-$16.5899	$16.5899
20-trading day trailing period average stock price—ending and including March 6, 2016	$14.4260	$14.4260-$18.0325	$18.0325

  Vesting Summary for 2012 Long-Term Equity Awards

        Assuming that the senior executive met all applicable performance measures under the Long-Term Incentive Plan, the below chart illustrates the revised vesting schedule for awards granted in 2012.

Vesting Schedule for Grants Made Under 2012 LTIP
Year	2013	2014	2015	2016
PSUs	33 1/3%	33 1/3%	33 1/3%	—
PVUs	—	—	50%	50%

  Equity Grants in 2011—Performance Results for 2011-2012 Combined EBITDA

        In 2011, the CN&G Committee made grants of performance stock units which would be awarded based on 2011 Corporate EBITDA results and combined 2011-2012 Corporate EBITDA results. Actual Corporate EBITDA for 2011 was $1,389.5 million, resulting in the named executive officers becoming eligible to receive 100.1% of the performance stock units eligible to be earned for 2011. However, depending on combined 2011-2012 Corporate EBITDA, our senior executives were eligible to earn more than the 100.1% award level if combined Corporate EBITDA exceeded the 100.1% level for 2011-2012 combined.

        For combined 2011-2012 Corporate EBITDA, as a result of the acquisition of Dollar Thrifty and divestiture of Advantage, the CN&G Committee was required to modify the performance targets and results. After consideration of the impact of the business combinations, the CN&G Committee used its discretion to increase to the targets for the combined 2012-2013 Corporate EBITDA targets. As with the EICP, the CN&G Committee added the results for Dollar Thrifty from the date of the acquisition (November 19, 2012) and did not include the results from the divestiture of Advantage.

        The amount of performance stock units eligible to vest would vary based upon actual performance, as adjusted for the acquisition of Dollar Thrifty and divestiture of Advantage, as follows:

Performance vs. Payout Matrix—PSUs
	2011 Corporate EBITDA	2011-2012 Corporate EBITDA	Payout
Threshold	$1,142 million	$2,512.3 million	50% payout (no payout below threshold)
80% Level	$1,269 million	$2,679.7 million	80% payout
Target	$1,389 million	$2,791.4 million	100% payout
Maximum	$1,586 million	$3,092.9 million	150% payout

        With respect to each of 2011 results and combined 2011 and 2012 results, straight line interpolation is used to determine the payout for Corporate EBITDA results that are between the various levels.

        Actual Corporate EBITDA for 2011-2012 was $3,025.1 million, resulting in the named executive officers becoming eligible to receive 138.8% of the performance stock units eligible to be earned for 2011-2012.

        Of this amount, 25% of the award earned in 2011 vested on the first anniversary of the grant date. On the second anniversary of the grant date, because the named executive officers' performance exceeded 100.1% for the combined 2012-2013 performance period, additional shares vested to reflect the improve performance. Specifically, 25% of the total 138.8% of shares earned vested, less the shares which vested in 2011. On the third anniversary of the grant date, the remainder of the award will vest based on the improved performance.

  2013 Long-Term Equity Awards

        In November 2012, the CN&G Committee reviewed the structure and balance of equity grants used in the Corporation's Long-Term Incentive Plan. After consideration of various award alternatives and in consultation with Semler Brossy, the CN&G Committee revised the Long-Term Incentive Plan to consist of 100% performance stock units for 2013, with approximately 70% of the performance stock units based on Corporate EBITDA and approximately 30% based on Corporate EBITDA margin. The CN&G Committee believes that this mix of performance stock units will provide an additional balance which will focus both on bottom-line Corporate EBITDA targets and on increasing the Corporate EBITDA margins.

Policies On Timing of Equity Awards

        It is our policy not to issue equity awards with a grant date that occurs during regularly scheduled blackout periods. It is our policy not to grant equity awards with effect from, or with an exercise price based on market conditions as they existed on, any date prior to the date on which the party in which granting authority is vested (typically our CN&G Committee, our Board, or our CEO) takes formal action to grant them or such later grant date as may be specified. It is our policy to promptly document any equity awards that we make; we would normally regard documentation to be prompt if we were to communicate the terms of the awards to their recipients, and to obtain signed award agreements governing the grants back from them, within one month of the date formal action is taken to issue them.

Stock Ownership Guidelines

        In May 2010, our Board adopted stock ownership guidelines for our senior executives and non-employee directors other than directors designated by our Sponsors. The guidelines establish the following target ownership levels:

  •
  Equity equal to five times salary for our CEO;

  •
  Equity equal to three times salary for our CFO and business unit heads;

  •
  Equity equal to one times salary for our other senior executives; and

  •
  Equity equal to three times annual cash retainer for non-employee directors.

        Senior executives and non-employee directors have five years to reach the target ownership levels. Senior executives subject to the guidelines are permitted to count towards the target ownership levels shares owned outright or in trust, shares owned through our Employee Stock Purchase Plan, the approximate after-tax value of unvested restricted stock units (i.e., 50% of unvested restricted stock units) and the approximate after-tax value of performance stock units if the performance criteria has been met, even if the service requirement has not been met (i.e., 50% of performance stock units if performance criteria is met). Non-employee directors subject to the guidelines are permitted to count towards the target ownership levels shares owned outright or in trust and the approximate after-tax value of phantom shares (i.e., 50% of phantom shares).

Hedging Policy

        In February of 2013, the Corporation modified its policy regarding trading in the Corporation's securities to prohibit employees from entering into any type of arrangement, contract or transaction which has the effect of hedging the value of our common stock.

Retirement Benefits

        We maintain retirement and savings plans for our employees. Two of these plans are tax-qualified and are broadly available to our employees. In addition, we maintain three non-qualified, unfunded pension plans for certain of our U.S.-based senior executives, including our named executive officers. These three plans are the Hertz Corporation Supplemental Retirement and Savings Plan, or "SERP" (which no named executive officer participates in), the Hertz Corporation Benefit Equalization Plan, or "BEP," and the Hertz Corporation Supplemental Executive Retirement Plan, or "SERP II." We believe these plans promote retention of our key senior executives and other participants by providing a reasonable level of retirement income reflecting their careers with us. We believe such plans are customary in the industries in which we operate, although we did not in 2012 conduct a formal review of the comparability of the terms of these plans with our Survey Group. We generally have not considered these benefits when setting base salary and annual bonus amounts. The material terms of these plans are summarized below under "—Pension Benefits."

        We also maintain a post-retirement assigned car benefit plan under which we provide certain senior executives who, at the time of retirement, are at least 58 years old and have been an employee of the Corporation for at least 20 years, with a car from our fleet and insurance on the car for the participant's benefit. The assigned car benefit is available for 15 years post-retirement or until the participant reaches the age of 80, whichever occurs last. As of December 31, 2012, Messrs. Taride and Sider had satisfied the minimum service, but not the minimum age, requirement and Mr. Frissora and Ms. Douglas had satisfied neither the minimum service nor the minimum age requirement. Mr. Rappeport did not qualify for this benefit at the time of his retirement.

Perquisite Policy

        We provide perquisites and other personal benefits to our named executive officers that we and our CN&G Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The named executive officers are provided use of company- or third party manufacturer-provided cars, financial planning and tax preparation assistance, annual physicals and, in the case of Mr. Frissora, a country club membership. We also maintain a relocation policy that provides for the payment of relocation expenses in certain instances. In addition, our CEO, for security purposes, uses corporate aircraft for personal and business related air travel and is provided with the services of a driver employed by us. Attributed costs of these personal benefits for the named executive officers for the fiscal year ended December 31, 2012 are included in the "All Other Compensation" column of the Summary Compensation Table. The CN&G Committee periodically reviews our perquisite policies as required. We generally have not considered these perquisites when setting base salary and annual bonus amounts.

        We use corporate aircraft for the purpose of encouraging and facilitating business travel by our senior executives (primarily our CEO) and directors, generally for travel in the United States and, less frequently, internationally. Under our aircraft policy, our CEO uses our aircraft for travel. We believe that this policy provides several business benefits to us. Our policy is intended to facilitate our CEO's access to our locations around the world and maximize his time available for our business. In addition, our policy is intended to ensure the personal safety of our CEO, who maintains a significant public role as the leader of our Corporation. The methodology that we use to value personal use of our aircraft as a perquisite, as reported in footnotes to the Summary Compensation Table, calculates the incremental cost to us of providing the benefits based on the actual cost of fuel, crew expenses, on-board catering and other, small variable costs. Because we use aircraft primarily for business travel, this valuation methodology excludes fixed costs which do not change based on usage, such as pilots' salaries, purchase cost of the aircraft and certain maintenance costs. In 2011, the CN&G Committee reviewed and evaluated the use of our corporate aircraft. Through using a productivity model, CN&G Committee determined that our 2010 corporate aircraft use resulted in productivity and cost savings exceeding the expense associated with such corporate aircraft usage. The CN&G Committee did not evaluate corporate aircraft use in 2012.

Housing Arrangements with Mr. Taride

        In July 2011, Hertz Europe Limited entered into an agreement with Mr. Taride to provide living accommodations for Mr. Taride and his family in London, England (the "London Property"). Pursuant to this agreement, Mr. Taride was responsible for paying a portion of the £130,000 (approximately $201,500 at the then-current exchange rate of 1.55 $/£) annual market-based rent for the London Property and

Mr. Taride had the option to purchase the London Property from Hertz Europe Limited at its then appraised fair market value, minus one-third of any increase in its value from its then-current fair market value of £3.5 million (approximately $5.4 million at the then-current exchange rate of 1.55$/£). Furthermore, Hertz Europe Limited was obligated to reimburse Mr. Taride's income tax liability for the subsidized rent to June 2015 or until the London Property was purchased by Mr. Taride.

        On December 17, 2012, Mr. Taride exercised his purchase option on the London Property, pursuant to which he paid a total of £3.60 million to acquire the property. Under the terms of the agreement, any increase in the price of the London Property from its fair market value of £3.5 million would be shared between Hertz Europe Limited (2/3 of the increase) and Mr. Taride (1/3 of the increase). Because the fair market value of the London Property was determined to be £3.65 million, £50,000 was imputed to Mr. Taride as income. This imputed income is set forth in the "All Other Compensation" Table below.

Employment and Severance Arrangements

        We have entered into change in control agreements ("Change in Control Agreements") covering all of our named executive officers, other than Mr. Frissora, whose employment agreement provides severance (described in "—Employment and Change in Control Agreements—Employment Agreement with Mark P. Frissora"), and we have adopted a severance plan. When we entered into these arrangements, our CN&G Committee received advice from its compensation consultant at that time, Frederic W. Cook & Co., Inc., as to market practices for these arrangements among what we then determined to be a peer group of companies. In adopting these arrangements, it was our intention to provide our named executive officers with severance arrangements that they would view as appropriate in light of their existing arrangements, while at the same time not exceeding, to the maximum extent practicable, the terms of arrangements provided by our peer companies.

        These arrangements consist of (i) individual Change in Control Agreements with Messrs. Sider and Taride and Ms. Douglas, and (ii) a severance plan (the "Severance Plan for Senior Executives"). Prior to entering into these arrangements, Mr. Taride had been party to change in control agreements with Hertz and Ford. The purpose of the individual Change in Control Agreements is to provide payments and benefits to the covered executives in the event of certain qualifying terminations of their employment following a change in control of us, and the purpose of the Severance Plan for Senior Executives is to provide payments and benefits to the covered executives in the event of certain other qualifying terminations of their employment. The terms of the Change in Control Agreements and Severance Plan for Senior Executives are described in "—Employment and Change in Control Agreements."

        The Change in Control Agreements are "double trigger" agreements, meaning that any payments and benefits are paid only if (i) there is a change in control and (ii) the covered executive is terminated by us without "cause" or by the covered executive with "good reason" (as those terms are defined in the Change in Control Agreement), in either case within two years following the change in control. We believe this "double trigger" approach is appropriate because it enhances retention following a change in control and a change in control may require the continued services of an executive without a change in that executive's position, role or compensation opportunities. Furthermore, the "double trigger" provisions of the Change in Control Agreements are intended to motivate the covered executives to remain with us, or any successor to us, in spite of any disruptions or dislocations resulting from ownership changes. We believe that such "double trigger" provisions, both presently and prospectively, enhance stockholder value by ensuring business continuity in the event of a change of control and allow us to employ executives who are truly committed to our line of business.

        In 2010, the CN&G Committee approved a revised form of the Change in Control Agreement which eliminates our obligations to make payments to the covered executive of all tax gross-ups levied against such executive pursuant to Section 4999 of the Code. Of our named executive officers, only Mr. Sider has entered into this revised Change of Control Agreement. The CN&G Committee revised the Change in Control Agreements as part of our continual evaluation of our compensation programs. We believe that eliminating such tax gross-ups for all future executives and key employees is appropriate in light of current compensation practices and will not affect our future ability to hire and retain exemplary executives and employees.

Policy on Recovering Bonuses in the Event of a Restatement

        Our "claw-back" policy for all senior executive annual incentive, long-term incentive, equity-based awards and other performance-based compensation arrangements provides that a repayment obligation is triggered by an award of compensation based on achievement of financial results that were the subject of a restatement, if the CN&G Committee determines that the senior executive's gross negligence, fraud or misconduct caused or contributed to the need for the restatement and the need for a restatement is identified within three years after the first public issuance or filing of financial statements. The CN&G Committee retains discretion as to implementation and interpretation of all matters relating to the "claw-back." In addition, Section 304 of the Sarbanes-Oxley Act of 2002 provides for the forfeiture of certain bonuses and profits by our CEO and CFO in connection with certain accounting restatements. Our "claw-back" policy will be revised, to the extent necessary, to comply with any rules promulgated by the SEC pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

        In addition, the 2008 Omnibus Plan and Senior Executive Bonus Plan, pursuant to which EICP awards are granted, provide us with the discretion to cause the forfeiture of cash and equity compensation and the recovery of gains from equity compensation awarded under such plans with respect to individuals who engage in misconduct or gross negligence that results in a restatement of our financial statements. In addition, the aforementioned plans provide that awards granted under the plans are subject to the "claw-back" provisions in our Standards of Business Conduct that are described above.

Tax and Accounting Considerations

        Section 162(m) of the Code operates to disallow public companies from taking a federal tax deduction for compensation in excess of $1 million paid to certain of its executive officers, excluding performance-based compensation that meets requirements mandated by the statute. As part of its role, our CN&G Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code. Our stockholders approved our 2008 Omnibus Plan so that awards granted under the plan may qualify as performance-based compensation. In addition, EICP payments for 2012 were generally paid to executive officers under the Senior Executive Bonus Plan, which was approved by our stockholders at the 2010 annual meeting and is designed to qualify as tax-deductible to us under Section 162(m) of the Code. When appropriate, our CN&G Committee intends to preserve deductibility under Section 162(m) of the Code of compensation paid to our named executive officers. However, in certain situations, our CN&G Committee may approve compensation that will not meet these requirements in order to ensure the total compensation for our executive officers is consistent with the policies described above, particularly with regard to our CEO's salary. Accordingly, our CN&G Committee approved a base salary above $1 million for our CEO in 2012, some portion of which may not qualify as performance-based compensation, based on the determination that the benefit of providing compensation to our CEO at a level that we believe necessary to retain and reward his talents outweighs the cost of any lost tax deductibility.

COMPENSATION COMMITTEE REPORT

        The Compensation, Nominating and Governance Committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with members of management. Based on that review and discussion, the Compensation, Nominating and Governance Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

THE COMPENSATION, NOMINATING AND GOVERANCE COMMITTEE Barry H. Beracha, Chair Carl T. Berquist Linda Fayne Levinson

2012 Summary Compensation Table

        The following table, or the "Summary Compensation Table," summarizes the compensation earned in 2012 by our named executive officers.

Name and Principal Position	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total

		($)	($)	($)	($)	($)	($)	($)

Mark P. Frissora	2012	1,308,750	6,452,426	—	4,211,096	1,952,200	592,796	14,517,268
Chief Executive Officer	2011	1,187,500	4,945,727	2,955,619	3,520,517	1,082,200	496,730	14,188,293
	2010	1,131,250	2,972,420	2,938,491	2,657,968	979,200	402,159	11,081,488

Elyse Douglas	2012	585,000	1,447,070	—	681,626	578,200	17,646	3,309,542
Chief Financial Officer	2011	563,750	712,086	708,410	844,086	316,400	17,194	3,161,926
Senior Executive Vice President	2010	536,250	693,569	685,647	580,619	287,900	15,681	2,799,666

Scott Sider	2012	587,500	1,576,449	—	775,609	1,754,900	24,904	4,719,362
Group President, Vehicle Rental	2011	537,500	660,212	656,801	791,970	782,000	25,803	3,454,286
and Leasing, the Americas	2010	469,039	495,408	489,747	499,321	500,600	17,709	2,471,824

Michel Taride(5)	2012	579,431	1,058,954	—	498,873	323,591	360,253	2,821,102
Group President,	2011	561,185	514,022	511,368	846,711	—	284,418	2,717,704
Hertz International	2010	499,557	510,269	504,440	534,239	806,555	291,430	3,146,490

Gary Rappeport(6)	2012	513,968	958,320	—	687,389	5,200	5,659	2,170,536
Former Chief Executive Officer of
Donlen

(1)
The value for each of the years in this Summary Compensation Table reflects the full grant date fair value. These amounts were computed pursuant to FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in the note entitled "Stock-Based Compensation" in the notes to the Corporation's consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2012.

As described in the "Compensation Discussion and Analysis—Performance Stock Units" above, vesting of the performance stock units granted in 2012 were subject to the Corporation's achievement of certain pre-determined financial performance goals during 2012 and subject to upward adjustment based on financial performance goals for combined 2012-2013. The "Stock Awards" column above reflects the grant date fair values of the target number of performance stock units that were eligible to vest based on the Corporation's financial performance goals for 2012, which for accounting purposes is the probable outcome (determined as of the grant date) of the performance-based condition applicable to the grant. This column also reflects the grant date fair value of price-vested stock units granted in 2012. The following table below presents the aggregate grant date fair value of these grants assuming that (i) the actual outcome occurred, a 95.1% payout, and the awards were not subject to increase based on combined 2012-2013 financial performance and (ii) the highest level of performance condition would be achieved, resulting in a 150% payout.

	2012 Performance Stock Unit Awards

Name:	Aggregate Grant Date Fair Value (Based on Actual Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)

Frissora	3,631,671	5,728,188

Douglas	814,463	1,284,642

Sider	887,288	1,399,508

Taride	596,016	940,089

Rappeport	539,380	850,757

(2)
2012 amounts reflect amounts under the Senior Executive Bonus Plan for 2012 performance that were paid in February 2013.

(3)
Amounts include annual changes in the actuarial present value of accumulated pension benefits. The present value was determined using the same assumptions applicable for valuing pension benefits for purposes of our financial statements. See the note entitled "Employee Retirement Benefits" in the notes to the Corporation's consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2012. Due to a freeze of the Hertz UK 1972 Pension Plan and the Hertz UK Supplementary Unapproved Pension Scheme in 2011, Mr. Taride did not report an increase in pension value in 2011. The change in his pension value was $(249,332) (translated in accordance with footnote 5 of this table) for 2011.

(4)
Includes the following for 2012:

	Personal Use of Aircraft	Personal Use of Car and Driver	Financial Planning Assistance	Club Member- ships— Personal Use	Executive Physicals	Housing and Other		Perquisites Subtotal	Life Insurance Premiums	Company Match on 401(k) Plan	Other		Tax Gross- Ups		Total Perquisites and Other Compensation

	(a)	(b)

Frissora	493,609	65,676	—	17,943	3,169	1,053	(c)	581,450	3,846	7,500	—		—		592,796

Douglas	—	8,428	—	—	—	—		8,428	1,718	7,500	—		—		17,646

Sider	—	9,152	3,058	—	4,200	—		16,410	994	7,500	—		—		24,904

Taride(d)	—	13,679	13,876	—	—	105,362	(e)	132,917	2,429	—	66,192	(f)	158,715	(e)	360,253

Rappeport	—	—	—	—	—	—		—	1,909	3,750	—		—		5,659

  (a)
  Based on the direct costs of aircraft for each hour of personal use.

  (b)
  For Mr. Frissora, this amount includes the incremental cost of the driver's time and costs related to Corporation-provided cars. For other executives, none of whom is provided with a driver, this amount reflects the cost of depreciation and interest, if applicable.

  (c)
  Entire amount represents the costs to the Corporation to maintain residential security systems for Mr. Frissora.

  (d)
  Amounts for Mr. Taride have been translated from pounds sterling to U.S. dollars at the 12-month average rate of 1.58942.

  (e)
  Amount includes the incremental cost of housing provided to Mr. Taride in 2012 and the imputed income he received pursuant to an arrangement with Mr. Taride described under "Compensation Discussion and Analysis—Housing Arrangements with Mr. Taride," and a tax gross up relating to this perquisite.

  (f)
  Represents the cost to the Corporation of additional medical insurance benefits for Mr. Taride and the Corporation's match on his defined contribution plan.
(5)
Amounts for Mr. Taride have been translated from pounds sterling to U.S. dollars at the 12-month average rate of 1.58942 for 2012, 1.604068 for 2011 and 1.54214 for 2010.

(6)
Data not reported for 2010 and 2011 as Mr. Rappeport became a named executive officer in 2012.

2012 Grants of Plan-Based Awards

        The following table sets forth, for each named executive officer, possible payouts under all non-equity incentive plan awards granted in 2012, all grants of performance stock units in 2012, all grants of price-vested stock units in 2012 and the grant date fair value of all such awards.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)(3)
									Grant Date Fair Value of Stock Awards(4) ($)
Name	Grant Date	Compensation Committee Action Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Mark P. Frissora	—	—	—	2,152,000	—	—	—	—	—
Performance Stock Units	3/6/2012	3/5/2012	—	—	—	139,883	279,765	419,648	3,818,792
Price-Vested Stock Units	3/6/2012	3/5/2012	—	—	—	—	123,124	123,124	1,247,246
Price-Vested Stock Units	3/6/2012	3/5/2012	—	—	—	—	123,125	123,125	1,386,388
Elyse Douglas	—	—	—	472,000	—	—	—	—	—
Performance Stock Units	3/6/2012	3/5/2012	—	—	—	31,371	62,742	94,113	856,428
Price-Vested Stock Units	3/6/2012	3/5/2012	—	—	—	—	27,613	27,613	279,720
Price-Vested Stock Units	3/6/2012	3/5/2012	—	—	—	—	27,613	27,613	310,922
Scott Sider	—	—	—	510,000	—	—	—	—	—
Performance Stock Units	3/6/2012	3/5/2012	—	—	—	34,176	68,352	102,528	933,005
Price-Vested Stock Units	3/6/2012	3/5/2012	—	—	—	—	30,081	30,081	304,721
Price-Vested Stock Units	3/6/2012	3/5/2012	—	—	—	—	30,082	30,082	338,723
Michel Taride	—	—	—	466,979	—	—	—	—	—
Performance Stock Units	3/6/2012	3/5/2012	—	—	—	22,957	45,914	68,871	626,726
Price-Vested Stock Units	3/6/2012	3/5/2012	—	—	—	—	20,207	20,207	204,697
Price-Vested Stock Units	3/6/2012	3/5/2012	—	—	—	—	20,207	20,207	227,531
Gary Rappeport	—	—	—	513,968	—	—	—	—	—
Performance Stock Units	3/6/2012	3/5/2012	—	—	—	20,776	41,551	62,327	567,171
Price-Vested Stock Units	3/6/2012	3/5/2012	—	—	—	—	18,286	18,286	185,237
Price-Vested Stock Units	3/6/2012	3/5/2012	—	—	—	—	18,287	18,287	205,912

(1)
The amounts in these columns include the "Target" amount for each named executive officer under the EICP at 100% of the target award. The EICP payments are based on adjusted pre-tax income, revenue and EVA® goals for the Corporation. The Senior Executive Bonus Plan, under which EICP payments are made, limits the maximum cash incentive bonus payout for our CEO and other participants. The limit is 1% of our EBITDA for a performance period for our CEO and 0.5% of our EBITDA for a performance period for other participants. The CN&G Committee uses its negative discretion to make actual EICP awards using the performance metrics more specifically described in our Compensation Discussion and Analysis as a guide. Actual amounts were determined and paid in early 2013 and are included in the Summary Compensation Table above. We discuss the EICP under the heading "Compensation Discussion and Analysis—Annual Cash Incentive Program (EICP)—EICP Overview."

(2)
Performance stock units were granted to each named executive officer under our 2008 Omnibus Plan. As described in the Compensation Discussion and Analysis above, the amount of performance stock units eligible for vesting is subject in part to our achievement of financial performance goals during 2012 and/or combined 2012-2013. Of the awards actually earned by our named executive officers, 33 1/3% of each award of performance stock units vest on the first, second and third anniversary, in each case if the executive is still an employee on the applicable vesting date. As set forth in "Compensation Discussion and Analysis—Long Term Equity Incentives—Performance Stock Units" above, if combined 2012-2013 Corporate EBITDA performance levels exceed the 2012 Corporate EBITDA performance levels, additional performance stock units will vest on the second and third anniversaries to reflect the achievement of such increased performance levels.

(3)
Price-vested stock units were granted to each named executive officer under our 2008 Omnibus Plan. As described in the Compensation Discussion and Analysis above, the amount of price-vested stock units eligible for vesting is subject in part to our achievement of financial performance goals ending on the third and fourth anniversary of the date of grant.

(4)
Represents the aggregate grant date fair value, computed pursuant to FASB ASC Topic 718. Please see the note entitled "Stock-Based Compensation" in the notes to the Corporation's consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2012 for a discussion of the assumptions underlying these calculations.

2012 Outstanding Equity Awards at Year-End

        The following table sets forth, for each named executive officer, details of all equity awards outstanding on December 31, 2012.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable		Option exercise price	Option expiration date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(1)
	(#)	(#)		($)		(#)		($)	(#)		($)
Mark P. Frissora	800,000	—		6.56	8/15/2016	—		—	—		—
	400,000	—		9.56	8/15/2016	—		—	—		—
	400,000	—		14.56	8/15/2016	—		—	—		—
	400,000	—		23.06	8/14/2017	—		—	—		—
	827,985	—		12.97	2/28/2018	—		—	—		—
	370,087	370,087	(2)	9.70	3/4/2020	—		—	—		—
	124,604	373,814	(3)	14.60	3/1/2021	—		—	—		—
	—	—		—	—	—		—	193,798	(4)	3,153,093
	—	—		—	—	152,768	(5)	2,485,535	—		—
	—	—		—	—	162,870	(6)	2,649,895	—		—
	—	—		—	—	—		—	526,014	(7)	8,558,248
Elyse Douglas	110,000	—		6.56	8/15/2016	—		—	—		—
	50,000	—		21.22	11/2/2017	—		—	—		—
	186,567	—		12.97	2/28/2018	—		—	—		—
	86,353	86,354	(2)	9.70	3/4/2020	—		—	—		—
	29,865	89,597	(3)	14.60	3/1/2021	—		—	—		—
	—	—		—	—	36,617	(5)	595,759	—		—
	—	—		—	—	38,004	(6)	618,325	—		—
	—	—		—	—	—		—	117,968	(7)	1,919,339
Scott Sider	10,000	—		8.61	8/21/2018	—		—	—		—
	61,681	61,681	(2)	9.70	3/4/2020	—		—	—		—
	27,689	83,070	(3)	14.60	3/1/2021	—		—	—		—
	—	—		—	—	33,949	(5)	552,350	—		—
	—	—		—	—	27,146	(6)	441,665	—		—
	—	—		—	—	—		—	128,515	(7)	2,090,939
Michel Taride	100,000	—		4.56	5/5/2016	—		—	—		—
	300,000	—		4.56	5/18/2016	—		—	—		—
	200,000	—		9.56	5/18/2016	—		—	—		—
	200,000	—		14.56	5/18/2016	—		—	—		—
	111,940	—		12.97	2/28/2018	—		—	—		—
	63,531	63,532	(2)	9.70	3/4/2020	—		—	—		—
	21,558	64,676	(3)	14.60	3/1/2021	—		—	—		—
	—	—		—	—	26,432	(5)	430,049	—		—
	—	—		—	—	27,960	(6)	454,909	—		—
	—	—		—	—	—		—	86,328	(7)	1,404,557
Gary Rappeport(8)	—	—		—	—	—		—	—		—

(1)
Based on the closing market price of the Corporation's common stock on December 31, 2012 of $16.27.

(2)
The unvested options vest in two equal installments on March 4, 2013 and 2014.

(3)
The unvested options vest in three equal installments on March 1, 2013, 2014 and 2015.

(4)
On March 1, 2011, the CN&G Committee granted Mr. Frissora the contingent right to receive 193,798 performance stock units. For these performance stock units to vest, the 20 trading day trailing average price of our common stock must equal or exceed $20 per share by March 2, 2016. Vesting is also contingent on Mr. Frissora's continued employment with us through the last to occur of either the third anniversary of the date of grant (March 1, 2014) or the date upon which the performance criterion above is satisfied.

(5)
These performance stock units were granted on February 28, 2011. Each performance stock unit represents a contingent right to receive one share of our common stock. The performance stock units vest in three installments. The first 25% of performance stock units vested on the first anniversary of the date of grant as based on 2011 Corporate EBITDA results. The second 25% of performance stock units vest on the second anniversary of the date of grant contingent only upon the recipient's continued employment and the remaining 50% of performance stock units vest on the third anniversary of the date of grant contingent only upon the recipient's continued employment. However, as described in "Compensation Discussion and Analysis—Long Term Equity Incentives—Performance Stock Units" above, to the extent that combined 2011-2012 Corporate EBITDA performance levels exceed the 2011 Corporate EBITDA performance level, then additional performance stock units will vest on the second and third anniversaries of to reflect the achievement of such increased performance levels.

(6)
These performance stock units were granted on March 4, 2010. Each performance stock unit represents a contingent right to receive one share of our common stock. The performance stock units vest in three installments. The first and second 25% of performance stock units vested on the first and second anniversaries of the date of grant (March 4, 2011 and 2012, respectively), due to (i) the recipient's continued employment and (ii) satisfaction of the performance criteria applicable to the performance stock units. Because the performance criteria were satisfied, the remainder of the performance stock units vest over time (subject to continued employment). Specifically, the remaining 50% of performance stock units vest on the third anniversary of the date of grant (March 4, 2013) contingent only upon the recipient's continued employment.

(7)
These awards represent the grants of performance stock units and price-vested stock units made on March 6, 2012 as set forth in "2012 Grants of Plan-Based Awards" above. All of the awards are reported at target. The amount for the performance stock units ultimately awarded may range from 0% to 150% of the target award and the amount for the price-vested stock units ultimately awarded may range from 0% to 100% of the target award.

(8)
Mr. Rappeport retired from Donlen on December 31, 2012. As a result of his retirement, he forfeited all of his outstanding stock awards.

2012 Option Exercises and Stock Vested

        The following table sets forth, for each named executive officer, details of any awarded stock options that were exercised and any stock awards that were vested in 2012.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Mark P. Frissora	—	N/A	862,182(1)	12,544,748(2)
			50,923(3)	746,022(4)
			81,435(5)	1,179,179(6)
Elyse Douglas	—	N/A	148,894(1)	2,166,408(2)
			12,205(3)	178,803(4)
			19,002(5)	275,149(6)
Scott Sider	16,000	152,098
	1,000	9,506
	8,000	76,049
	50,000	502,935
	25,000	262,575
	79,000	894,509
			40,000(1)	582,000(2)
			11,316(3)	165,779(4)
			13,573(5)	196,537(6)
Michel Taride	—	N/A	121,316(1)	1,765,148(2)
			8,810(3)	129,067(4)
			13,980(5)	202,430(6)
Gary Rappeport	—	N/A	—	N/A

(1)
Represents the number of shares of common stock received upon vesting of performance stock units that had been previously granted under our 2008 Omnibus Plan. The performance stock units vested on February 26, 2012.

(2)
Value realized upon vesting based on $14.55 per share, the closing price of our common stock on the NYSE on February 24, 2012, the trading day immediately preceding the vesting date.

(3)
Represents the number of shares of common stock received upon vesting of performance stock units that had previously been granted under our 2008 Omnibus Plan. The performance stock units vested on March 1, 2012.

(4)
Value realized upon vesting based on $14.65 per share, the closing price of our common stock on the NYSE on March 1, 2012.

(5)
Represents the number of shares of common stock received upon vesting of performance stock units that had been previously granted under our 2008 Omnibus Plan. The performance stock units vested on March 4, 2012.

(6)
Value realized upon vesting based on $14.48 per share, the closing price of our common stock on the NYSE on March 2, 2012, the trading day immediately preceding the vesting date.

2012 Pension Plan Table

        The following table sets forth, for each named executive officer, the plans in which he or she participated in 2012, the number of years of credited service in each such plan he or she had at December 31, 2012 the present value of the accumulated benefit in each such plan at December 31, 2012, and the payments received from such plan during 2012:

Name	Plan name	Number of years credited service	Present value of accumulated benefit(1)	Payments during last fiscal year
		(#)	($)	($)
Mark P. Frissora	The Hertz Corporation Account Balance Defined Benefit Pension Plan (the "Hertz Retirement Plan")	6	52,300	—
	The Hertz Corporation Benefit Equalization Plan (the "BEP")	6	591,600	—
	The Hertz Corporation Supplemental Executive Retirement Plan (the "SERP II")	6	4,479,700	—
Elyse Douglas	Hertz Retirement Plan	6	49,900	—
	BEP	6	149,000	—
	SERP II	6	1,338,000	—
Scott Sider(2)	Hertz Retirement Plan	26	346,200	—
	BEP	17	276,100	—
	SERP II	26	3,372,100	—
Michel Taride(3)	Hertz UK Pension Plan	11	1,457,996	—
	Hertz UK Supplemental Plan	11	2,123,633	—
Gary Rappeport	Hertz Retirement Plan	1	5,200	—

(1)
The present value calculations use the same assumptions (except for retirement and pre-retirement decrements) used for financial reporting purposes and reflect current compensation levels. The assumptions used in the calculations are as follows:

•
Discount Rates—

•
For The Hertz Retirement Plan: 4.0% as of December 31, 2012, 4.7% as of December 31, 2011 and 5.1% as of December 31, 2010.

•
For the BEP and SERP II: 3.5% as of December 31, 2012, 4.8% as of December 31, 2011 and 5.2% as of December 31, 2010.

•
For the Hertz UK Pension Plan and Hertz UK Supplemental Plan: 4.5% as of December 31, 2012, 4.7% as of December 31, 2011 and 5.3% as of December 31, 2010.

•
Mortality Table = RP2000 Mortality Table projected to 2017.

•
Retirement Age = 60 or current age if older (earliest unreduced retirement age).

  •
  Pre-retirement Decrements = None assumed.

  •
  Payment Form = Five year certain and life annuity.

  Please see the note "Employee Retirement Benefits" in the notes to the Corporation's consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2012, for a discussion of these assumptions.

(2)
Mr. Sider's number of actual years of service with us is 30.

(3)
Amounts for Mr. Taride have been translated from pounds sterling to U.S. dollars at the 12-month average rate of 1.58942. Mr. Taride's number of actual years of service with us is 26.

Pension Benefits

        Our retirement plan for U.S.-based employees, The Hertz Corporation Account Balance Defined Benefit Pension Plan (the "Hertz Retirement Plan"), is a tax-qualified pension plan for which we pay the entire cost. Full and part-time employees who work more than 1,000 hours in a 12-month period, and who have completed one year of continuous employment with the Corporation, including the named executive officers, with the exception of Mr. Taride, earn the right to receive benefits upon retirement at the normal retirement age of 65 or upon early retirement at or after age 55 and the completion of three years of vesting service. The benefit an employee receives is based on a combination of the following factors:

  •
  A percentage of final average compensation (using the highest five consecutive of the last ten years of eligible compensation);

  •
  Years of credited service up to July 1, 1987; and

  •
  The accrued value of a cash account after July 1, 1987, which gets credited each year at a predetermined percentage of eligible compensation.

        We maintain three non-qualified, unfunded pension plans for certain of our U.S.-based executives: the BEP, the SERP II and the SERP. None of our named executive officers participates in the SERP and Mr. Taride does not participate in any of these plans. These plans provide benefits in excess of the qualified plans as follows:

  •
  The BEP provides equalization benefits in lieu of benefits that cannot be provided under the Hertz Retirement Plan due to limitations on tax-qualified retirement plans imposed by the Code. Eligibility for the BEP is limited to members of a select group of management or highly compensated employees whose benefits under the Hertz Retirement Plan are limited by the Code and who do not participate in the SERP. Messrs. Frissora and Sider and Ms. Douglas participate or participated in the BEP. Benefits under the BEP are fully vested after the earlier of three years of vesting service or at age 65.

  •
  The SERP II provides benefits to participants that, when combined with benefits paid to them under the Hertz Retirement Plan, the BEP and the SERP would cause them to receive overall benefits generally similar to those that would have been provided if the pre-July 1, 1987 benefit formula for the Hertz Retirement Plan had remained in effect until their normal retirement date, but had the Hertz Retirement Plan computed their final average compensation on the basis of the highest five in the last ten years of eligible compensation, whether or not those five years were consecutive. Eligibility for the SERP II is discretionary. Messrs. Frissora and Sider and Ms. Douglas participate in the SERP II. Benefits under the SERP II are generally payable only to participants who, upon the termination of their employment, have been credited with five vesting years of service under the pension plan and whose employment terminates due to death or disability or after attainment of age 55. Those benefits are also payable to participants who have not attained age 55 if their employment is terminated (other than voluntarily or for cause) within thirty days prior to, or one year after, certain changes in control of Hertz or its subsidiaries.

        Mr. Taride participates in two retirement plans applicable to certain of our employees in Europe, the Hertz UK 1972 Pension Plan and the Hertz UK Supplementary Unapproved Pension Scheme, or the "Hertz UK Supplementary Plan." These two plans are similar defined benefit plans that provide for, in the case of Mr. Taride, 1/30th of his final salary for each year of service in the plans subject to a maximum of two-thirds of his final salary at the time of his retirement. Under these plans, Mr. Taride has a right to retire at age 60.

        On June 30, 2011, we transitioned from the two defined benefit plans mentioned above to a defined contribution plan, the Hertz Group Personal Pension, for Mr. Taride and all U.K.-based employees. As a result, Mr. Taride, in addition to all other U.K.-based employees, are still entitled to the benefits under the plans, but we will make no further contributions on their behalf to either plan and all accrued benefits will be paid when the beneficiaries are eligible for such benefits.

        We also maintain a tax-qualified defined contribution plan in which the named executive officers, except for Mr. Taride, are eligible to participate. We also maintain a post-retirement assigned car benefit plan under which we provide certain executives who, at the time of retirement, are at least 58 years old and have been an employee of the Corporation for at least 20 years, with a car from our fleet and insurance on the car for the participant's benefit. The assigned car benefit is available for 15 years post-retirement or until the participant reaches the age of 80, whichever occurs last. As of December 31, 2012, Messrs. Sider and Taride had satisfied the minimum service, but not the minimum age, requirement and Mr. Frissora and Ms. Douglas had satisfied neither the minimum service nor the minimum age requirement. Mr. Rappeport did not qualify for this benefit at the time of his retirement.

Employment and Change in Control Agreements

        The Corporation and its subsidiaries have entered into employment agreements and Change in Control Agreements with certain key employees, including the named executive officers, to promote stability and continuity of senior management. Information about such agreements is set forth below.

Employment Agreement with Mark P. Frissora

        We entered into an employment agreement with Mr. Frissora in connection with his becoming our CEO, and a director of the Corporation and of Hertz, in July 2006, which agreement was amended and restated in December 2008. The agreement with Mr. Frissora provides for an annual base salary of not less than $950,000 and an annual bonus opportunity of 100% of such base salary. In addition, Mr. Frissora is entitled to receive the benefits and perquisites we provide to our senior executives.

        In addition, the agreement provides that if Mr. Frissora's employment terminates because of his death, "Disability" or "Retirement," (as those terms are defined in the employment agreement) he will be entitled to receive his base salary through the date of termination plus a pro rata bonus for the year of termination based on the achievement of performance goals for that year. If his employment is terminated by the Corporation "Without Cause" or by Mr. Frissora for "Good Reason" (as those terms are defined in the employment agreement), Mr. Frissora is, if he executes a release of claims against us, entitled to severance. Severance in this case would be equal to two and a half times his then-current base salary and the bonus awarded for the preceding year, continuation of health care coverage for two years, and a pro rata bonus for the year in which his termination occurs, based on actual performance. If Mr. Frissora's employment is terminated for Cause, he is only entitled to his base salary through the date of termination. If Mr. Frissora's employment is terminated by Mr. Frissora without Good Reason, he is entitled to his base salary through the date of termination and his earned but unpaid annual bonus for the year preceding the year in which the date of termination occurs. Upon termination of Mr. Frissora's employment for any reason, he will be subject to non-competition and non-solicitation provisions for two years following the termination. In the event that Mr. Frissora's severance benefits constitute "excess parachute payments" (as defined by Section 280G of the Code), he will be entitled to a gross-up for any excise tax, more commonly known as golden parachute tax, imposed on him by Section 4999 of the Code in connection with his severance benefits.

        The following chart sets forth, for Mr. Frissora, the payments and benefits he would receive if his employment were to have terminated under the specified circumstances on December 31, 2012. For purposes of determining the amount of the excise tax gross-up, we have assumed that a change in control occurred on December 31, 2012 and that the vesting of all of the unvested stock options held by Mr. Frissora would have accelerated upon the change in control. In addition, because we have assumed that the termination occurred on December 31, 2012, we have further assumed that Mr. Frissora would be paid a bonus payment equal to 100% of the bonus earned.

Benefit	Termination For Cause ($)	Termination Without Cause/with Good Reason ($)	Termination by reason of Death, Disability or Retirement ($)	Termination following a Change in Control ($)(1)
Severance payment	0	12,163,793	—	12,163,793
Pro rata bonus	0	4,211,096	4,211,096	4,211,096
Continued healthcare benefits	0	10,304	—	10,304
Excise tax gross up	0	—	—	11,154,254

Total	0	16,385,193	4,211,096	27,539,447

(1)
Assumes termination of Mr. Frissora after the Corporation's failure, within 15 days after a merger, consolidation, sale or similar transaction, to obtain a satisfactory agreement from any successor to all or substantially all of the assets or business of the Corporation to assume and agree to perform Mr. Frissora's employment agreement.

Other Named Executive Officers

  Change in Control Agreements

        The named executive officers, other than Messrs. Frissora and Rappeport, have entered into Change in Control Agreements. The Change in Control Agreements will continue to automatically renew for one-year extensions unless we give 15-months' notice. In the event of a change in control during the term of the Change in Control Agreements, the agreement will remain in effect for two years following the change in control.

        If a change in control occurs and the covered executive's employment is terminated by us without "Cause" or by the covered executive with "Good Reason" (as those terms are defined in the Change in Control Agreement), in either case within two years following the change in control, the covered executive will be entitled to the following payments and benefits:

  •
  A lump sum cash payment reflecting accrued but unpaid compensation equal to the sum of (i) the executive's annual base salary earned but not paid through the date of termination, (ii) one-twelfth of the target annual bonus payable to the executive, including any amounts deferred at the election of the executive multiplied by the number of full and partial months from the beginning of the calendar year during which the termination occurs, and (iii) all other amounts to which the executive is entitled under any compensation plan applicable to the executive, payable no later than the thirtieth day following the date of the executive's termination;

  •
  A lump sum cash payment equal to a multiple (the "severance multiple") of the sum of the executive's annual base salary in effect immediately prior to the termination and the average actual bonuses paid to the covered executive for the three years prior to the year in which the termination occurs, or, for executives without a three-year bonus history, by reference to target levels. The severance multiples are: for Mr. Taride, 2.5 and for Ms. Douglas and Mr. Sider, 2.0;

  •
  Credit of an additional number of years equal to the severance multiple to the executive's years of age and "Years of Service" for all purposes under our SERP II (described at "—Pension Benefits") and, to the extent such covered executive does not have at least 5 "years of service", the covered executive shall be fully vested in the benefit under our SERP II as increased pursuant to the credit referred to above;

  •
  Continuation of all life, medical, dental and other welfare benefit plans (other than disability plans) until the earlier of the end of a number of years following the executive's termination of employment equal to the severance multiple and the date on which the executive becomes eligible to participate in welfare plans of another employer;

  •
  Within the period of time from the date of the executive's termination through the end of the year following the date of termination, outplacement assistance up to a maximum of $25,000; and

  •
  With respect to Mr. Taride, eligibility to immediately participate in the retiree car plan (described at "—Retiree Car Plan").

        The foregoing are intended to be in lieu of any other payments and benefits to be made in connection with a covered executive's termination of employment while the agreements are in effect. Covered executives must execute a general release of claims to receive the foregoing severance payments and benefits. After a change in control, in the event the covered executive's employment is terminated by reason of death, "Disability," or "Retirement" (as those terms are defined in the Change in Control Agreement) then the executive will be entitled to his or her benefits in accordance with the retirement or benefit plans of the Corporation in effect. After a change in control, in the event the covered executive's employment is terminated by reason of "Cause" or by the executive without "Good Reason" (as those terms are defined in the Change in Control Agreement) then the Corporation shall pay the executive his or her full base salary at the rate in effect at the time notice of termination was given and shall pay any other amounts according to any other compensation plans or programs in effect.

        In the event of a dispute over the agreement, the covered executive is entitled to payment of his or her legal fees and expenses reasonably incurred so long as the covered executive prevails on at least one material claim in the dispute. In the event that compensation provided for in the agreement or in any other plan or arrangement covering the named executive is subject to the golden parachute excise tax, all named executive officers other than Messrs. Sider and Taride will be entitled to receive a gross-up payment in an amount such that after payment by the executive of all taxes on the gross-up payment, the executive shall retain a portion of the gross-up payment equal to the excise tax. However, to the extent compensation paid to the executive in connection with the change in control does not exceed 110% of the specified statutory threshold amount giving rise to excise tax, then no additional payment will be paid and the compensation will be reduced below such statutory threshold. As more specifically described in "Compensation Discussion and Analysis—Employment and Severance Arrangements," and below, Mr. Sider entered into a revised form of the Change in Control Agreement that does not contain a tax gross-up and accordingly is not entitled to the aforementioned benefit.

        The agreement also contains a confidentiality covenant that extends indefinitely following the executive's termination of employment and noncompetition and nonsolicitation covenants that extend for 12 months following the executive's termination of employment. In the event that the executive breaches these covenants, the Corporation is entitled to stop making payments to the executive and seek injunctive relief in certain circumstances.

        In addition, Hertz Europe Limited and Mr. Taride have entered into a non-compete agreement which provides that for the 12 months after the termination of his employment with us, Mr. Taride will not (i) compete with us in the countries in which we operated or actively made arrangements to plan to operate during the 12 months preceding such termination of employment or (ii) solicit or entice away any key employees from us. Hertz Europe Limited would be required to give Mr. Taride 12-months' notice to terminate his employment for any reason other than misconduct.

        In March 2010, Scott Sider entered into our revised form of the Change in Control Agreement as part of his promotion to President, Vehicle Rental and Leasing, The Americas. The revised form that Mr. Sider entered into eliminates the provision for a tax gross-up under Section 4999 of the Code in the event that there is an event satisfying the "double trigger" provisions in the agreement. Mr. Sider is the only named executive officer to have entered into such revised Change in Control Agreement.

        The table below sets forth, for each of Ms. Douglas and Messrs. Sider and Taride the severance benefits that would have been payable under the executive's Change in Control Agreement if his or her employment had been terminated by us without cause or by the executive for good reason (each as defined in the relevant agreement), as of December 31, 2012. The increase in the SERP II value reflects the difference between the payment to which the executive would have been entitled had his or her employment been terminated assuming a change in control had occurred and if his or her employment had been terminated assuming no change in control. In addition, because we have assumed that the terminations occurred on December 31, 2012, we have further assumed that each of the executives would be paid a bonus payment equal to 100% of target and for this purpose. In addition, for purposes of calculating the excise-tax gross-up, we have assumed that the vesting of all unvested stock options held by these individuals accelerated on that date.

Benefit	Name(1)	Value of Benefit ($)(2)
Severance payment	Ms. Douglas	2,439,054
	Mr. Sider	2,191,969
	Mr. Taride	3,036,105
Pro-rata bonus payment	Ms. Douglas	472,000
	Mr. Sider	510,000
	Mr. Taride	477,704
SERP II value(3)	Ms. Douglas	1,213,900
	Mr. Sider	2,213,800
	Mr. Taride	N/A
Continued health and welfare benefits	Ms. Douglas	4,102
	Mr. Sider	13,088
	Mr. Taride	61,460
Outplacement	Ms. Douglas	25,000
	Mr. Sider	25,000
	Mr. Taride	25,000
Excise tax gross up	Ms. Douglas	2,613,968
	Mr. Sider	N/A
	Mr. Taride	N/A
Retiree Car Benefit	Ms. Douglas	N/A
	Mr. Sider	N/A
	Mr. Taride	267,000

(1)
Information is not included for Mr. Rappeport because at the time of his retirement he did not have a Change in Control Agreement.

(2)
Amounts for Mr. Taride have been translated from pounds sterling to U.S. dollars at the spot exchange rate on December 31, 2012 of 1.6259.

(3)
Amounts for Mr. Sider and Ms. Douglas reflect (i) the value of the SERP II benefits as set forth in "—2012 Pension Plan Table" plus (ii) a credit of an additional number of years equal to the respective executive officer's severance multiple to the executive's years of age and "Years of Service" under the SERP II.

  Severance Plan for Senior Executives

        We have a severance plan for senior executives. The severance plan provides benefits to senior executives whose employment is terminated other than terminations of employment that qualify for benefits under the Change in Control Agreements. Messrs. Sider and Taride and Ms. Douglas were designated as participants in the plan. If any covered executive is terminated for death, "Cause," "Permanent Disability" or "Retirement" (as those terms are defined in the severance plan) the executive will not be entitled to any benefits under the severance plan. However, if the covered executive is terminated for any other reason (other than described in the preceding sentence), the executive will be or was entitled to the following payments and benefits:

  •
  A pro rata portion of the annual bonus that would have been payable to the participant;

  •
  Cash payments in the aggregate equal to a multiple (the "severance multiple"), based on the executive's position, of the executive's annual base salary in effect immediately prior to the date of termination and the average of the annual bonuses payable to the executive, including any amounts deferred at the election of the executive, with respect to the three calendar years preceding the year in which the termination occurs; or, for executives without a three-year bonus history, by reference to target levels; or, if no target annual bonus has yet been established for such fiscal year, the average actual bonus the executive received in the most recent years; or, if an executive has not had an opportunity to earn or be awarded one full year's bonus as of his or her termination of employment, the executive's target bonus for the year of termination, payable in equal installments over a period of whole and/or partial years equal to the severance multiple. The severance multiples are: for Messrs. Sider and Taride, 2.0 and for Ms. Douglas, 1.5;

  •
  Continuation of all life, medical, dental and other welfare benefit plans (other than disability plans) until the earlier of the end of a number of years following the executive's termination of employment equal to the severance multiple and the date on which the executive becomes eligible to participate in welfare plans of another employer; and

  •
  Within the period of time from the date of executive's termination through the end of the year following the date of termination, outplacement assistance up to a maximum of $25,000.

        Executives must execute a general release of claims to receive the foregoing severance payments and benefits. The severance plan also contains a confidentiality covenant that extends for 24 months following the executive's termination of employment and non-competition and non-solicitation covenants that extend for a period of years following the executive's termination of employment equal to the severance multiple. If an executive is entitled to severance payments and benefits under the severance plan and a Change in Control Agreement, payments and benefits will be made under the Change in Control Agreement rather than the severance plan.

        The severance plan is administered by one or more individuals appointed by our CN&G Committee or (in the absence of an appointment) by the Chief Human Resources Officer. The severance plan may be amended or terminated at any time other than with respect to executives then receiving payments and benefits under the plan.

        The following chart sets forth the estimated payments that the named executive officers covered under the severance plan would receive upon a termination by us without cause, assuming that (i) the severance plan was in place on December 31, 2012 and (ii) the covered executives' termination of employment occurred on that date.

Benefit	Name(1)	Value of Benefit ($)(2)
Severance payment	Ms. Douglas	1,829,291
	Mr. Sider	2,191,969
	Mr. Taride	2,428,884
Pro-rata bonus payment	Ms. Douglas	472,000
	Mr. Sider	510,000
	Mr. Taride	477,704
Continued health and welfare benefits	Ms. Douglas	3,077
	Mr. Sider	13,088
	Mr. Taride	49,168
Outplacement	Ms. Douglas	25,000
	Mr. Sider	25,000
	Mr. Taride	25,000

(1)
Information is not included for Mr. Rappeport because he retired on December 31, 2012.

(2)
Amounts for Mr. Taride have been translated from pounds sterling to U.S. dollars at the spot exchange rate on December 31, 2012 of 1.6259.

Treatment of Equity Compensation upon a Termination or a Change in Control

        Our named executive officers currently hold outstanding equity issued under two equity incentive plans, the Hertz Global Holdings Stock Incentive Plan ("SIP") and the 2008 Omnibus Plan. The 2008 Omnibus Plan, which replaced the SIP, was approved by our stockholders at our 2010 annual meeting (and amended and restated the original equity incentive plan approved at our 2008 annual meeting).

  Stock Incentive Plan

        With respect to options granted to our named executive officers pursuant to the SIP, other than certain options granted to Messrs. Frissora and Rappeport, if the executive's employment is terminated by reason of death or disability, all of the executive's unvested stock options issued will vest. If the executive's employment is terminated for any reason other than death or disability, all unvested options will immediately be canceled. Options that vest or are vested at the time of the executive's termination of employment will remain outstanding and exercisable until the earlier of the tenth anniversary of the grant date or 60 days (or in the case of termination by reason of death or disability, 180 days) following the executive's termination. In the event of a termination for cause, all vested and unvested options held by the executive are forfeited.

        Different provisions apply to stock options granted pursuant to the SIP to Mr. Frissora at the time of his commencement of employment with the Corporation in July 2006. For those options, if Mr. Frissora's employment is terminated without "Cause" or for "Good Reason" (as those terms are defined in his employment agreement), a pro rata portion of his options that would have vested on the next vesting date will vest. Options that vest or are vested at the time of Mr. Frissora's termination of employment will remain outstanding and exercisable until the earlier of the tenth anniversary of the grant date or the following: (i) 60 days following a termination by Mr. Frissora without Good Reason; (ii) 90 days following a termination by Mr. Frissora for Good Reason or by the Corporation without Cause; or (iii) 180 days following a termination by reason of death or disability or retirement on or after Mr. Frissora reaches normal retirement age. In addition, if Mr. Frissora's employment is terminated by Mr. Frissora for Good Reason or by the Corporation without Cause in the six months prior to a change in control, these options will be treated as if his employment was terminated immediately after the change in control.

Mr. Frissora's other options granted under the SIP have the same terms as those of our other named executive officers.

        Under the SIP, if a change in control occurs, unless outstanding options are exchanged for substitute awards in connection with the change in control, each option will be canceled in exchange for a payment equal to the excess, if any, of the price per share paid in the change in control over the option's exercise price.

  2008 Omnibus Plan

        Stock Options—With respect to stock options, if the employment of any of our named executive officers is terminated by reason of death or disability, any options shall be exercisable at any time prior to the first anniversary of the named executive officer's death or disability or the expiration of the term of the options, whichever period is shorter, and thereafter any options that have not been exercised are canceled. If the employment of any of our named executive officers is terminated as a result of his or her retirement, or without cause, then the named executive officer may exercise any options that are exercisable on the date of such retirement or termination without cause until the earlier of (i) the 90th day following the date of such retirement or termination or, if later, the 90th day following expiration of any blackout period in effect with respect to such options and (ii) the expiration of the term of such options. Any options that are not exercisable upon the named executive officer's retirement or termination shall be forfeited and canceled as of the date of such retirement or termination If a named executive officer's employment is terminated for cause, all outstanding options shall be immediately forfeited and canceled.

        Performance Stock Units—In March 2011 and 2012, we made performance stock units grants to the named executive officers pursuant to the 2008 Omnibus Plan. With respect to performance stock units granted to our named executive officers if the employment of any of our named executive officers is terminated by reason of death or disability on or prior to the first anniversary of the date performance stock units were awarded, the officer will retain a pro rata portion of the performance stock units, based on the number of days elapsed since the date of grant, and the remaining performance stock units will be forfeited. The retained performance stock units will be eligible to vest if the performance goal is achieved for the first performance year and will be forfeited if the performance goal is not achieved. If the employment of a named executive officer is terminated by reason of death or disability after the first anniversary of the date that the performance stock units were awarded, then, based on the applicable achievement of the performance goals in the first year and the cumulative two-year period, a pro rata portion of the performance stock units will vest, based on the number of days elapsed since the first anniversary of the grant date. If the employment of a named executive officer is terminated by reason of death or disability after the second anniversary of the date that the performance stock units were awarded, then, based on the applicable achievement of the performance goals in the first year and the cumulative two-year period, a pro rata portion of the performance stock units will vest, based on the number of days elapsed since the second anniversary of the grant date. If a named executive officer's employment is terminated for any other reason, performance stock units will be forfeited.

        With respect to the performance stock units granted to Mr. Frissora on March 1, 2011, if the employment of Mr. Frissora is terminated by reason of death or disability, Mr. Frissora will retain a pro rata portion of the performance stock units, based on the number of whole months elapsed from the date of grant to termination of employment (or the third anniversary of the date of grant if earlier), and the remaining performance stock units will be forfeited. The retained performance stock units will be eligible to vest if the performance goal is achieved during the performance period and will be forfeited if the performance goal is not achieved. If Mr. Frissora's employment is terminated for any other reason, the performance stock units will be forfeited.

  Price-Vested Stock Units

        In March 2012, we made price-vested stock units grants to the named executive officers pursuant to the 2008 Omnibus Plan. With respect to price-vested stock units granted to our named executive officers if the employment of any of our named executive officers is terminated by reason of death or disability on or prior to the third or fourth anniversary of the grant date, as applicable, the officer will retain 50% of the price-vested stock units granted multiplied by a fraction, which is number of months which have elapsed since the grant date of the price-vested stock units divided by 36 or 48, as applicable, and the remaining performance stock units will be forfeited. If a named executive officer's employment is terminated for any other reason, price-vested stock units will be forfeited.

        Effect of a Change in Control—Under the 2008 Omnibus Plan, if a change in control occurs, all options shall immediately become exercisable, the restriction period on all restricted stock units shall lapse immediately prior to such change in control, and outstanding performance stock units issued to our named executive officers generally vest, unless the options or units are exchanged for or replaced by substitute awards in connection with the change in control.

        The following chart sets forth the cash payments to which the named executive officers would have been entitled assuming a change in control occurred on December 31, 2012 and all of the named executive officers' options were canceled in exchange for a cash payment equal to the difference between the per share exercise price of the option and $16.27, which was the closing price of our common stock on December 31, 2012. In addition, the following chart sets forth the cash payments to which they would be entitled if each of their performance stock units and price-vested stock units were cancelled in exchange for a cash payment equal to $16.27, which was the closing price of our common stock on December 31, 2012. The chart assumes that the options or units would not have been exchanged for or replaced by substitute awards in connection with the change in control.

Name(1)	Cash Payment for Vested Options ($)	Cash Payment for Unvested Options ($)	Cash Payment for Performance Stock Units ($)
Mr. Frissora	16,507,911	3,055,741	16,846,772
Ms. Douglas	2,300,985	716,973	3,133,423
Mr. Sider	528,085	543,971	3,084,955
Mr. Taride	7,190,803	525,414	2,289,514

(1)
Information is not included for Mr. Rappeport because he retired on December 31, 2012.

Supplemental Retirement Benefits upon a Termination or Change in Control

        Messrs. Frissora and Sider, and Ms. Douglas participated in the SERP II in 2012. The SERP II is described above under "—Pension Benefits." Under the SERP II, if any of these executives' employment is terminated other than for cause or a voluntary resignation within 30 days before or one year following a change in control, then the executive will become immediately vested in the entire benefit accumulated under the SERP II even if he or she has not attained age 55 at the time of termination.

Retiree Car Benefit

        As described at "Compensation Discussion and Analysis—Retirement Benefits," we also maintain a post-retirement assigned car benefit plan under which we provide certain executives who, at the time of retirement, are at least 58 years old and have been an employee of the Corporation for at least 20 years, with a car from our fleet and insurance on the car for the participant's benefit. In the event of a termination following a change in control as described in "—Change in Control Agreements", Mr. Taride will be entitled to the retiree car benefit as set forth above.

PROPOSAL 2: APPROVAL, BY A NON-BINDING ADVISORY VOTE,
OF THE NAMED EXECUTIVE OFFICERS' COMPENSATION

        We are offering you a non-binding, advisory vote to approve the compensation of our named executive officers, as disclosed in the CD&A and the related narrative and tabular disclosures, also known as a "Say on Pay" vote.

        At our 2011 annual meeting, we conducted a non-binding, advisory vote on the frequency of the advisory vote on executive compensation. After consideration of the various arguments for each frequency, the Board recommended that Say on Pay votes should be held every three years. Following the 2011 annual meeting, we reported the results of the advisory vote on the frequency of the advisory vote on executive compensation as follows:

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Advisory vote on the frequency of the Say on Pay vote	151,829,649	29,055	233,767,271	100,094	11,651,466

        In light of the fact that a majority of the votes cast by stockholders voted, on an advisory basis, to hold the advisory vote on executive compensation every three years, our Board decided that it would hold such advisory vote every three years until the next required advisory vote on the frequency of the advisory vote on executive compensation, which will occur no later than the annual meeting of stockholders held in 2017.

        Notwithstanding this 2011 determination, in advance of our 2013 annual meeting, our CN&G Committee, together with its compensation consultant and the Corporation's legal advisors, reviewed the Corporation's policy on the frequency of Say on Pay votes. In particular, our CN&G Committee noted the preference of many stockholders for an annual advisory vote on executive compensation and the number of corporations adopting annual advisory votes in spite of initial recommendations to approve a triennial vote. Following this review and as part of our commitment to good corporate governance, our CN&G Committee determined to hold an advisory vote on executive compensation annually until 2017, the next required advisory vote on the frequency of the advisory vote on executive compensation. Our Board believes that more frequent Say on Pay votes will enable our CN&G Committee to be more responsive to the valuable views of our stockholders on compensation matters.

        Accordingly, you may cast an advisory vote on the following resolution at the 2013 annual meeting:

        "RESOLVED, that the compensation awarded to the named executive officers as disclosed in the CD&A, Summary Compensation Table and related tabular and narrative disclosures in this proxy statement is hereby APPROVED."

        As detailed in the CD&A, our compensation strategy is "pay-for-performance." We have designed our compensation programs to: (i) properly incentivize our senior executives to accomplish our short- and long-term objectives, (ii) be in line with similar pay practices and overall compensation levels at other, similarly-situated companies, (iii) reward our senior executives for not only their individual performance, but the performance of their business unit and the Corporation overall and (iv) retain our senior executives , who are highly sought after for their business acumen. In addition, as further detailed in the CD&A, we continually revise our pay practices to be in line with market practices and compensation norms.

Effect of Proposal

        The effect of the Say on Pay vote is advisory only and non-binding. However, the Board will consider the results of the vote in determining the compensation of our named executive officers and our compensation programs generally. The Board values the opinions of our stockholders and is committed to considering their opinions in making decisions. If any stockholder wishes to communicate with the Board regarding executive compensation, the Board can be contacted using the procedures outlined in "—Stockholder Communications with the Board" set forth in this proxy statement.

The Board recommends a vote FOR the approval, by a non-binding advisory vote, of the named executive officers' compensation.

 PROPOSAL 3: APPROVAL OF THE AMENDED AND RESTATED HERTZ GLOBAL HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN

        On May 15, 2008, our stockholders approved the Employee Stock Purchase Plan with an authorized share amount of 3,000,000 shares. Since 2008, eligible participants have purchased approximately 2,219,431 shares under the Employee Stock Purchase Plan. With only approximately 780,569 shares remaining available under the Employee Stock Purchase Plan, we would like to provide for our employees to continue to purchase stock under the ESPP before its expiration in 2018. To address this concern, on February 12, 2013, upon recommendation of the CN&G Committee, the Board adopted the amended and restated Hertz Global Holdings, Inc. Employee Stock Purchase Plan (the "ESPP"), subject to the approval of our stockholders. We are asking our stockholders to approve the amendment and restatement of the ESPP in order to increase the maximum number of shares that may be purchased under the ESPP from 3,000,000 to 8,000,000. We believe the continued use of the ESPP aligns the interests of employees and stockholders and aids in the recruitment and retention of employees. We decided to increase the number of shares by 5,000,000 based in part on the advice of the CN&G Committee's compensation consultant, Semler Brossy, who advised that employee stock purchase plans operated by peer companies tend to have 1-1.5% of shares outstanding available for purchase, a level we were below as a result of employee purchases since 2008. In addition, the CN&G Committee believes that this increase should provide for enough shares for employee purchases through the expiration of the ESPP in 2018.

        A description of the material provisions of the ESPP is set forth below. The statements made in this Proposal 3 concerning terms and provisions of the ESPP are summaries and are not a complete recitation of the ESPP provisions. You should read the entire ESPP for a complete understanding of the ESPP and for your convenience we have attached a copy to this proxy statement as Annex A and it is incorporated by reference herein.

Administration and Eligibility

        The ESPP is administered by the Corporation's CN&G Committee (the "Plan Committee"). The Plan Committee may establish sub-plans to provide benefits to foreign employees similar to those provided to U.S. employees under the ESPP in compliance with local law. Employees, including executive officers, of the Corporation and subsidiaries designated by the Plan Committee from time to time who satisfy the eligibility criteria which may be established by the Plan Committee will be eligible to participate in the ESPP. As of March 15, 2013, approximately 23,400 employees are eligible to participate in the ESPP.

Shares Available for Issuance and Potential Dilutive Impact

        If the amendment and restatement of the ESPP is approved, the maximum number of shares of the Corporation's common stock that may be purchased under the ESPP will be 8,000,000, subject to adjustment in the case of any change in the shares of the Corporation, including by reason of a stock dividend, stock split, share combination, recapitalization, reorganization, merger, consolidation or change in corporate structure. As of March 19, 2013, the closing price of our common stock was $21.02. On March 25, 2013, the Corporation had 399,584,017 shares of common stock outstanding, making the dilutive impact of the additional 5,000,000 shares authorized under the ESPP, in the view of the Corporation's management, minimal.

Purchase of Shares

        The Plan Committee has determined that an eligible employee may elect to participate in the ESPP each quarter through a payroll deduction. The maximum and minimum contribution which an eligible employee may make under all of the Corporation's qualified employee stock purchase plans are determined by the Plan Committee, provided that no employee is permitted to purchase stock with an aggregate fair market value greater than $25,000 per year. At the end of the quarter, the total amount of each employee's payroll deduction will be used to purchase shares of the Corporation's common stock. The purchase price per share will be equal to not less than 85% of the market price of our common stock on the date of purchase. The exact percentage for each offering period will be set in advance by the Plan Committee and to date has been set at 85%.

Amendment or Termination

        The Plan Committee may terminate, amend or suspend the ESPP at any time. An amendment to the plan will be submitted for stockholder approval to the extent required by the Code or any other applicable laws or the listing standards of the NYSE. If not earlier terminated by the Plan Committee, the ESPP will terminate on May 15, 2018.

Federal Income Tax Consequences

        The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code.

        An employee's payroll deductions to purchase shares of common stock under the ESPP are made on an after-tax basis. No federal income tax is imposed on an employee, and the Corporation is not entitled to a deduction on the grant of the right to purchase common stock under the ESPP. Generally, no federal income tax is imposed on an employee, and the Corporation is not entitled to a deduction as a result of an employee's purchase of common stock under the ESPP.

        Under the applicable provisions of the Code, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period.

        If a participant disposes of shares purchased under the ESPP within two years after the beginning of the offering period during which the shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year the shares are disposed of equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price for the shares. A participant will be considered to have disposed of a share if the participant sells, exchanges, makes a gift or transfers (except by death) the share. The Corporation will be entitled to a deduction at the same time and in the same amount as any ordinary income recognized by the employee. In addition, the difference between the initial purchase price, increased by any ordinary income recognized by the participant, and the selling price of the shares, will be capital gain or loss to the participant.

        If a participant disposes of the purchased shares more than two years after the beginning of the offering period during which the shares were purchased and more than one year after the date of purchase, then the participant will recognize ordinary income in the year of disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the date of disposition exceeded the purchase price or (ii) the excess of the fair market value of the shares on the date the offering period in which the shares were purchased began over the purchase price. In addition, the difference between the initial purchase price, increased by any ordinary income recognized by the participant, and the selling price of the shares, will be long-term capital gain or loss to the participant. The Corporation will not be entitled to a deduction with respect to shares disposed of in this time period.

New Plan Benefits

        The amounts of future purchases under the ESPP are not determinable because participation is voluntary, participation depends on the action of each eligible employee's actions and the restrictions of

Code Section 423 and the ESPP, and the per-share purchase price depends on the future value of the Corporation's common stock. The table below summarizes the shares purchased by our named executive officers, the executive officers, the directors and all non-executive employees in 2012.

Name and Position or Group	Number of Shares Purchased

Mark P. Frissora, Chief Executive Officer	1,662

Elyse Douglas, Senior Executive Vice President and Chief Financial Officer	1,773

Scott Sider Group President, Vehicle Rental and Leasing, The Americas	0

Michel Taride, Group President, Hertz International	N/A

Gary Rappeport, Former Chief Executive Officer of Donlen	0

Executive Group	5,207

Non-Executive Officer Director Group	0

Non-Executive Officer Employee Group	363,641

The Board of Directors recommends a vote FOR the approval of the Amended and Restated
Hertz Global Holdings, Inc. Employee Stock Purchase Plan.

 PROPOSAL 4: RATIFICATION OF THE SELECTION OF THE CORPORATION'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for the Corporation for the year 2013. Our Audit Committee believes that PricewaterhouseCoopers LLP is well-qualified.

        PricewaterhouseCoopers LLP has served as the independent registered public accounting firm for the Corporation since 2005 and for Hertz since 1987. We are not required to have our stockholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, but we are doing so because we believe it is a good corporate practice. The Audit Committee will consider, but is not obligated to abide by, the outcome of this vote in determining whether to engage PricewaterhouseCoopers LLP in 2014 or another independent registered public accounting firm without submitting the matter to our stockholders. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

The Board recommends a vote FOR ratification of the selection of
PricewaterhouseCoopers LLP as the independent registered public accounting firm for the
Corporation in 2013.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

        The Corporation's fees for services performed by its principal accounting firm, PricewaterhouseCoopers LLP, during fiscal years 2012 and 2011 were as follows:

	2012	2011
	(dollars in thousands)
Audit fees(1)	$8,088	$6,538
Audit-related fees(2)	979	678
Tax fees(3)	560	348
All other fees	3	3

Total	$9,630	$7,567

(1)
Audit fees were for services rendered in connection with the audit of the financial statements included in the Annual Reports of the Corporation and Hertz on Form 10-K, reviews of the financial statements included in the Corporation and Hertz's Quarterly Reports on Form 10-Q, attestation of the effectiveness of our internal controls over financial reporting, statutory audits, and providing comfort letters in connection with our financing transactions.

(2)
Audit-related fees were for services rendered in connection with due diligence, assurance services, and employee benefit plan audits.

(3)
Tax fees related to our Like Kind Exchange Program and tax audit assistance.

        Our Audit Committee's charter requires the Audit Committee to pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm; however, the Audit Committee is permitted to delegate pre-approval authority to the Chair of the Audit Committee, who must then provide a report to the full Audit Committee at its next scheduled meeting. All audit and non-audit fees were pre-approved by the Audit Committee in 2012. In February of 2013, the Audit Committee adopted a revised pre-approval policy setting forth the types of services and amounts subject to pre-approval for the 2013 fiscal year.

 AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed with management of the Corporation and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Corporation, the audited financial statements of the Corporation for the fiscal year ended December 31, 2012 (the "Audited Financial Statements").

        The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as in effect on the date of this proxy statement.

        The Audit Committee has: (i) considered whether non-audit services provided by PricewaterhouseCoopers LLP are compatible with its independence; (ii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence; and (iii) discussed with PricewaterhouseCoopers LLP its independence.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors of the Corporation that the Audited Financial Statements be included in the 2012 Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for filing with the SEC.

                THE AUDIT COMMITTEE

                Carl T. Berquist, Chair
                Barry H. Beracha
                Michael J. Durham
                Michael F. Koehler
                Henry C. Wolf

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        During 2012, Messrs. Beracha, Berquist and Wasserman and Ms. Levinson served as members of our CN&G Committee. None of these individuals: (i) served as an officer or employee of the Corporation during 2012 or (ii) was formerly an officer of the Corporation, with the exception of Mr. Wasserman, who served, prior to 2005, as President of CCMG Holdings, Inc. (the former name of the Corporation). Mr. Wasserman also served as an executive of CD&R. For information regarding relationships among the Corporation and CD&R, see "Certain Relationships and Related Party Transactions."

        During the year 2012: (i) none of our executive officers served as a member of a compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served on our CN&G Committee; (ii) none of our executive officers served as a director of another entity, any of whose executive officers served on our CN&G Committee and (iii) none of our executive officers served as a member of the compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served as one of our directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND OFFICERS

        The following table sets forth information as of March 19, 2013 with respect to the ownership of the common stock of the Corporation by:

  •
  Each person known to own beneficially more than 5% of the common stock of the Corporation;

  •
  Each of the directors of the Corporation;

  •
  Each of the executive officers named in the Summary Compensation Table below; and

  •
  All of the Corporation's executive officers and directors as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. As of March 19, 2013 we had 399,584,017 shares of our common stock outstanding. The following table reflects the secondary offerings of common stock conducted by the Sponsors in December of 2012 and March of 2013. As a result of such offerings, Merrill Lynch no longer beneficially owns 5% or more of the common stock of the Corporation.

        Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to the Corporation's knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed below is c/o Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Investment Funds Associated With or Designated By Clayton, Dubilier & Rice, LLC(1)(11)	22,841,647	5.72%
Clayton, Dubilier & Rice Fund VII, L.P.	16,649,571	4.17%
CDR CCMG Co-Investor L.P.	6,079,064	1.52%
CD&R Parallel Fund VII, L.P.	113,012	**	%
Investment Funds Associated With or Designated By The Carlyle Group(2)(11)	20,331,872	5.09%
Carlyle Partners IV, L.P.	17,419,399	4.36%
CP IV Coinvestment, L.P.	703,512	**	%
CEP II U.S. Investments, L.P.	2,125,603	**	%
CEP II Participations S.à r.l. SICAR	83,358	**	%
Wellington Management Company, LLP(4)	44,409,275	11.11%
Directors and Executive Officers(9)
Barry H. Beracha(3)	118,479	**	%
Brian A. Bernasek(3)(7)(8)	163,966	**	%
Carl T. Berquist(3)(8)	116,847	**	%
Michael J. Durham(3)	92,479	**	%
Michael F. Koehler	18,633	**	%
Linda Fayne Levinson	11,633	**	%
Angel L. Morales	—	**	%
George W. Tamke(5)	5,478	**	%
David H. Wasserman(5)	—	**	%
Henry C. Wolf(3)	83,479	**	%
Mark P. Frissora(6)(10)	5,624,223	1.40%
Elyse Douglas(10)	756,185	**	%
Scott P. Sider(10)	279,020	**	%
Michel Taride(10)	1,171,421	**	%
Gary Rappeport(10)	—	**	%
All directors and executive officers as a group (21 persons)	10,703,193	2.68%

**
Less than 1%

(1)
Represents shares held by the following group of investment funds associated with or designated by Clayton, Dubilier & Rice, LLC: (i) 16,649,571 shares of common stock held by Clayton, Dubilier & Rice Fund VII, L.P., whose general partner is CD&R Associates VII, Ltd., which is a wholly-owned subsidiary of CD&R Associates VII, L.P., whose general partner is CD&R Investment Associates VII, Ltd.; (ii) 6,079,064 shares of common stock held by CDR CCMG Co-Investor L.P., whose general partner is CDR CCMG Co-Investor GP Limited, which is a wholly-owned subsidiary of Clayton, Dubilier & Rice Fund VII, L.P.; and (iii) 113,012 shares of common stock held by CD&R Parallel Fund VII, L.P., whose general partner is CD&R Parallel Fund Associates VII, Ltd. CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd. are each managed by a two-person board of directors. Donald J. Gogel and Kevin J. Conway, as the directors of CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd., may be deemed to share beneficial ownership of the shares shown as beneficially owned by the funds associated with Clayton, Dubilier & Rice, LLC. Such persons disclaim such beneficial ownership. Investment and voting decisions with respect to shares held by each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P. and CDR CCMG Co-Investor L.P. are made by an investment committee of limited partners of CD&R Associates VII, L.P., currently consisting of more than ten individuals (the "Investment Committee"). All members of the Investment Committee disclaim beneficial ownership of the shares shown as beneficially owned by the funds associated with Clayton, Dubilier & Rice, LLC. Does not include shares of common stock or currently exercisable options to purchase common stock issued to Clayton, Dubilier & Rice, LLC, as assignee of compensation payable to certain members or former members of our Board associated with Clayton, Dubilier & Rice, LLC pursuant to their service as directors of our Corporation.

Each of CD&R Associates VII, Ltd., CD&R Associates VII, L.P. and CD&R Investment Associates VII, Ltd. expressly disclaims beneficial ownership of the shares held by Clayton, Dubilier & Rice Fund VII, L.P., as well as of the shares held by each of CD&R Parallel Fund VII, L.P., CDR CCMG Co-Investor L.P. and the shares and stock options held by Clayton, Dubilier & Rice, LLC. CDR CCMG Co-Investor GP Limited expressly disclaims beneficial ownership of the shares held by each of CD&R Parallel Fund VII, L.P., Clayton, Dubilier & Rice Fund VII, L.P. and CDR CCMG Co-Investor L.P. and Clayton, Dubilier & Rice, LLC and of the stock options held by Clayton, Dubilier & Rice, LLC. CD&R Parallel Fund Associates VII, Ltd. expressly disclaims beneficial ownership of the shares held by each of CD&R Parallel Fund VII, L.P., Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., and Clayton, Dubilier & Rice, LLC, and of the stock options held by Clayton, Dubilier & Rice, LLC. Clayton, Dubilier & Rice, LLC expressly disclaims beneficial ownership of the shares held by each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P. and CDR CCMG Co-Investor L.P.

  The address for each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P., CD&R Associates VII, Ltd., CD&R Associates VII, L.P., CD&R Parallel Fund Associates VII, Ltd., for CDR CCMG Co-Investor L.P., CDR CCMG Co-Investor GP Limited and CD&R Investment Associates VII, Ltd. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The address for Clayton, Dubilier & Rice, LLC is 375 Park Avenue, 18th Floor, New York, NY 10152.

  The immediately preceding information in this footnote is based solely on (i) the Schedule 13D/A filed with the SEC on March 18, 2013 by funds associated with Clayton, Dubilier & Rice, LLC and (ii) the prospectus supplement to our Form S-3 filed with the SEC on March 12, 2013 by the Corporation.

(2)
Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P. and CEP II Participations S.à r.l. SICAR, which are collectively referred to herein as the "Carlyle Funds," are collectively the holders of record of 20,331,872 shares of our common stock, of which Carlyle Partners IV, L.P. holds 17,419,399 shares; CP IV Coinvestment, L.P. holds 703,512 shares; CEP II U.S. Investments, L.P. holds 2,125,603 shares; and CEP II Participations S.à r.l. SICAR holds 83,358 shares. Carlyle Group Management L.L.C. is the general partner of The Carlyle Group L.P., which is a publicly traded entity listed on NASDAQ. The Carlyle Group L.P. is the managing member of Carlyle Holdings II GP L.L.C., which is the general partner of Carlyle Holdings II L.P., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the indirect parent of each of the Carlyle Funds.

The address for each of Carlyle Group Management L.L.C., The Carlyle Group L.P., Carlyle Holdings II GP L.L.C., Carlyle Holdings II L.P., Carlyle Partners IV, L.P., CP IV Coinvestment, L.P. and CEP II U.S. Investments, L.P. is c/o The Carlyle Group, 1001 Pennsylvania Ave. NW, Suite 220 South, Washington, D.C. 20004-2505. The address for CEP II Participations S.à r.l. SICAR is c/o The Carlyle Group, 2, avenue Charles de Gaulle, L -1653 Luxembourg, Luxembourg. The address for TC Group Cayman Investment Holdings, L.P. and TC Group Cayman Investment Holdings Sub L.P. is c/o Walkers Corporate Services Limited, Walker House, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.

The information in this footnote is based solely on (i) the Schedule 13D/A filed with the SEC on March 19, 2013 by funds associated with The Carlyle Group and (ii) the prospectus supplement to our Form S-3 filed with the SEC on March 12, 2013 by the Corporation.

(3)
Includes director stock options which are currently exercisable. Messrs. Beracha, Berquist, Durham and Wolf each hold currently exercisable director stock options to purchase 23,350 shares and Mr. Bernasek holds currently exercisable director stock options to purchase 22,585 shares.

(4)
A report on Schedule 13G/A, filed February 11, 2013, disclosed that Wellington Management Company, LLP, an investment adviser, was the beneficial owner of 44,409,275 shares of the common stock of the Corporation as of January 31, 2013. Wellington Management Company, LLP has reported that it has (i) sole power to vote or direct the vote of 0 shares of common stock of the Corporation, (ii) sole power to dispose or direct the disposition of 0 shares of common stock of the Corporation, (iii) shared power to vote or to direct the vote of 37,056,706 shares of common stock of the Corporation and (iv) shared power to dispose of or to direct the disposition of 44,409,275 shares of common stock of the Corporation. The address of Wellington Management Company, LLP is 280 Congress Street, Boston, Massachusetts 02210. All information regarding Wellington Management Company, LLP is based on that entity's report on Schedule 13G/A, filed February 11, 2013.

(5)
Does not include any shares of common stock held by investment funds associated with or designated by Clayton, Dubilier & Rice, LLC, currently exercisable stock options or shares of common stock issued to Clayton, Dubilier & Rice, LLC, as assignee of compensation payable to the directors associated with Clayton, Dubilier & Rice, LLC under the Corporation's Director Compensation Policy. Each of the above are directors of the Corporation and Hertz and executives of CD&R. They disclaim beneficial ownership of the shares held by investment funds associated with or designated by CD&R and of the stock options and shares held by entities associated with CD&R.

(6)
Includes 785 shares held by Mr. Frissora's daughter and shares and equity awards held by the Mark P. Frissora Revocable Trust and the Jennifer Frissora Revocable Trust.

(7)
Does not include any shares of common stock held by investment funds associated with or designated by The Carlyle Group. Mr. Bernasek is a director of the Corporation and Hertz and an executive of The Carlyle Group. He disclaims beneficial ownership of the shares held by investment funds associated with or designated by The Carlyle Group.

(8)
Includes 41,251 and 45,368 phantom shares issued to Messrs. Bernasek and Berquist, respectively, under the Corporation's Director Compensation Policy.

(9)
Includes employee and/or director stock options held directly by the beneficial owner which are currently exercisable or which will become exercisable within sixty days; restricted stock units reported as owned outright or which will vest within sixty days; and any shares that were purchased pursuant to the Corporation's employee stock purchase plan.

(10)
The number of options which each named executive officer can exercise within sixty days is as follows: Mr. Frissora 3,383,115, Ms. Douglas 535,828, Mr. Sider 157,900 Mr. Taride 1,050,354, Mr. Rappeport 0.

(11)
CMC-Hertz Partners, L.P., the beneficial owner of 5,522,404 shares of our common stock, is affiliated with the Sponsors. The general partner of CMC-Hertz Partners, L.P. is CMC-Hertz General Partner, L.L.C., whose members are Carlyle-Hertz GP, L.P., ML Global Private Equity Fund, L.P. and CD&R Associates VII, L.P. Investment decisions on behalf of CMC-Hertz General Partner, L.L.C. are made by majority vote of the Executive Committee, which comprises one representative of each Sponsor; however, until December 21, 2013, ML Global Private Equity Fund, L.P. has the contractual right (subject to various restrictions) to make decisions regarding disposition or voting of the shares beneficially owned by CMC-Hertz Partners, L.P. As a result, beneficial ownership of the shares held by CMC-Hertz Partners, L.P. may be attributed to ML Global Private Equity Fund, L.P., which disclaims beneficial ownership of such shares. The entities in footnotes 1 and 2 above disclaim beneficial ownership of any shares owned by CMC-Hertz Partners, L.P. The information in this footnote is based solely on (i) the Schedule 13D/A filed with the SEC on March 18, 2013 by funds associated with Clayton, Dubilier & Rice, LLC, (ii) the Schedule 13D/A filed with the SEC on March 19, 2013 by funds associated with The Carlyle Group, (iii) the Schedule 13D/A filed with the SEC on March 18, 2013 by funds associated with Merrill Lynch, and (iv) information provided by or on behalf of CD&R and Carlyle.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based on a review of reports filed by the Corporation's directors, executive officers and beneficial holders of 10% or more of our outstanding shares, and upon representations from those persons, all reports required to be filed by the Corporation's reporting persons during 2012 were filed on time, except that Merrill Lynch and certain of its affiliates, including Bank of America, did not timely file Forms 4s on five occasions concerning a total of ten transactions or grants with respect to our common stock.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Corporation has not adopted formal policies and procedures specifically designed to address the review and approval of transactions with related parties. However, the Board has adopted the written Directors' Code of Conduct applicable to the Board and the Corporation has adopted the written Standards of Business Conduct, which require all employees, officers and directors to avoid conflicts of interests.

        The Directors' Code of Conduct is applicable to all Board members and provides guidance for handling unforeseen situations which may arise, including conflicts of interest. Pursuant to the Directors' Code of Conduct, a conflict of interest may arise when a Board member's private interest interferes in any way—or even appears to interfere—with the interests of the Corporation as a whole. The Directors' Code of Conduct specifies that a conflict of interest may include, among other things, the following:

  •
  When a Board member or a member of his or her family takes actions or has interests that may make it difficult for the Board member to make decisions on behalf of the Corporation objectively and effectively;

  •
  Where a Board member or a member of his or her family has a financial interest in, or is engaged, directly or indirectly, in the management of an organization that deals with the Corporation as a supplier, contractor, purchaser or distributor of the Corporation's products or services, or is a competitor; and

  •
  Where a Board member renders services to another organization or individual as an employee, agent, consultant or director if the organization or individual is doing or seeking to do business with the Corporation or is a competitor.

        Pursuant to the Directors' Code of Conduct, any member of our Board who believes he or she has an actual or potential conflict of interest with us is obligated to notify the Chair of the CN&G Committee as promptly as practicable. That member should not participate in any decision by our Board, or any committee of our Board, that in any way relates to the matter that gives rise to the conflict or potential conflict of interest until the issue has been resolved to the satisfaction of the Chair of the CN&G Committee or the Board.

        The Standards of Business Conduct are applicable to all employees, officers and directors of the Corporation and its subsidiaries. The Standards of Business Conduct generally prohibit employees from maintaining outside business or financial interests or engaging in outside business or financial activity that conflicts with the interests of the Corporation.

        The following is a description of certain relationships and transactions that existed or that we have entered into with our directors, major stockholders and certain other related persons since the beginning of 2012, as well as certain other transactions.

Stockholders' Agreement

        The Stockholders' Agreement contains agreements that entitle investment funds associated with or designated by the Sponsors the ability to nominate directors. For more information about the Stockholders' Agreement, see "—Stockholders Agreement."

Registration Rights Agreement

        The Corporation is also party to a registration rights agreement (the "Registration Rights Agreement") with investment funds associated with or designated by the Sponsors. The Registration Rights Agreement grants to certain of these investment funds the right to cause the Corporation, at its own expense, to use its best efforts to register such securities held by the investment funds for public resale, subject to certain limitations. The Sponsors can request an unlimited number of registrations, subject to certain limitations, if the Corporation continues to be eligible to use Form S-3. The secondary offerings of the Corporation's common stock in June 2007, March 2011, December 2012 and March 2013 were effected pursuant to this Registration Rights Agreement. The Sponsors also have "tag along rights", subject to certain limitations, in the event the Corporation registers any of its common stock. The Registration Rights Agreement also provides for the Corporation to indemnify the applicable investment funds and their affiliates in connection with the registration of our securities.

Indemnification Agreements

        The Corporation, along with Hertz, is a party to customary indemnification agreements with the Sponsors and stockholders of the Corporation that are affiliated with the Sponsors, pursuant to which the Corporation and Hertz will indemnify the Sponsors, our stockholders affiliated with the Sponsors and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons, against certain claims and liabilities, including liabilities arising out of financing arrangements and securities offerings.

        The Corporation is a party to indemnification agreements with each of its directors. The indemnification agreements provide the directors with contractual rights to the indemnification and expense advancement rights provided under the Corporation's By-Laws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

Financing Arrangements with Related Parties

        Affiliates of Merrill Lynch (which owned over 5% of our common stock until March 12, 2013), including Bank of America, N.A. and certain of its affiliates, have provided various investment and commercial banking and financial advisory services to us for which they have received customary fees and commissions. In addition, these parties have acted as agents, lenders, purchasers and/or underwriters to us under our respective financing arrangements, for which they have received customary fees, commissions, expenses and/or other compensation. More specifically, these parties have acted in the following capacities, or similar capacities, with respect to our financing arrangements: lenders and/or agents under the Senior Credit Facilities, the U.S. Fleet Financing Facility and certain of the U.S. Fleet Variable Funding Notes; purchasers and/or underwriters under the Senior Notes and certain of the U.S. Fleet Medium Term Notes; and structuring advisors and/or agents under the U.S. ABS Program (as those terms are defined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012). As of December 31, 2012 approximately $189.9 million of our outstanding debt was with related parties.

Other Relationships

        In connection with our car and equipment rental businesses, we enter into millions of rental transactions every year involving millions of customers. In order to conduct those businesses, we also procure goods and services from thousands of vendors. Some of those customers and vendors may be affiliated with the Sponsors or members of our Board. We believe that all such rental and procurement transactions have been conducted on an arms-length basis and involved terms no less favorable to us than those that we believe we would have obtained in the absence of such affiliation. It is our management's policy to bring to the attention of our Board any transaction with a related party, even if the transaction arises in the ordinary course of business, if the terms of the transaction would be less favorable to us than those to which we would agree to in normal commercial circumstances. For additional information regarding our transactions with companies of which certain of our independent directors are executive officers, see "—Board Independence."

OTHER BUSINESS

        Our Board is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting is properly presented, the holders of the accompanying proxy will have discretion to vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING

        We have sent or are sending the Notice, which indicates that that our proxy materials and annual report to stockholders for 2012 will be made available on the Internet at www.hertz.com/stockholdermeeting. If you wish to receive paper or e-mail copies of any of these materials, please follow the instructions on your Notice.

PROPOSALS FOR 2014

        The Corporation will review for inclusion in next year's proxy statement stockholder proposals received by December 4, 2013. Proposals should be sent to J. Jeffrey Zimmerman, Executive Vice

President, General Counsel and Secretary of the Corporation at 225 Brae Boulevard, Park Ridge, NJ 07656.

        Stockholder proposals, including nominations for directors, not included in next year's proxy statement may be brought before the 2014 annual meeting of stockholders by a stockholder of the Corporation who is entitled to vote at the meeting, who has given a written notice to the Executive Vice President, General Counsel and Secretary of the Corporation containing certain information specified in the By-Laws and who was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than January 15, 2014 and no later than February 14, 2014, except that if the 2014 annual meeting of stockholders is held before April 15, 2014 or after July 24, 2014, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of (i) the ninetieth day prior to the date of such annual meeting or (ii) the tenth day following the day on which a public announcement of the date of such annual meeting is first made.

        Our By-Laws require that stockholder recommendations for nominees to the Board must include the name of the nominee or nominees, information regarding the nominee or nominees that would be required to be included in a proxy statement for the election of directors and a consent signed by the nominee or nominees evidencing consent to be named in the proxy statement and willingness to serve on the Board of Directors, if elected.

ANNUAL REPORT FOR 2012

        The Corporation's annual report to stockholders for the year 2012 is being made available on April 3, 2013 to persons who were stockholders of record as of March 25, 2013, the record date for the annual meeting. These materials do not form part of the material for the solicitation of proxies.

By order of the Board of Directors,
J. Jeffrey Zimmerman Executive Vice President, General Counsel and Secretary

Park Ridge, New Jersey
March 28, 2013

 Annex A

Amended and Restated Hertz Global Holdings, Inc. Employee Stock Purchase Plan

1      Introduction

  1.1    Purpose of the Plan

        The purpose of the Plan is to provide employees of Participating Companies with the opportunity to acquire Shares or an interest in Shares in the Company.

        Employees who participate in the Plan are given a right, called a Purchase Right, to buy Shares at the end of the specified Purchase Period.

  1.2    Employee Stock Purchase Plan

        The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code. The provisions of the Plan will be construed so as to extend and limit participation in a manner consistent with that section of the Code.

  1.3    Other similar plans

        The Company may establish similar plans for operation in other countries ("Sub-Plans"), as set out in Rule 18 (Overseas Plans) and the shareholders' resolution at the Annual Meeting on May 15, 2008. The Sub-Plans may be scheduled to the rules of this Plan or set out in separate documents. The Plan is, however, a separate and independent plan from the Sub-Plans.

  1.4    Shares for the Plan and Sub-Plans

        The number of Shares authorized to be issued under the Plan in Rule 8 (Shares available for the Plan) applies in total to both the Plan and any Sub-Plans. The Committee will determine, at its discretion, the method for allocating the Shares under the Plan and the Sub-Plans without shareholder approval.

2      Meaning of Words Used

  2.1    In these Rules:

        "Acquisition Date" means the end of the Purchase Period (as specified by the Committee in the invitation), at which time the Purchase Right granted under the Plan may be exercised and Shares acquired on behalf of the Participant.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person. For these purposes, "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.

        "Board" means the Board of Directors of the Company or, where appropriate, a duly authorized committee of it.

        "Business Day" means any day on which the New York Stock Exchange is open for the transaction of business.

        "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including proposed regulation) include any successor provisions or regulations.

        "Committee" means the Compensation, Nominating and Governance Committee of the Board or such other committee selected by the Board to administer the Plan.

        "Company" means Hertz Global Holdings, Inc., a company incorporated and organized under the laws of the state of Delaware with registered I.R.S. Employer Identification Number 20-3530539.

        "Compensation" means all cash remuneration paid or made available by a Participating Company to an Eligible Employee for his services, as salary or wages or sales representative monthly commissions and including the amount of his pre-tax contributions under The Hertz Corporation Income Savings Plan and his pay conversion credits under the Hertz Custom Benefit Program (or such programs and plans in substitution thereof), but excluding all other amounts includible in the Eligible Employee's income for federal income tax purposes.

        "Contribution" means the amount of after-tax payroll deduction an employee has agreed to make, as set out in his application for a Purchase Right.

        "Dealing Restrictions" means restrictions imposed by statute, order, regulation or Government directive, or by any code adopted by the Company, or any US or other regulatory requirement restricting dealings in Shares.

        "Eligible Employee" means an employee who meets the requirements specified in the invitation to participate in the Offering and also in Rule 3 (Eligibility).

        "Grant Date" means a date selected by the Committee for an Offering to commence.

        "Offering" means the grant of Purchase Rights to acquire Shares under the Plan to Eligible Employees.

        "Parent" means a Person which is a "parent corporation" of the Company within the meaning of Section 424(e) of the Code.

        "Participant" means a person holding a Purchase Right, including Representatives.

        "Participating Companies" means:

          (i)    any Subsidiary organized under the laws of any state of the United States of America, unless the Committee has determined a Subsidiary is not designated to participate in the Plan; and

          (ii)    any other Subsidiary designated by the Committee to participate in the Plan (as long as it is not participating in any Sub-Plan).

        "Person" means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

        "Plan" means this plan known as the Amended and Restated Hertz Global Holdings, Inc. Employee Stock Purchase Plan.

        "Purchase Period" means a period of time specified in the invitation within an Offering, beginning on the Grant Date and ending on the Acquisition Date, or such earlier date as may be established under Rule 11 (Termination of employment).

        "Purchase Price" means the amount payable for each Share on the exercise of a Purchase Right calculated as described in Rule 6 (Purchase Price).

        "Purchase Right" means a right to acquire Shares granted under the Plan.

        "Representative" means the person entitled to receive the assets of a Participant under a Participant's will or the laws of intestate succession, in the case of a deceased Participant, or to act as a guardian or conservator for a Participant, in the case of a Participant who is found to be incompetent.

        "Rules" means the rules of the Plan as amended from time to time.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Share" means a share of the common stock of the Company.

        "Sub-Plan" means any employee share purchase plan established in accordance with Rule 18 (Overseas Participants).

        "Subsidiary" means a Person which is a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

        Any references in the Plan to the masculine gender shall include references to the feminine gender and vice versa.

  2.2    Headings

        Headings will be ignored in construing these Rules.

3      Eligibility

  3.1    Eligible Employees

        A person will be eligible to participate if he:

          3.1.1    is employed for the purposes of Section 423(b)(4) of the Code by a Participating Company, including officers and directors, on the Grant Date; and

          3.1.2    (i) has such qualifying period (if any) of continuous service (not exceeding two years prior to the Grant Date), (ii) has such qualifying (if any) minimum number of customarily scheduled hours of work (not exceeding twenty), and/or (iii) such qualifying (if any) minimum number of months customarily worked per calendar year (not exceeding five), in each case as the Committee may from time to time determine.

  3.2    Restrictions on eligibility

        A person will not be eligible for the grant of any Purchase Rights if, immediately after the grant of a Purchase Right, the person owns stock possessing 5 percent or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiary. For the purpose of this Rule 3.2, the rules of Section 424(d) of the Code apply in determining the share ownership of any employee and the Shares which he may acquire under all outstanding Purchase Rights. Purchase Rights will be treated as stock owned by the person.

4      Invitations

  4.1    Operation

        The Committee has discretion to decide whether the Plan will be operated. When the Committee operates the Plan it must invite all Eligible Employees to apply to participate.

        The invitation will continue to have effect in respect of subsequent Offerings under the Plan such that a Participant who has withdrawn from an Offering under Rule 10.4 (Withdrawal from an Offering) may re-apply to join the Plan under Rule 5.1 (Form of application) provided he continues to be an Eligible Employee.

  4.2    Time when invitations may be made

          4.2.1    Invitations may be made at any such time as the Committee determines, subject to any Dealing Restrictions.

          4.2.2    If the Committee cannot make the invitation due to Dealing Restrictions, the Committee may make the invitations at any time after the lifting of such restrictions.

          4.2.3    Invitations may not be made after May 14, 2018.

  4.3    Form of invitation

        The invitation will specify:

          4.3.1    the Grant Date;

          4.3.2    the requirements a person must satisfy in order to be eligible to participate;

          4.3.3    the Purchase Price or how it is to be calculated;

          4.3.4    the length of the Offering, which must not exceed 27 months beginning with the Grant Date;

          4.3.5    how applications must be submitted and the closing date for applying to join the Offering;

          4.3.6    the maximum number, if any, of Shares over which Purchase Rights may be granted:

            (i)    individually;

            (ii)    for the Offering;

            (iii)   taken in conjunction with Offerings under the Sub-Plans; or

            (iv)   for a specific Purchase Period;

          4.3.7    the maximum and minimum permitted Contribution which can be specified in a currency or as a percentage of the Participant's Compensation;

          4.3.8    when and how frequently the payroll deductions will be made;

          4.3.9    the Acquisition Date at the end of the Offering when the Shares will be acquired; and

          4.3.10    any other terms, consistent with the Rules.

        The invitation and Offering must comply with the requirements of Section 423(b)(5) of the Code.

  4.4    Limit on participation

          4.4.1    No person may be granted a Purchase Right which permits his rights to purchase Shares under all plans of the Company, any Subsidiary or Parent of the Company that are qualified under Section 423 of the Code to exceed US$25,000 of the fair market value of such Shares, determined at the time the Purchase Right is granted, for each calendar year in which such Purchase Right is outstanding at any time.

          4.4.2    To the extent necessary to comply with this requirement, the Committee may:

            (i)    cause a Participant's Contributions to be decreased in respect of any Offering; or

            (ii)    take other actions it considers necessary to ensure compliance with Section 423 of the Code.

5      Applying to join the Plan

  5.1    Form of application

        An application for a Purchase Right will be made in writing, or electronically, in a form specified by the Committee and will require the Eligible Employee to state:

          5.1.1    the Contribution he wishes to make;

          5.1.2    that his proposed Contribution, when added to any contributions he makes under any other stock purchase plans of the Company, its Subsidiaries or its Parent, will not exceed the maximum permitted under Section 423 of the Code.

        An application in the form determined by the Committee which is improperly completed or late may be rejected.

  5.2    Subsequent Offerings

        Unless the Participant withdraws from an Offering under Rule 10.4 (Withdrawal from an Offering), the Participant's application is deemed to apply in respect of any subsequent Offerings if they are made available by the Company.

  5.3    Incorporation of terms

        The terms of each Offering will include, through incorporation by reference, the provisions of this Plan.

6      Purchase Price

  6.1    Setting the price

        The Committee will determine the Purchase Price (or the method by which it shall be determined) at the beginning of the Offering. The Purchase Price must not be less than 85 percent of the Fair Market Value of a Share at the Acquisition Date.

  6.2    Fair Market Value

        "Fair Market Value" on any particular day means the closing selling price for a Share on the New York Stock Exchange as reported in The Wall Street Journal or such other recognized source as the Committee determines on the following Business Day.

        If no selling price is reported for a particular date, "Fair Market Value" will be the closing selling price for a Share on the closest preceding Business Day for which such selling price is provided unless otherwise determined by the Committee. If the Shares are listed on any established stock exchange of a national market system (but they are not listed on the New York Stock Exchange), their "Fair Market Value" shall be the closing selling price for the Shares, as quoted on such exchange (or the exchange with the greatest volume of trading in Shares) or system on the date of such determination, as reported in The Wall Street Journal or such other recognized source as the Committee determines. If the Share is no longer listed on an established market, "Fair Market Value" of a Share will be determined in good faith by the Committee.

7      Grant of Purchase Right

  7.1    Grant

        Unless there has been scaling down as described in Rule 9 (Scaling Down), or the Committee decides not to proceed with an Offering, for example, because there are not enough Shares, the

Committee must, on the Grant Date, grant to each Eligible Employee who has submitted and not withdrawn a valid application a Purchase Right to acquire, at the Purchase Price, the number of Shares for which the Eligible Employee has applied (or is deemed to have applied) based on the amount of Contributions he will make during the Offering.

        The Committee will not grant a Purchase Right to anyone who is not an Eligible Employee on the Grant Date. If the Committee tries to do so, the grant will be void.

  7.2    Correction

        Any grant of a Purchase Right in excess of the limit in Rule 8 (Shares available for the Plan) or Rule 4.4 (Limit on participation) may be adjusted in any way so as to not exceed those limits.

  7.3    Transferability

        Purchase Rights are not transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall only be exercisable during the Participant's lifetime by the Participant.

8      Shares available for the Plan

  8.1    Limit required by IRS rules

        Shares that may be issued or sold pursuant to Purchase Rights granted under the Plan and any Sub-Plan shall not exceed in the aggregate eight (8) million Shares of the Company. This number is subject to the provisions of Rule 14.3 (Change in the share capital of the Company) relating to adjustments upon changes in capitalization.

  8.2    Exclusions

        Where a Purchase Right is terminated or lapses without being exercised, these Shares are ignored when calculating the limits in this Rule 8.

  8.3    Types of Shares

        The Shares subject to the Plan may be Shares that have been authorized but unissued, Shares that have been bought, or treasury shares.

9      Scaling down

  9.1    Method

        If valid applications are received for a total number of Shares in excess of any maximum number specified in the invitation under Rule 4.3 (Form of invitation), Rule 4.4 (Limit on participation) or any limit under Rule 8 (Shares available for the Plan) the Committee will scale down applications by choosing one or more of the following methods:

          9.1.1    reducing the proposed Contributions by the same proportion to an amount not less than the minimum specified in the invitation; or

          9.1.2    reducing the proposed Contributions to a maximum amount chosen by the Committee, which must not be less than the minimum specified in the invitation; or

          9.1.3    using other methods, but these must treat Eligible Employees fairly.

  9.2    Insufficient Shares

        If, having scaled down as described in Rule 9.1 (Method), the number of Shares available is insufficient to enable Purchase Rights to be granted to all Eligible Employees making valid applications, the Committee may decide not to grant any Purchase Rights.

10   Payroll deductions

  10.1    Start and end

        Contributions will be deducted from payroll on each pay date during an Offering (unless terminated early in accordance with these Rules) or such other dates as the Committee may decide. All Contributions are made on an after-tax basis.

  10.2    Suspending Contributions

        A Participant may request to suspend making Contributions at any time prior to the Acquisition Date by notifying the Company in the form and manner designated by the Company. On the Acquisition Date the Participant's Purchase Right will be exercised and Shares purchased to the extent of the Contributions made until the suspension date, unless a Participant withdraws from the Offering in accordance with Rule 10.4 (Withdrawal from an Offering). Any suspension under this Rule 10.2 will take effect no later than the first pay date following ten (10) business days from the Company's receipt of the change form and shall be effective for the entire duration of the Offering in which it is made (but not for any succeeding Offering), unless the Committee determines otherwise.

        A Participant shall not be permitted to make up any missed Contributions as a result of suspension under this Rule 10.2 or otherwise.

  10.3    Changing Contributions

        During an Offering, a Participant may request to increase or decrease the rate of his Contributions for the remaining part of the Offering and any succeeding Offerings, by completing or filing with the Company a change form authorizing a change in the Contribution. The new rate of Contribution will take effect no later than the first pay date following ten (10) business days from the Company's receipt of the change form. A Participant is permitted to change his Contributions once per Offering.

  10.4    Withdrawal from an Offering

        A Participant may request to withdraw from an Offering at any time prior to the Acquisition Date by notifying the Company in the form and manner designated by the Company. The request will take effect no later than ten (10) business days following the Company's receipt of the request. For the avoidance of doubt, the Company is not obliged to process a request to withdraw from an Offering if the request is submitted later than ten (10) days prior to an Acquisition Date. If not processed prior to the relevant Acquisition Date, the request will take effect in respect of the next Offering.

        All of the Participant's Contributions credited to his account will be paid to him no later than 30 days after receipt of his notice of withdrawal and his Purchase Right for the current Offering will be automatically terminated. No further Contributions for the purchase of Shares will be permitted or made during the Offering.

        A Participant's withdrawal from an Offering will not have any effect upon his eligibility to participate in the next Offering.

  10.5    Continued participation

        If so specified on the application, the Participant will continue to participate in successive Offerings unless terminated as provided in this Rule 10.

  10.6    The account

        The Contributions will be credited to a bookkeeping account for the Participant and may be deposited with the general funds of the Company or the Participating Company or, if the Committee so decides, with a banking institution or custodian as designated by the Committee. If the money is deposited in an interest bearing account and if the Committee so decides, interest may be credited to the Participant's account under the Plan at the rate credited from time to time by the bank in which the funds are deposited or such other rate as determined by the Committee.

  10.7    Compliance with Section 423

        A Participant's Contributions will, at any time, be decreased to the extent necessary to comply with Section 423(b)(8) of the Code and Rule 4.4 (Limit on participation). Contributions shall recommence at the rate provided in the Participant's application at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless otherwise withdrawn by the Participant under Rule 10.4 (Withdrawal from an Offering) or changed under Rule 10.3 (Changing Contributions).

  10.8    Approved leave of absence

        During an approved leave of absence, a Participant may continue to participate in the Plan but may elect to suspend Contributions in accordance with Rule 10.2 during such leave period.

        For the purposes of this Rule 10.8, "approved leave of absence" means an employee's leave of absence (for example, military leave, maternity leave or sick leave) with the prior approval of an authorized person of his employer, during which period the employee's employment relationship is treated as continuing for the purposes of the Plan.

        However, if the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship is deemed to terminate for the purposes of the Plan on the first day immediately following such 90-day period.

11   Termination of employment

  11.1    General rule on termination and death

        A Purchase Right lapses immediately if a Participant dies or ceases to be employed by a Participating Company (for example, if he resigns). The Contributions credited to his account will be returned to him or his Representative, as appropriate, without interest, no later than 30 days following the termination of employment and his Purchase Right will be automatically terminated.

  11.2    Beneficiary designation

        Notwithstanding Rule 11.1, the Company may allow Participants to designate a beneficiary to receive the Contributions credited to the Participant and any Shares issued pursuant to the Plan which are held by a custodian on behalf of the Participant in the event of the Participant's death, in accordance with such rules as it shall establish from time to time.

12   Exercise of Purchase Right

  12.1    Exercise

        Unless a Participant withdraws from the Plan as provided in Rule 10.4 (Withdrawal from an Offering), his Purchase Right will be exercised automatically on each Acquisition Date, and the maximum number of whole Shares subject to the Purchase Right will be purchased at the applicable Purchase Price with the accumulated Contributions in his account. The Purchase Right cannot be exercised in part. Any surplus in the account which is insufficient to purchase a whole Share will be either paid directly to the Participant in cash or carried forward, in either case pursuant to rules established from time to time. However, there are some conditions and exceptions to this general rule on exercise; these are set out in Rules 12.2 (Contributions) and 12.3 (Registration compliance).

  12.2    Contributions

        A Participant may exercise his Purchase Right only using funds equal to or less than the Contributions for the applicable Offering. A Participant can only use Contributions made before the Acquisition Date applicable to the Purchase Right.

  12.3    Registration compliance

        No Purchase Right may be exercised unless the Shares to be issued or transferred upon exercise are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.

        If, on an Acquisition Date during any Offering, the Shares are not registered or exempt or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on the Acquisition Date. The Acquisition Date will be delayed until the Shares are subject to such an effective registration statement or exempt, and the Plan is in such compliance. The Acquisition Date will in no event be more than 27 months from the Grant Date.

        If, on the Acquisition Date under any Offering, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the Plan is not in such compliance, no Purchase Rights will be exercised, and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) will be distributed to the Participants with any interest.

  12.4    Lapse

        A Purchase Right will lapse and automatically terminate on the earliest of the dates specified below:

          12.4.1    the date on which the person ceases to be an employee of a Participating Company;

          12.4.2    the date on which the Participant gives notice under Rule 10.4 (Withdrawal from an Offering) that he intends to withdraw from the Plan; and

          12.4.3    as provided in Rule 14.1 (Takeover or merger of the Company).

13   Acquisition of Shares

  13.1    Issue or transfer

        The Shares may be issued to a Participant or transferred to a custodian on behalf of the Participant. Subject to Rule 12.3 (Registration compliance):

          13.1.1    Shares to be issued to a Participant following the exercise of a Purchase Right must be issued within 30 days of the Acquisition Date; and

          13.1.2    if Shares are to be transferred to a custodian following the exercise of a Purchase Right, the Committee must effect this transfer within 30 days of the Acquisition Date.

  13.2    Rights

          13.2.1    Shares issued to a Participant on exercise of a Purchase Right rank equally in all respects with the Shares in issue on the date of issue. They are not entitled to any rights attaching to Shares by reference to a record date preceding the date of issue.

          13.2.2    Where Shares are to be transferred to a custodian on the exercise of a Purchase Right, Participants are entitled to all rights attaching to the Shares by reference to a record date after the transfer date. They are not entitled to any rights before that date.

  13.3    Certificate of incorporation and bylaws

        Any Shares acquired on the exercise of Purchase Rights are subject to the certificate of incorporation and bylaws of the Company in effect from time to time.

  13.4    Listing

        If and so long as the Shares are listed on the New York Stock Exchange or on any other stock exchange where Shares are traded, the Company must apply for listing of any Shares issued pursuant to the Plan prior to or as soon as practicable after their issuance.

14   Corporate events

  14.1    Change in Control

        Upon the occurrence of a Change in Control (as defined below), the Participant's accumulated Contributions and any interest (if applicable) will be returned to the Participant as soon as practicable, the Purchase Rights will be cancelled and the Offering will terminate. If a Change in Control is pending, the Committee may delay the commencement of an Offering.

  14.2    Liquidation or dissolution of the Company

        If the Company passes a resolution for its liquidation or dissolution, any Offering shall terminate and Purchase Rights will be cancelled as at that date. Any Contributions and interest (if applicable), will be returned to the Participant as soon as practicable.

  14.3    Change in the securities of the Company

        If any change is made in the Shares of the Company (including by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, change in corporate structure or other transaction), the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Shares. Such mandatory adjustment may include a change in the type(s), class(es) and the maximum number of Shares subject to the Plan pursuant to Rule 8 (Shares available for the Plan), and shall adjust the type(s), class(es)

number of Shares and purchase limits of each outstanding Purchase Right and the Purchase Price in any manner equitable to the Participants; this may include retrospective adjustments. If making such an adjustment, the Committee may consider any consideration received by the Company in the transaction. Adjustments may only be made if consistent with the applicable rules under Sections 423 and 424 of the Code.

        The Company may notify the Participant of any adjustment made under this Rule 14.3.

  14.4    Terms used

        For the purpose of this Rule:

        "Acquiring Company" means a person who obtains control of the Company.

        "Change in Control" means the first to occur of the following events after the adoption of the Plan:

          14.4.1    the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the Company's then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or any Affiliates of any of the foregoing;

          14.4.2    the merger, consolidation or other similar transaction involving the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

          14.4.3    within any 24-month period, the persons who were directors of the Company at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause 14.5.3; or

          14.4.4    the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.

15   General

  15.1    Notices

          15.1.1    Any notice or other document which has to be given to an Eligible Employee or Participant under or in connection with the Plan may be:

            (i)    delivered or mailed to him at his address according to the records of his employing company; or

            (ii)    sent by e-mail or fax to any e-mail address or fax number which, according to the records of his employing company, is used by him,

          or in either case such other address which the Company considers appropriate.

          15.1.2    Any notice or other document which has to be given to the Company or other appointed agent under or in connection with the Plan may be delivered or mailed to it at such place as the Committee or its duly appointed agent may from time to time decide and notify to Participants or sent by e-mail or fax to any e-mail address or fax number notified to the sender.

          15.1.3    Notices mailed will be deemed to have been given on the earlier of the date of actual receipt and the seventh day after the mailing date.

          15.1.4    Notices sent by e-mail or fax, in the absence of evidence of non-delivery, will be deemed to have been received on the day after sending.

  15.2    Documents sent to shareholders

        The Company may send to Participants copies of any documents or notices normally sent to the holders of its Shares.

  15.3    Costs

        The Company or a Participating Company (as appropriate) will pay the costs of establishing and administering the Plan. The Company may require each other Participating Company to reimburse the Company for any costs incurred in connection with the grant of Purchase Rights to, or exercise of Purchase Rights by, employees of that Participating Company.

  15.4    Terms of employment

          15.4.1    For the purposes of this Rule 15.4, "Employee" means any employee of the Company or any Subsidiary or associated company of the Company.

          15.4.2    This Rule 15.4 applies during an Employee's employment and after the termination of an Employee's employment, whether or not the termination is lawful.

          15.4.3    Nothing in the Rules or the operation of the Plan forms part of any contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Participating Company are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

          15.4.4    Subject to Rule 4.1, no Employee has a right to participate in the Plan. Participation in the Plan or the grant of Purchase Rights on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Purchase Rights on the same basis, or at all, in any future year.

          15.4.5    The terms of the Plan do not entitle the Employee to the exercise of any discretion by the Company, a Participating Company or the Committee in his favor.

          15.4.6    No Employee will have a claim or right of action in respect of any decision, omission or exercise of discretion, not relating to an existing Purchase Right, which may operate to the disadvantage of the Employee.

          15.4.7    No Employee has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

            (i)    any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

            (ii)    any exercise of discretion or a decision made in relation to a Purchase Right or to the Plan, or any failure to exercise discretion or make a decision; or

            (iii)   the operation, suspension, termination or amendment of the Plan.

          15.4.8    Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of the Rules, including this Rule 15.4. By participating in the Plan, an Employee waives all rights under the Plan, other than the rights expressly granted herein or in any invitation to participate in accordance with the express terms of the Rules in consideration for, and as a condition of, the grant of a Purchase Right under the Plan.

          15.4.9    Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.

          15.4.10    Benefits under this Plan shall not be taken into account for the purpose of determining any benefits under any benefit plan unless such plan (or arrangement) specifically provides otherwise.

  15.5    Corporate actions

        The existence of any Purchase Right shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or preferred or prior preference stock ahead of or convertible into, or otherwise affecting, the Shares or the rights of them, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

  15.6    Employee trust

        The Company and any Subsidiary may provide money to the trustee of any trust or any other person to enable the trust or him to acquire Shares for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by law.

  15.7    Withholding

        Unless the Participant discharges the liability himself, the Company or a Participating Company, the trustee of any trust or other third party administrator may withhold any amount and make any arrangements as it considers necessary to meet any tax withholding obligation of the Company in respect of Purchase Rights. These arrangements include the sale of any Shares on behalf of a Participant.

  15.8    Data privacy

        By participating in the Plan the Participant consents to the holding and processing of personal data provided by the Participant to the Company, any Subsidiary or associated company trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

          15.8.1    administering and maintaining Participant records;

          15.8.2    providing information to an associated company, trustees of any trust, registrars, brokers or other third party administrators of the Plan;

          15.8.3    providing information to future purchasers of the Company or the business in which the Participant works; and

          15.8.4    transferring information about the Participant to a country or territory outside the United States of America that may not provide the same statutory protection for the information as the Participant's home country.

  15.9    Legal compliance

        If in the opinion of counsel for the Company, it is necessary or desirable in order to comply with applicable laws or regulations relating to securities or exchange control, the Company may:

          15.9.1    require the Participant to provide confirmation of compliance with such local laws and regulations, without which the Purchase Right may lapse; and/or

          15.9.2    upon the exercise of the Purchase Right, substitute cash equal to the value of any spread (less any tax and social security contributions) for any Shares.

  15.10    Crediting Service

        In the event of the adoption of the Plan by an Acquiring Company, the merger or consolidation of another company with a Participating Company, or the acquisition by the Company of another company, the Committee shall determine the extent, if any, to which employees affected by the event shall be credited under the Plan with service rendered to his employer prior to the event.

16   Administration

  16.1    Committee's powers

        The Committee will administer the Plan. Subject to the provisions of the Plan, the Committee has the power:

          16.1.1    to determine when and how Purchase Rights to acquire Shares will be granted and the provisions of each Offering of such Purchase Rights;

          16.1.2    to convert, when necessary, any value denominated in US dollars and cents to an equivalent currency based on a currency exchange rate that it selects for such purpose;

          16.1.3    to designate from time to time which Subsidiaries shall become Participating Companies;

          16.1.4    to construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan; and

          16.1.5    generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and other Participating Companies and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

  16.2    Committee's decision final and binding

        All determinations of the Committee are final and binding on Employees, Participants and any other party claiming a right or a benefit under the Plan or in connection with any Offering.

  16.3    Indemnification of Committee

        To the extent permitted by law, the Company shall indemnify the members of the Committee from all claims for liability, loss or damage (including payment of expenses in connection with the defense again such claim) arising from any act or failure to act under the Plan, provided any such member shall give the Company an opportunity, at its own expense, to handle and defend such claims. This shall not include actions which could be held to include criminal liability under applicable law. The provision of this Rule 16.3 shall survive the termination of the Plan under Rule 17.

17   Changing the Plan and Termination

  17.1    Changing the Plan

        The Committee may at any time change the Plan in any way. The Company shall obtain stockholder approval of such amendments in such a manner and to such a degree as required and to the extent necessary to comply with Section 423 of the Code (or any other applicable law).

  17.2    Notice

        The Committee may give written notice of any changes made to any Participant affected.

  17.3    Termination of the Plan

        The Plan will terminate on 15 May 2018, but the Committee may terminate the Plan at any time before that date. However, Purchase Rights granted before such termination will continue to be valid and exercisable as described in these Rules.

18   Overseas Participants

  18.1    Establishing plans

        The Committee may establish plans to operate overseas either by scheduling sub-plans to the Plan, or adopting separate plans in accordance with the authority given by shareholders (together "Sub-Plans"). This includes:

          18.1.1    designating from time to time which Subsidiaries will participate in a particular Sub-Plan;

          18.1.2    determining procedures for eligible employees to enroll in or withdraw from a Sub-Plan, setting or changing payroll deduction percentages, and obtaining necessary tax withholdings; and

          18.1.3    allocating the available Shares under the Plan to the Sub-Plans for particular offerings.

  18.2    Overseas laws

        If, in the opinion of the Committee, local laws or regulations cause participation in the Plan to become unduly onerous for the Company, a Participating Company or a Participant, the relevant Purchase Right will not be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) will be distributed to the Participant with any interest. No right to compensation for loss of benefit will arise as a result of such an event.

19   Governing Law

        The laws of the state of Delaware (without regard to its conflicts of laws rules) govern the Plan and all Purchase Rights and their construction. The courts of the state of Delaware have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Purchase Right.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01LUOC 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. IMPORTANT ANNUAL MEETING INFORMATION 01 - Barry H. Beracha 02 - Brian A. Bernasek 03 - George W. Tamke 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain For Against Abstain 2. Approval, by a non-binding advisory vote, of the named executive officers’ compensation 4. Ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year 2013 For Against Abstain 3. Approval of the Amended and Restated Hertz Global Holdings, Inc. Employee Stock Purchase Plan MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 1234 5678 9012 345 MMMMMMM 1 6 0 4 7 8 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ Admission Ticket Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 15, 2013. Vote by Internet • Go to wow.investorvote.com/HTZ • Or scan the QC code with your smartened • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q

. 2013 Annual Meeting of Stockholders Hertz Global Holdings, Inc. 225 Brae Boulevard Park Ridge, NJ 07656 Proxy Solicited by the Board of Directors for the 2013 Annual Meeting of Stockholders Mark P. Frissora, Elyse Douglas and J. Jeffrey Zimmerman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2013 Annual Meeting of Stockholders of Hertz Global Holdings, Inc. to be held on May 15, 2013 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in accordance with the direction of the stockholder set forth below. If no such directions are indicated, the Proxies will have the authority to vote FOR Proposal 1, the election of Barry H. Beracha, Brian A. Bernasek, and George W. Tamke; FOR Proposal 2, approval, by a non-binding advisory vote, of the named executive officers’ compensation; FOR Proposal 3, approval of the Amended and Restated Hertz Global Holdings, Inc. Employee Stock Purchase Plan; and FOR Proposal 4, ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year 2013. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) Proxy — Hertz Global Holdings, Inc. 2013 Annual Meeting Admission Ticket Hertz Global Holdings, Inc.’s 2013 Annual Meeting of Stockholders Wednesday, May 15, 2013, at 10:30 a.m. ET Hertz Corporate Offices 225 Brae Boulevard Park Ridge, New Jersey 07656 Upon arrival, please present this admission ticket and photo identification at the registration desk. DIRECTIONS TO THE ANNUAL MEETING: The HERTZ CORPORATE OFFICES: are accessible via the Garden State Parkway (North) to Exit 172. From exit ramp turn right onto Grand Avenue to first traffic light, make a right onto Mercedes Drive. Follow to end and turn right. Follow to traffic light, turn left onto Brae Boulevard. The Hertz Corporate Offices are approximately 1/3 mile on your right at 225 Brae Boulevard. FROM NEW JERSEY & SOUTH: Take Garden State Parkway North to Exit 172, then follow above directions. FROM NEWARK AIRPORT: Take the New Jersey Turnpike North to Route 80 West. Follow Route 80 West to Exit 62 for Saddle Brook/Garden State Parkway. Take the Garden State Parkway (North) to Exit 172 then follow above directions. FROM NEW YORK CITY: Take the George Washington Bridge West towards New Jersey to Route 80 West. Follow Route 80 West to Exit 62 for Saddle Brook/Garden State Parkway. Take the Garden State Parkway (North) to Exit 172 then follow above directions. FROM UPSTATE NEW YORK: New York State Thruway to Exit 14A onto the Garden State Parkway extension. Take the first exit “Schoolhouse Road-Pearl River.” From ramp, make left onto Schoolhouse Road. Follow through first light (Summit Avenue), road becomes Spring Valley Road, follow through second light (Grand Avenue) to fourth right, Brae Boulevard. Make right onto Brae Boulevard. The Hertz Corporate Offices are approximately 1/5 mile on the left hand side. FROM LA GUARDIA AIRPORT: Take the Grand Central Parkway to the Tri-Borough Bridge to the Major Deegan Expressway to I-95 West to the George Washington Bridge. Follow directions above from New York City. FROM KENNEDY AIRPORT: Take the Van Wyck Expressway to the Grand Central Parkway. Follow directions from La Guardia Airport. FROM NEW ENGLAND & WESTCHESTER: Via the Connecticut Turnpike/New England Thruway (I-95), to the Cross Westchester Expressway (I-287) to the Tappan-Zee Bridge West, proceed across the Bridge to the New York State Thruway North, to Exit 14A. Follow directions from Upstate New York. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q